UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Section 240.14a-12

AGL RESOURCES INC.

(Name of Registrant as Specified in Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

JOHN W. SOMERHALDER II

Chairman, President and Chief Executive Officer

March 14, 2011

To Our Shareholders:

On behalf of the board of directors, I am pleased to invite you to attend AGL Resources’ 2011 annual meeting of shareholders to be held on Tuesday, May 3, 2011, at our corporate headquarters at Ten Peachtree Place, Atlanta, Georgia. The meeting will start at 10:00 a.m., Eastern time. A map with directions is included in the attached proxy statement. Please note that you will need to present an admission ticket and picture identification in order to attend the meeting in person. Please see page 5 of the attached proxy statement for more information about attending the meeting in person. The matters to be acted upon at the meeting are described in the Notice of Annual Meeting of Shareholders and Proxy Statement. During the annual meeting of shareholders, we will discuss our efforts and achievements in 2010. We will update shareholders on our business plans for 2011. Our directors, officers and other employees will be available to answer any questions you may have.

On December 7, 2010, we announced our proposed merger with Nicor Inc., and on February 4, 2011, we filed with the Securities and Exchange Commission a registration statement that includes a joint proxy statement with Nicor Inc. regarding the proposed merger. This Annual Meeting of Shareholders Proxy Statement does not ask you to consider matters related to the proposed merger. Matters related to the proposed merger with Nicor Inc. will be submitted to shareholders for approval at a special meeting of shareholders to be held at a future date that has not yet been determined. At the appropriate time, we will mail you a separate set of proxy materials for that special meeting of shareholders.

Your vote is very important to us. Regardless of the number of shares you own, please vote. You may vote by telephone (using the toll-free number on your proxy or vote instruction card), internet (using the address provided on your proxy or vote instruction card), or paper proxy or vote instruction card. Please see page 2 of the attached proxy statement or your enclosed proxy or vote instruction card for more detailed information about the various options for voting your shares.

Thank you for your ongoing ownership and support. We hope to see you at our annual meeting.

Sincerely,

John W. Somerhalder II

Ten Peachtree Place

Atlanta, Georgia 30309

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:00 a.m., Eastern time, Tuesday, May 3, 2011

Place:	Ten Peachtree Place, Atlanta, Georgia

Items of Business:

—     Elect seven directors to serve until the 2012 annual meeting;

—     Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011;

—     Adopt an amendment and restatement of our 2007 Omnibus Performance Incentive Plan;

—     Adopt an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan;

—     Approve a non-binding resolution to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in our 2011 annual shareholder meeting proxy statement;

—     Approve a non-binding resolution to determine the frequency (whether annual, biennial or triennial) with which our shareholders will be entitled to have an advisory vote on executive compensation; and

—     Transact such other business as may properly come before the annual meeting or any adjournments.

Who May Vote:	You may vote if you owned shares of our common stock at the close of business on February 25, 2011 (the record date).

Proxy Voting:	Your vote is important. Please vote in one of these ways:

—     use the toll-free telephone number shown on the enclosed proxy or vote instruction card;

—     visit the web site listed on your proxy or vote instruction card; or

—     mark, sign, date and promptly return the enclosed proxy or vote instruction card in the enclosed postage-paid envelope.

Proxy Statement:	A copy of our proxy statement for the annual meeting, which contains information that is relevant to the proposals to be voted on at the annual meeting, is attached.

Annual Report:	A copy of our 2010 annual report, which contains financial and other information about our business, is enclosed.

Date of Availability:	On or about March 14, 2011, we will mail to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2010 annual report and how to vote online. All other shareholders will receive the proxy statement and annual report by mail.

By Order of the Board of Directors,

Myra C. Bierria Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON May 3, 2011:

A copy of our combined 2010 annual report and Form 10-K for 2010 is being made available with this proxy statement. You may receive a stand-alone copy of our 2010 Form 10-K free of charge upon written request directed to:

AGL Resources Inc.

Attention: Corporate Secretary,

P.O. Box 4569, Location 1466,

Atlanta, Georgia 30302-4569.

Our proxy statement and our 2010 annual report and Form 10-K may be accessed at

https://materials.proxyvote.com/001204

at our web site at www.aglresources.com.

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?

The board of directors of AGL Resources is providing you these proxy materials in connection with the solicitation of proxies to be voted at our 2011 annual meeting of shareholders and at any postponement or adjournment of the annual meeting. The proxies will be voted in accordance with your instructions by John W. Somerhalder II, our chairman, president and chief executive officer; Paul R. Shlanta, our executive vice president, general counsel and chief ethics and compliance officer; and Andrew W. Evans, our executive vice president and chief financial officer, or any of them. If your shares are held in our Retirement Savings Plus Plan (our 401(k) plan), your proxy will be voted by Merrill Lynch Bank & Trust Co., FSB, which is the trustee for the Retirement Savings Plus Plan, in accordance with the discretionary instructions of the Administrative Committee of the Retirement Savings Plus Plan. It is expected that the Administrative Committee will instruct the trustee to vote the 401(k) shares in accordance with your telephone, internet or written proxy vote, or, if you do not vote, “FOR” each of the six proposals.

Why did I receive a Notice of Internet Availability of Proxy Materials (Notice) in the mail instead of a printed set of proxy materials?

Pursuant to the new rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the internet to our shareholders by delivering a Notice in the mail. We are sending the Notice to certain record and beneficial shareholders. These shareholders have the ability to access the proxy materials, including our proxy statement and annual report, at www.proxyvote.com or to request a printed or email set of the proxy materials. Instructions on how to access the proxy materials over the internet or to receive a printed set may be found in the Notice. Shareholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials over the internet at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 3, 2011

The proxy statement and annual report are available at www.proxyvote.com

What will I be voting on?

You will be voting on:

•	Proposal 1—the election of seven directors to serve until the 2012 annual meeting;

•	Proposal 2—the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011;

•	Proposal 3—the adoption of an amendment and restatement of our 2007 Omnibus Performance Incentive Plan;

•	Proposal 4—the adoption of an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan;

•

Proposal 5—the approval of a non-binding resolution to approve the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this 2011 annual shareholder meeting proxy statement;

•

Proposal 6— the approval of a non-binding resolution to determine the frequency (whether annual, biennial or triennial) with which our shareholders will be entitled to have an advisory vote on executive compensation; and

•	such other business as may properly come before the annual meeting or any adjournments.

How does the board recommend I vote on the proposals?

The board of directors recommends you vote “FOR” each of proposals 1-5 listed and for advisory votes on executive compensation at a frequency of ONCE EVERY YEAR in proposal 6.

How do I vote?

Most of our shareholders have three options for submitting their votes:

•	By telephone,

•	Via the internet, or

•	By mail.

If your AGL Resources shares are held in your name on the records maintained by Wells Fargo Bank, N.A., our transfer agent (meaning you are a “shareholder of record”), please follow the instructions on your proxy card.

If your AGL Resources shares are held through a brokerage firm or bank (that is, in “street name”), your ability to vote by telephone or over the internet depends on the voting process of your brokerage firm or bank. Please follow the directions on your vote instruction card.

Regardless of whether your AGL Resources shares are held by you as a record shareholder or in street name, you may attend the meeting and vote your shares in person. Please note that if your shares are held in street name and you want to vote in person, you must bring evidence of your stock ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the annual meeting) or your most recent brokerage account statement (in which case you will not be able to vote your shares at the meeting), together with valid picture identification.

Even if you plan to attend the meeting, we encourage you to vote your shares by telephone, internet or mail to simplify the voting process at the meeting.

How do I vote if my shares are held in the AGL Resources 401(k) plan?

If your AGL Resources shares are held in the Retirement Savings Plus Plan, only the trustee of the plan can vote your plan shares even if you attend the annual meeting in person. The plan trustee will vote your shares in accordance with your telephone, internet or written proxy vote. Please follow the instructions on your proxy card.

May I revoke my proxy?

Yes. You may revoke your proxy or vote instructions at any time before the annual meeting by voting again by telephone or via the internet or by timely signing and returning another proxy or vote instruction card with a later date. Additionally, if you are a shareholder of record or if you are a street name holder who has obtained a vote instruction card from your street name nominee, and you decide to attend the meeting and vote in person, you may request that any proxy or vote instruction card that you previously submitted not be used.

What if I don’t specify my choices when returning my proxy or vote instruction card?

If you return a signed and dated proxy or vote instruction card without indicating your vote, your shares will be voted “FOR” each of proposals 1-5 specified in the notice of the meeting, for advisory votes on executive compensation at a frequency of ONCE EVERY YEAR in proposal 6 and in the discretion of the proxies on any other matter that may properly come before the meeting.

If you hold AGL Resources shares through the Retirement Savings Plus Plan and you return the proxy card but do not properly sign or date it or specify how you want your plan shares voted, it is expected that the plan trustee, upon instruction from the Administrative Committee of the Retirement Savings Plus Plan, will vote your plan shares “FOR” each of proposals 1-5 specified in the notice of the meeting, for advisory votes on executive compensation at a frequency of ONCE EVERY YEAR in proposal 6 and as instructed by the Administrative Committee on any other proposals that may properly come before the meeting.

May my shares be voted if I don’t submit a proxy or voting instructions?

If your AGL Resources shares are registered in your name on the books kept by our transfer agent and you do not return a signed proxy and do not vote by telephone or via the internet or in person at the meeting, your shares will not be voted.

If your AGL Resources shares are held in street name and you do not submit any voting instructions, your brokerage firm or bank may or may not vote your shares with regard to each of the six proposals, depending on stock exchange rules. If your AGL Resources shares are held through the Retirement Savings Plus Plan and you do not return the proxy card for those plan shares and do not vote by telephone or the internet or in person, it is expected that the plan trustee, upon instruction from the Administrative Committee of the Retirement Savings Plus Plan, will vote your shares “FOR” each of proposals 1-5 specified in the notice of the meeting for advisory votes on executive compensation at a frequency of ONCE EVERY YEAR in proposal 6 and as instructed by the Administrative Committee on any other proposals that may properly come before the meeting.

How many shares may I vote?

As of the February 25, 2011, record date for voting at the annual meeting, 77,981,775 shares of common stock of AGL Resources were outstanding and entitled to be voted at the annual meeting. You are entitled to one vote for each share of AGL Resources common stock you owned on the record date. Shares held by a trust which holds assets for our Nonqualified Savings Plan are included in the number of shares outstanding but are not eligible to be voted.

Is there a list of shareholders entitled to notice of the annual meeting?

A list of shareholders entitled to notice of the annual meeting is available for inspection by any shareholder between the hours of 9:00 a.m. and 5:00 p.m., Eastern time, at our headquarters at Ten Peachtree Place, Atlanta, Georgia. Please contact our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569, if you would like to review the shareholder list. The shareholder list will also be available at the annual meeting for inspection by any shareholder.

How many votes must be present to hold the annual meeting?

A majority of the 77,981,775 shares of AGL Resources common stock outstanding on the record date, not including the shares held by the Nonqualified Savings Plan trust which are not eligible to be voted, must be present, either in person or represented by proxy, to conduct the annual meeting.

How many votes are needed to approve each of the proposals?

The following are the vote requirements for each of the proposals:

•

Election of seven directors: Directors are elected by a plurality of the total number of votes cast, which means the seven nominees who receive the largest number of properly cast votes will be elected as directors.

•

Ratification of the appointment of PricewaterhouseCoopers LLP: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor requires the votes cast “for” to exceed the votes cast “against.”

•

Adoption of an amendment and restatement of our 2007 Omnibus Performance Incentive Plan and Adoption of an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan: The adoption of an amendment and restatement of our 2007 Omnibus Performance Incentive Plan and the adoption of an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan each requires a majority of the votes cast on the proposal to be votes cast “for” the proposal, provided that the total votes cast on the proposal constitute a majority of the shares of common stock entitled to vote on the proposal.

•

Advisory Vote on the Frequency of the Vote on Executive Compensation: Adoption of the non-binding resolution to determine the frequency of the advisory vote on executive compensation requires a plurality of the votes cast for the three options presented at the annual meeting. The frequency option that receives the most affirmative votes of all the votes cast on Proposal 6 in person or by proxy at the meeting is the one that will be deemed approved by the shareholders.

What happens if a director nominee fails to receive a majority of the votes cast in his or her election?

As described under the caption, “Proposal 1—Election of Directors—General,” our bylaws provide that if a director nominee in an uncontested election is elected by the required plurality vote of the shareholders but does not receive the affirmative vote of the holders of a majority of the shares voted, the director must promptly tender his or her resignation to the board of directors following certification of the shareholder vote. The Nominating, Governance and Corporate Responsibility Committee must then recommend to the board of directors whether to accept or reject the tendered resignation or whether to take other action. The board must then act on the tendered resignation and publicly disclose its decision and the rationale behind the decision within 90 days after the certification of the election results.

What if I vote “withhold authority” to elect directors?

In voting for the election of directors, a vote to “withhold authority” for the election of one or more director nominees will be counted for quorum purposes, but because the vote required to elect directors is a plurality vote, a vote to “withhold authority” will not affect the outcome of the election. However, a vote to “withhold authority” will be counted for purposes of determining whether a director nominee received the affirmative vote of holders of a majority of the shares voted. Please see “What happens if a director nominee fails to receive a majority of the votes cast in his or her election?” above.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares present and entitled to vote for quorum purposes. Abstentions and broker non-votes will not be treated as “votes cast,” and consequently they will not affect the outcome of the vote on the election of directors or the determination of whether a director nominee has received the affirmative vote of the holders of a majority of the shares voted (Proposal 1), the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2), the proposal to adopt the non-binding resolution to approve the compensation of our named executive officers (Proposal 5), or the proposal to adopt the non-binding resolution to determine the frequency of the advisory vote on executive compensation (Proposal 6).

However, abstentions will have the same effect as votes “against” the proposal to amend and restate our 2007 Omnibus Performance Incentive Plan (Proposal 3) and the proposal to amend and restate our Amended and Restated Employee Stock Purchase Plan (Proposal 4). Broker non-votes will have no effect on the outcome of these proposals, provided that the total votes cast on these proposals constitute a majority of the shares of common stock entitled to vote on these proposals (with abstentions being treated as “votes cast” for this purpose, but with broker non-votes not being treated as votes cast).

“Broker non-votes” occur on a matter up for vote when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions and the broker or other nominee indicates on its proxy card, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.

Could other matters be decided at the annual meeting?

We do not know of any other matters that will be considered at the annual meeting. If a matter that is not listed on the proxy or vote instruction card is properly brought before the annual meeting in accordance with Section 1.2 of our bylaws, the persons named as proxies will vote in accordance with their judgment of what is in the best interest of the Company, based on the discretionary voting authority conferred on them by the proxy and vote instruction cards.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and act as inspector of elections.

Where and when will I be able to find the voting results?

We will post the voting results on our web site at www.aglresources.com within four business days after the annual meeting. You also may find the results in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission, or SEC, within four business days following the annual meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokerage firms, banks and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank and/or our transfer agent to consolidate as many accounts as possible under the same name and address. All communications concerning accounts for shares registered in your name on the books kept by our transfer agent, including address changes, name changes, inquiries to transfer shares and similar issues, may be handled by making a toll-free call to Wells Fargo Shareowner Services at (800) 468-9716.

What do I need to bring with me if I want to attend the annual meeting?

The annual meeting is open to all holders of our common stock. To attend the annual meeting, you will need to bring an admission ticket and valid picture identification. If your shares are registered in your name on the books kept by our transfer agent or your shares are held as 401(k) plan shares, your admission ticket is part of your proxy card or may be printed from the internet when you vote online. If your shares are held in street name by your brokerage firm or bank, you will need to bring evidence of your stock ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the annual meeting) or your most recent brokerage account statement (in which case you will not be able to vote your shares at the meeting), together with valid picture identification. You may also request us to send you an admission ticket. If you do not have either an admission ticket or proof that you own our common stock, together with valid picture identification, you may not be admitted to the meeting.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at a postponed or adjourned meeting, unless the board of directors fixes a new record date for the postponed or adjourned meeting, which the board is required to do if the postponement or adjournment is for more than 120 days. If the meeting is postponed or adjourned, you will still be able to change or revoke your proxy until it is voted.

When are shareholder proposals for the 2012 annual meeting due?

Our bylaws require shareholders to give us advance notice of any shareholder nominations of directors and of any other matters shareholders wish to present for action at an annual meeting of shareholders. The required notice must be given within a prescribed time frame, which is calculated by reference to the date of the proxy statement relating to our most recent annual meeting.

Accordingly, with respect to our 2012 annual meeting of shareholders, our bylaws require notice to be provided to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569 no later than November 15, 2011. If a shareholder fails to provide timely notice of a proposal to be presented at the 2012 annual meeting, the persons designated as proxies by the board of directors will have discretionary authority to vote, and the trustee of the Retirement Savings Plus Plan will vote in accordance with the instructions of the Administrative Committee of the Retirement Savings Plus Plan based on its discretionary authority, on any such proposal that may come before the meeting.

If you are interested in submitting a proposal for inclusion in our proxy statement for the annual meeting in 2012, you need to follow the procedures outlined in the SEC’s Rule 14a-8. To be eligible for inclusion, your shareholder proposal intended for inclusion in the proxy statement for the 2012 annual meeting of shareholders must be received no later than November 15, 2011, by our Corporate Secretary at the address above.

This deadline does not apply to questions a shareholder may wish to ask at the annual meeting.

Who pays the costs associated with this proxy solicitation?

AGL Resources pays the expenses of soliciting proxies. We may consider the engagement of a proxy solicitation firm to assist in the solicitation of proxies. Additionally, proxies may be solicited on our behalf by directors, officers and employees, in person or by telephone, facsimile or electronic transmission. Directors, officers and employees will not be paid additional fees for those services.

CORPORATE GOVERNANCE

Board of Directors

Our business affairs are managed under the direction of the board of directors in accordance with the Georgia Business Corporation Code, our articles of incorporation and our bylaws. The role of the board of directors is to govern our affairs for the benefit of our shareholders and other constituencies, which include our employees, customers, suppliers, creditors and the communities in which we do business. The board strives to ensure the success and continuity of our business through the appointment of qualified executive management, overseen by the board.

Director Independence

Pursuant to New York Stock Exchange listing standards, our board of directors has adopted a formal set of categorical Standards for Determining Director Independence. In accordance with these Standards, a director must be determined to have no material relationship with the Company other than as a director in order to be considered an independent director. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Standards also set forth independence criteria applicable to members of the Audit Committee, the Compensation and Management Development Committee and the Nominating, Governance and Corporate Responsibility Committee of the board of directors. These Standards are available on our website at www.aglresources.com.

In accordance with these Standards, the board undertook in February 2011 an annual review of director independence. Based on this review, the board has affirmatively determined that, as to each current non-employee director (Messrs. Bell, Crisp, Johnson, Knox, Love, McTier, O’Hare, Rubright and Wolf and Mmes. Bane and Whyte), no material relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each current non-employee director qualifies as “independent” in accordance with the Standards and the independence standards of the New York Stock Exchange. John W. Somerhalder II, our chairman, president and chief executive officer, is not independent because of his employment by the Company.

Mr. Somerhalder will not participate in any action of the board related to his compensation or any other matters requiring action by only non-employee directors.

In making these independence determinations, the board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been directors, officers or employees. The board also considered that the Company and its subsidiaries may make charitable contributions to not-for-profit organizations where our directors or their immediate family members serve or are executive officers.

Policy on Related Person Transactions

The board of directors recognizes that related person transactions present a heightened risk of conflicts of interest and, therefore, has adopted a written policy with respect to related person transactions. For the purpose of the policy, a “Related Person” is (a) each executive officer as defined under Section 16 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” (b) each executive and senior vice president of AGL Resources, (c) each nominee for or member of the board of directors, (d) each holder of more than 5% of our common stock, or a “Significant Shareholder,” and (e) any immediate family member, as defined under the Exchange Act, of the persons listed in (a) through (d) above. A “Related Person Transaction” is a transaction between us and any Related Person, other than (1) transactions available to all employees or customers generally; (2) transactions involving less than $120,000 when aggregated with all similar transactions; (3) transactions excluded from disclosure in paragraphs four through seven of the instructions to Item 404(a) of Regulation S-K of the Exchange Act; and (4) charitable contributions by the Company to a charitable organization with which a Related Person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the charitable organization’s annual receipts for the preceding fiscal year.

Under the policy, when management becomes aware of a Related Person Transaction involving a dollar amount that is less than two percent of either the Company’s consolidated gross revenues or the consolidated gross revenues of the Related Person, or any affiliate of such Related Person, for the prior fiscal year, management reports the transaction to the Chairman of the Nominating, Governance and Corporate Responsibility Committee. When management becomes aware of a Related Person Transaction involving a dollar amount that is equal to or exceeds two percent of either the Company’s consolidated gross revenues or the consolidated gross revenues of the Related Person, or any affiliate of such Related Person, for the prior fiscal year, management reports the transaction to the Nominating, Governance and Corporate Responsibility Committee and requests approval or ratification of the transaction.

Transactions requiring approval or ratification must be approved by a majority of the disinterested members of the Nominating, Governance and Corporate Responsibility

Committee. The Chairman will report to the full Nominating, Governance and Corporate Responsibility Committee at its next regularly scheduled committee meeting any related person transactions that are presented to him or her. The Nominating, Governance and Corporate Responsibility Committee will report to the full board all related person transactions presented to it.

Board Leadership Structure and Role in Risk Oversight

Our Company is led by Mr. John Somerhalder, who has served as our president and chief executive officer since March 2006 and our chairman, president and chief executive officer since October 2007. Our board of directors is comprised of Mr. Somerhalder and eleven independent directors. Each of the standing committees of our board of directors is chaired by an independent director and each of our Audit, Compensation and Management Development and Nominating, Governance and Corporate Responsibility committees is comprised entirely of independent directors.

Under our Guidelines on Significant Corporate Governance Issues, or our Corporate Governance Guidelines, a copy of which is available on our web site at www.aglresources.com, if the chairman of the board of directors is an executive officer or employee of the Company, then the board of directors shall appoint, from among the independent directors, a lead director. Mr. Arthur E. Johnson currently serves as our Lead Director.

The board of directors appoints the Lead Director for a term ending on the earlier of (a) three years from the date of appointment or (b) the last day of the individual’s service on the board of directors. The Lead Director: (a) serves as chairman of the Executive Committee of the board of directors; (b) presides at the executive sessions of non-management directors; (c) collaborates with our chairman, president and chief executive officer, our general counsel and our corporate secretary on setting the annual calendar for all regular meetings of the board and its standing committees; (d) maintains close contact with the chairperson of each standing committee; (e) oversees the Company’s policy on communications between shareholders or other interested parties and non-management directors; and (f) communicates the results of the annual evaluation of the chief executive officer to the chief executive officer on behalf of the board of directors.

Our Audit Committee has the responsibility to review with management the Company’s (i) policies governing the process by which risk assessment and risk management are undertaken; and (ii) major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Finance and Risk Management Committee has the responsibility to (i) review with management the steps taken by management to ensure compliance with the Company’s risk management policies and procedures relating to interest rate risk, currency risk, credit risk, commodity risk, insurable risks and derivatives related to any of the foregoing; (ii) review steps taken by management to establish and monitor trading and risk management systems and controls at the Company’s asset management and optimization businesses and to ensure compliance at such businesses with risk management policies and procedures applicable to such businesses; and (iii) review management’s assessment of controls and procedures associated with such businesses’ management of transactions with affiliates and any reporting obligations to state or federal regulatory authorities. Our chief risk officer provides a quarterly report to the Finance and Risk Management Committee and meets in executive sessions with the Finance and Risk Management Committee at each regularly scheduled meeting. Each of the other committees of the board of directors has principal responsibility for reviewing and discussing with management those risk exposures: (i) specified in their charters or (ii) identified from time to time by the committees themselves or by the Audit Committee.

We determined our current board leadership structure is appropriate and helps ensure proper risk oversight for the Company, for a number of reasons, the most significant of which are the following:

•

A combined chairman and chief executive officer role allows for more productive meetings. The chief executive officer is the individual selected by the board of directors to manage the Company on a day to day basis, and his direct involvement in the Company’s operations makes him best positioned to lead productive board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives.

•

Our board structure provides strong oversight by independent directors and in addition a majority of our operations are subject to extensive regulation. Our Lead Director’s responsibilities include leading executive sessions of the board of directors during which our independent directors meet without management. These executive sessions allow the board of directors to review key decisions and discuss matters in a manner that is independent of the chief executive officer, and where necessary, critical of the chief executive officer and senior management. In addition, each of our board’s standing committees (including the Finance and Risk Management Committee) is chaired by an independent director.

•	Recognizing there may be a circumstance where a shareholder or other interested party’s interest should be represented independent of management, a key responsibility of the Lead Director is to receive, review and, where necessary, act upon direct communications from shareholders and other interested parties.

Committees of the Board

The board of directors has established five standing committees to assist it in discharging its duties. Actions taken by any committee of the board are reported to the board, usually at the board meeting next following a committee meeting. Each standing committee has adopted a written charter, which is available on our web site at www.aglresources.com and is available upon request to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569. The committees of the board and their members at December 31, 2010 were as shown in the following table.

Members of the Board’s Committees

	Audit	Compensation and Management Development	Executive	Finance and Risk Management	Nominating, Governance and Corporate Responsibility
Sandra N. Bane	Ö	Ö
Thomas D. Bell, Jr.		Ö		Ö
Charles R. Crisp		Ö		Ö
Arthur E. Johnson		Ö	Ö**	Ö
Wyck A. Knox, Jr.	Ö				Ö
Dennis M. Love	Ö		Ö		Ö*
Charles H. McTier	Ö				Ö
Dean R. O’Hare	Ö				Ö
James A. Rubright		Ö	Ö	Ö*
John W. Somerhalder II			Ö	Ö
Bettina M. Whyte		Ö*	Ö	Ö
Henry C. Wolf	Ö*		Ö		Ö

*	Denotes committee chair.
**	Denotes Lead Director.

Audit Committee

The Audit Committee met seven times during 2010. The Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Audit Committee reviews (1) the integrity of our financial statements, including our internal control over financial reporting, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function, and (5) the performance of the independent registered public accounting firm. Our chief financial officer, chief ethics and compliance officer, chief auditor, chief accounting officer and controller, and representatives of our independent registered public accounting firm each provide a quarterly report to and meet in separate executive sessions with the Audit Committee each quarter.

The board of directors has determined that all members of the Audit Committee satisfy the enhanced independence standards applicable to all members of the Audit Committee under the independence requirements of the SEC, the New York Stock Exchange and the

Company’s Standards for Determining Director Independence. The board also has determined that all members of the Audit Committee meet the financial literacy requirements of the New York Stock Exchange listing standards. The board has further determined that Henry C. Wolf, the Audit Committee Chair, is an “audit committee financial expert” within the meaning of SEC regulations. Information regarding Mr. Wolf’s qualification as an “audit committee financial expert” is included in his biographical information under the caption, “Proposal 1—Election of Directors—Directors Whose Terms Continue Until the Annual Meeting in 2012.”

Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the captions “Audit Committee Report” and “Proposal 2—Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2011.”

Compensation and Management Development Committee

The Compensation and Management Development Committee met five times during 2010. All members of the Compensation and Management Development Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence. Among other things, the Compensation and Management Development Committee assists the board of directors in its efforts to achieve its goal of maximizing the long-term total return to shareholders by establishing policies by which officers, directors and employees are to be compensated in accordance with the board’s compensation philosophy and objectives and by overseeing management succession and executive development processes.

The board of directors delegated to the Compensation and Management Development

Committee the following areas of responsibility that are more fully described in the Compensation and Management Development Committee’s charter: (1) performance evaluation, compensation and development of executive officers, (2) succession planning for executive officers, (3) compensation of non-employee members of the board of directors, (4) establishment of performance objectives under the Company’s short- and long-term incentive compensation plans and determination of the attainment of such performance objectives, and (5) oversight of benefit plans.

The Compensation and Management Development Committee has delegated to our chief executive officer the authority to grant equity awards to employees of the Company solely in connection with non-annual grants to employees other than executive officers. The Compensation and Management Development Committee has established narrowly defined, pre-approved parameters regarding the terms and conditions of grants under the delegated authority, including the eligible employee groups, the maximum number of shares subject to the delegation, the determination of the exercise price and other terms and conditions of the awards. The Compensation and Management Development Committee also adopted a stock option grant policy that provides additional terms and conditions for grant making. See “Compensation Discussion and Analysis—Grants of Long-Term Incentive Awards” for more detail concerning our stock option grant policy.

Our chief executive officer, based on the performance evaluations of the other executive officers, recommends to the Compensation and Management Development Committee compensation for those executive officers. The executive officers, including our chief executive officer, also provide recommendations to the Compensation and Management Development Committee from time to time related to compensation philosophy, program design, compliance, performance measures and competitive strategy.

The Compensation and Management Development Committee’s charter provides that the Compensation and Management Development Committee, in its sole discretion, has the authority to retain a compensation consultant. Accordingly, Frederic W. Cook & Co., Inc., or F.W. Cook, was retained directly by the Compensation and Management Development Committee to assist it in 2010. F.W. Cook’s role is to provide expertise and data as needed by the Compensation and Management Development Committee pertaining to all aspects of executive and director compensation, including but not limited to advice and counsel as to the amount and form of executive and director compensation, and to advise the Committee on emerging trends, best practices and regulatory practices.

Executive Committee

The Executive Committee met one time during 2010. The Executive Committee may meet during intervals between board meetings and has the same authority as the full board of directors, subject to limitations imposed by law or our bylaws.

Finance and Risk Management Committee

The Finance and Risk Management Committee met four times during 2010. The Finance and Risk Management Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Finance and Risk Management Committee oversees (1) the management of our balance sheet including leverage, liquidity, funding sources, and related matters, (2) the annual capital budget and certain capital projects, (3) management’s assessments, actions, processes and procedures concerning our exposure to risks identified in the Finance and Risk Management

Committee’s charter, and (4) any other matters that the board may delegate to the Finance and Risk Management Committee from time to time. Our chief risk officer provides a quarterly report to and meets in executive session with the Finance and Risk Management Committee at each regularly scheduled meeting.

Nominating, Governance and Corporate Responsibility Committee

The Nominating, Governance and Corporate Responsibility Committee met four times during 2010. All members of the Nominating, Governance and Corporate Responsibility Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence. The Nominating, Governance and Corporate Responsibility Committee’s primary responsibilities include (1) identifying individuals qualified to serve on the board of directors and recommending director nominees for selection by the full board of directors or shareholders, (2) evaluating, formulating and recommending to the board of directors corporate governance policies, and (3) overseeing the Company’s position on corporate social and environmental responsibilities.

Nomination of Director Candidates. The board of directors is responsible for recommending director candidates for election by the shareholders and for electing directors to fill vacancies or newly created directorships. The board of directors has delegated the screening and evaluation process for director candidates to the Nominating, Governance and Corporate Responsibility Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the board of directors. Potential candidates for director may come to the attention of the Nominating, Governance and Corporate Responsibility Committee through current directors, management, professional search firms, shareholders or other persons.

If the Nominating, Governance and Corporate Responsibility Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating, Governance and Corporate Responsibility Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, engagement of an outside firm to gather additional information and inquiry of persons with knowledge of the candidate’s qualifications and character. In its evaluation of director candidates, including the members of the board of directors eligible for reelection, the Nominating, Governance and Corporate Responsibility Committee considers the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board in view of the criteria for directors described in our Corporate Governance Guidelines, a copy of which is available on our web site at www.aglresources.com.

The Nominating, Governance and Corporate Responsibility Committee will consider director nominees proposed by shareholders. A shareholder may recommend a person for nomination for election to our board of directors by writing to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569. Pursuant to our Corporate Governance Guidelines, each submission must include:

•	A brief biographical description of the candidate, including background and experience;

•	The candidate’s name, age, business address, and residence address;

•	The candidate’s principal occupation;

•	The following information about the shareholder making the recommendation:
•	the name and record address of such shareholder;

•	the number of shares of our common stock owned beneficially or of record by such shareholder;

•

a description of all arrangements or undertakings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such shareholder; and

•	The written consent of the candidate to being named as a nominee and to serve as a director if elected.

A shareholder’s recommendation for a candidate for nomination to be elected at the next annual meeting of shareholders must be received by our corporate secretary no later than 45 days prior to the end of the year preceding such annual meeting of shareholders. The Nominating, Governance and Corporate Responsibility Committee will evaluate these recommendations in the same manner as it evaluates all other nominees, using the criteria described in our Corporate Governance Guidelines.

The Nominating, Governance and Corporate Responsibility Committee periodically engages a third party search firm to identify possible director candidates for the Nominating, Governance and Corporate Responsibility Committee’s consideration based on skills and characteristics identified by the Nominating, Governance and Corporate Responsibility Committee and in light of gaps in board composition that the Nominating, Governance and Corporate Responsibility Committee may identify from time to time as the issues facing the board evolve. Such skills and characteristics desirable in the context of the then current make-up of the board of directors may include diversity, age, business or professional background, financial literacy and expertise, availability, commitment, independence and other relevant criteria.

Practices for Considering Diversity. The charter of the Nominating, Governance and Corporate Responsibility Committee provides that it shall review, at least annually, the appropriate skills and characteristics of members of the board of directors in the context of the then current make-up of the board. This assessment includes the following factors: diversity (including diversity of skills, background and experience); age; business or professional background; financial literacy and expertise; availability and commitment; independence; and other criteria that the Nominating, Governance and Corporate Responsibility Committee or the full board finds to be relevant. It is the practice of the Nominating, Governance and Corporate Responsibility Committee to consider these factors when screening and evaluating candidates for nomination to the board of directors.

Board and Committee Meetings

Members of the board are kept informed through reports routinely presented at board and committee meetings by our chief executive officer and other officers and through other means. During 2010, the board of directors held eight meetings. Each director attended 75% or more of the aggregate of all meetings of the board and each committee on which he or she served.

Executive Sessions without Management

To promote open discussion among the non-management directors, the board of directors schedules regular executive sessions in which the non-management directors meet without management’s participation. Such sessions are scheduled to occur at every regularly scheduled board meeting. The presiding director at such executive sessions is the Lead Director and Chairman of the Executive Committee of the

board of directors. During 2010, the board met in executive session five times.

Communications with Directors

Shareholders and other interested parties may communicate with our board of directors or, alternatively, with the presiding director of executive sessions of our non-management directors or with the non-management directors as a group via our Ethics and Compliance Helpline at (800) 350-1014 or at www.mycompliancereport.com. A copy of our Procedures for Communicating with the Board of Directors of AGL Resources Inc. is available on our web site at www.aglresources.com and is available in print to any shareholder who requests it from our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569.

Ethics and Compliance Program

The board of directors is responsible for overseeing management’s implementation of the Company’s ethics and compliance program to ensure that our business is conducted in a consistently legal and ethical manner. As part of the ethics and compliance program, our Company has established, and the board of directors has approved, a code of conduct entitled “Commitment to Integrity and Ethics—Our Code of Conduct and Ethics.” Our Code of Conduct and Ethics governs the way we treat our customers and co-workers, guides our community interactions, and strengthens our commitment to excellence and integrity. The Code of Conduct and Ethics covers a wide range of professional conduct, including environmental, health and safety standards, employment policies, conflicts of interest, accuracy of records, fair dealing, insider trading and strict adherence to all laws and regulations applicable to the conduct of our business. Under the Code of Conduct and Ethics, employees are required to conduct the Company’s activities in an ethical and lawful manner and all employees are expected to report any situation where they believe our internal policies or external laws are being violated. Our Code of Conduct and Ethics applies to our directors, officers and all of our employees.

In addition, the board of directors has adopted a Code of Ethics for the Chief Executive Officer and the Senior Financial Officers, or our Officers Code of Ethics, designed to deter wrongdoing and promote the following: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in documents filed with or submitted to the SEC; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Officers Code of Ethics; and accountability for adherence to the Officers Code of Ethics.

Any waiver of the Code of Conduct and Ethics or Officers Code of Ethics for an executive officer or, where applicable, for a member of the board of directors, requires the approval of the board of directors or a duly authorized committee of the board and will be promptly disclosed on our website at www.aglresources.com. No waivers have been granted under the codes.

The board of directors also has adopted Guidelines on Significant Corporate Governance Issues, or our Corporate Governance Guidelines, that set forth guidelines for the operation of the board of directors and its committees. The board periodically reviews our governance practices and procedures, evaluating them against corporate governance best practices.

Our Code of Conduct and Ethics, our Officers Code of Ethics and our Corporate Governance Guidelines are available on our website at www.aglresources.com. They also are available to any shareholder upon request to our Corporate Secretary at AGL Resources Inc. at P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569.

SHARE OWNERSHIP

Directors and Executive Officers

The following table presents information as of December 31, 2010, concerning the beneficial ownership of AGL Resources common stock by each director and director nominee, by each executive officer named in the Summary Compensation Table under the caption “Executive Compensation—Compensation Paid to Executive Officers,” whom we refer to collectively as the “named executive officers,” and by all executive officers and directors as a group, based on information furnished by them to us.

Beneficial ownership as reported in the table below has been determined in accordance with SEC regulations and includes shares of common stock which may be acquired within 60 days after December 31, 2010, upon the exercise of outstanding stock options but excludes shares and share equivalents held under deferral plans which are disclosed in a separate column. See note (3) below. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown. As of December 31, 2010, no individual director, director nominee, named executive officer, or executive officers and directors as a group owned beneficially 1% or more of our common stock.

Name	Shares of Common Stock Beneficially Owned
	Owned Shares(1)	Option Shares(2)	Shares and Share Equivalents Held Under Deferral Plans(3)	Total
Sandra N. Bane	1,000	—	7,130	8,130
Thomas D. Bell, Jr.	25,766	—	—	25,766
Charles R. Crisp	7,087	—	10,151	17,238
Arthur E. Johnson	1,061	7,173	33,057	41,291
Wyck A. Knox, Jr.	12,122	—	31,576	43,698
Dennis M. Love	12,134	7,173	33,343	52,650
Charles H. McTier	2,224	—	9,844	12,068
Dean R. O’Hare	12,450	—	754	13,204
James A. Rubright	10,198	7,173	21,252	32,623
John W. Somerhalder II	108,992	162,133	19,597	290,722
Bettina M. Whyte	10,841	—	8,057	18,898
Henry C. Wolf	18,393	—	9,549	27,942
Andrew W. Evans	41,375	101,253	—	142,628
Henry P. Linginfelter	48,058	40,213	36	88,307
Paul R. Shlanta	36,159	46,093	—	82,252
Peter I. Tumminello	20,613	21,213	—	41,826
All executive officers and directors as a group (18 persons)(4)	406,687	452,284	184,346	1,043,317

(1)	Includes 100 shares held by each of our directors as required under our bylaws.

(2)	For the non-employee directors, reflects the shares that may be acquired upon exercise of stock options granted under the 1996 Non-Employee Directors Equity Compensation Plan (which we refer to as the 1996 Directors Plan) and for the executive officers, reflects the shares that may be acquired upon exercise of stock options granted under the 2007 Omnibus Performance Incentive Plan (which we refer to as the OPIP), the Long-Term Incentive Plan (1999) (which we refer to as the Long-Term Incentive Plan) and which was the predecessor plan to the OPIP, or under the Officer Incentive Plan.

(3)	Represents shares of common stock, common stock equivalents and accrued dividend credits held for non-employee directors under the 1998 Common Stock Equivalent Plan for Non-Employee Directors, which we refer to as the Common Stock Equivalent Plan, and, for the named executive officers, under the Nonqualified Savings Plan. The common stock equivalents track the performance of AGL Resources common stock and are payable in cash. The shares and share equivalents may not be voted or transferred by the participants.

(4)	Includes 3,398 shares for which a member of the group who is not a named executive officer has shared voting and investment power. Also includes 737 shares in a trust held by a member of the group who is not a named executive officer. Such member has sole voting and investment power with respect to these shares.

Owner of More Than 5% of AGL Resources Common Stock

We are aware of the following shareholder who beneficially owns more than 5% of AGL Resources common stock according to a Schedule 13G/A filed with the SEC on February 3, 2011.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	6,167,967	7.9

DIRECTOR COMPENSATION

General

A director who is one of our employees receives no additional compensation for his or her services as a director or as a member of a committee of our board. A director who is not one of our employees (a non-employee director) receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Initial Stock Award

Stock awards include shares of our common stock and common stock equivalents as more fully described in the following paragraphs. All stock awards are 100% vested as of date of grant, eligible for dividend treatment at the same rate as our other shares of common stock, may be voted and may be transferred by the recipient.

Upon his or her initial election or appointment to the board, each non-employee director receives 1,000 shares of our common stock.

Annual Retainer

Each non-employee director receives an annual retainer for service as a director on the first day of each annual service term. The amount and form of the annual retainer are fixed from time to time by resolution of the board. The annual retainer is currently $105,000, of which $35,000, or the Cash Portion, is payable in cash and $70,000, or the Equity Portion, is payable in shares of our common stock. Alternatively, a director may choose to receive his or her entire retainer (including the Cash Portion) in shares of our common stock, or to defer the retainer under the Common Stock Equivalent Plan.

Amounts deferred under the Common Stock Equivalent Plan are invested in common stock equivalents that track the performance of our common stock and are credited with equivalents to dividend payments that are made on our common stock. Common stock equivalents may not be voted or transferred. At the end of a participating non-employee director’s board service, he or she receives a cash distribution based on the then-current market value of his or her common stock equivalents and dividend equivalents.

Committee Chair and Lead Director Retainer

Committee chairs receive an additional annual retainer on the first day of each annual service term. The Audit Committee chair receives $12,000; the Compensation and Management Development Committee chair receives $8,000; and all other committee chairs receive $6,000. The Lead Director receives an additional annual retainer of $20,000. The committee chair and Lead Director retainers are payable, at the election of each director, in cash or shares of our common stock, or they may be deferred under the Common Stock Equivalent Plan.

Meeting Fees

Each non-employee director receives $2,000 for attendance in person or by telephone at each meeting of the board and any committee of the board of which he or she is a member.

Meeting fees may be paid in cash or, at the election of a director, may be deferred under the Common Stock Equivalent Plan. As noted above, under the Common Stock Equivalent Plan, deferred meeting fees are invested in common stock equivalents that track the performance of our common stock and are credited with dividend equivalent payments. At the end of a non-employee director’s board service, a participating director receives a cash distribution based on the then-current market value of his or her common stock equivalents and dividend equivalents.

2010 Non-Employee Director Compensation Paid

As noted above, during the 2010 service term, each non-employee director received compensation as follows:

•	an annual retainer of $105,000 that, upon the election of each director, was paid in cash (limited to $35,000), or in shares of our common stock or deferred under the Common Stock Equivalent Plan;
•	a committee chair or Lead Director retainer, if applicable, that was paid in cash or shares of common stock, or deferred under the Common Stock Equivalent Plan; and

•	$2,000 for attendance in person or by telephone at each meeting of the board and any committee of the board of which he or she is a member.

The following table sets forth compensation earned and paid to or deferred by each non-employee director for service as a director during 2010.

2010 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)(3)(4)	Option Awards ($)(5)(6)	All Other Compensation ($)	Total ($)
Sandra N. Bane	$73,000	$70,000	$—	$—	$143,000
Thomas D. Bell, Jr.	54,250	70,018	—	—	124,268
Charles R. Crisp	67,000	70,000	—	—	137,000
Arthur E. Johnson	89,000	70,000	—	—	159,000
Wyck A. Knox, Jr.	71,000	70,000	—	—	141,000
Dennis M. Love	5,000	142,006	—	—	147,006
Charles H. McTier	59,750	85,000	—	—	144,750
Dean R. O’Hare	71,000	70,018	—	—	141,018
James A. Rubright	75,000	70,018	—	—	145,018
Bettina M. Whyte	38,000	109,025	—	—	147,025
Henry C. Wolf	5,000	150,015	—	—	155,015

(1)	Reflects the annual retainer, chair or Lead Director retainers and meeting fees paid, at the election of each director.

(2)	Reflects the full value of the awards at the date of grant, relating to stock awards, which include shares of our common stock and common stock equivalents as determined pursuant to the Financial Accounting Standards Board’s authoritative guidance related to stock compensation.

(3)	The following table presents the grant date fair value for each stock award made to each non-employee director during 2010.

	Grant Date Fair Value (in dollars)
Name	Date of Grant – 4/27/10	Date of Grant – 6/15/10	Date of Grant – 12/15/10	Total Grant Date Fair Value ($)
Sandra N. Bane	$70,000	$—	$—	$70,000
Thomas D. Bell, Jr.	70,018	—	—	70,018
Charles R. Crisp	70,000	—	—	70,000
Arthur E. Johnson	70,000	—	—	70,000
Wyck A. Knox, Jr.	70,000	—	—	70,000
Dennis M. Love	106,006	18,000	18,000	142,006
Charles H. McTier	85,000	—	—	85,000
Dean R. O’Hare	70,018	—	—	70,018
James A. Rubright	70,018	—	—	70,018
Bettina M. Whyte	109,025	—	—	109,025
Henry C. Wolf	112,015	18,000	20,000	150,015

(4)	The aggregate number of stock awards, which includes shares of our common stock and common stock equivalents, outstanding at December 31, 2010, for each of the non-employee directors was as follows:

Name	Shares Outstanding (#)	Common Stock Equivalents Outstanding (#)(a)	Total Stock Awards Outstanding (#)(a)
Sandra N. Bane	1,000	7,130	8,130
Thomas D. Bell, Jr.	18,884	—	18,884
Charles R. Crisp	7,087	10,151	17,238
Arthur E. Johnson	1,061	33,057	34,118
Wyck A. Knox, Jr.	1,015	31,576	32,591
Dennis M. Love	9,667	33,343	43,010
Charles H. McTier	1,000	9,844	10,844
Dean R. O’Hare	10,450	754	11,204
James A. Rubright	9,093	21,252	30,345
Bettina M. Whyte	10,245	8,057	18,302
Henry C. Wolf	18,393	9,549	27,942

(a)	Includes dividend equivalents.

(5)	Stock options previously were granted to non-employee directors as part of a non-employee director’s annual retainer for services as a director. Stock options granted to non-employee directors were 100% vested as of the date of grant. During 2010, the Company did not grant any stock options to non-employee directors. Accordingly, in 2010, the Company did not recognize any dollar amount for financial reporting purposes relating to stock options.

(6)	The number of stock options outstanding at December 31, 2010, for each of the non-employee directors who held options as of such date was as follows:

Name	Number of Securities Underlying Outstanding Options
Arthur E. Johnson	7,173
Dennis M. Love	7,173
James A. Rubright	7,173

Share Ownership and Holding Period Requirements for Non-Employee Directors

In order to serve on our board, directors are required to own shares of our common stock. Our share ownership guidelines for non-employee directors require that non-employee directors own shares of our common stock having a value of at least $350,000, which represents five times the value of the Equity Portion, and ten times the value of the Cash Portion of the annual retainer. Each director has five years from the date of his or her initial election to meet the share ownership requirement. Common stock equivalents and shares issuable upon the exercise of vested stock options are included in the determination of the ownership guideline amount. We believe that the equity component of non-employee director compensation serves to further align the interests of the non-employee directors with the interests of our shareholders.

Under the terms of the 2006 Non-Employee Directors Equity Compensation Plan, non-employee directors are required to hold shares awarded under such plan until the earlier of (i) five years from the date of the initial stock award or subsequent stock grant; (ii) termination of the non-employee director’s service; or (iii) a change in control of the Company. Shares subject to the holding period include all shares issued in connection with the initial stock award under the plan and all shares issued under the plan in payment of all or part of a director’s annual retainer.

PROPOSAL 1—ELECTION OF DIRECTORS

GENERAL

The board of directors presently consists of twelve members, eleven of whom are non-employee directors. The board was divided into three classes of approximately equal size, with the directors in each class serving a three-year term. The terms were staggered so that the term of one class expired at each annual meeting. However, at the 2009 annual meeting, shareholders approved our proposal to eliminate the classification of the board of directors and, as a result, directors are to be elected for one-year terms beginning with the 2010 annual meeting of shareholders.

Vote Requirements for Election

Our bylaws provide that directors are elected by a plurality of the votes cast by shareholders at a meeting at which a quorum is present. Our bylaws, while not changing the requirement for a plurality vote in the election of directors, require additionally that any director nominee in an uncontested election who does not receive the affirmative vote of a majority of the votes cast (including votes to withhold authority) with respect to that director’s election must promptly tender his or her resignation to the board following certification of the shareholder vote. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Following such a tender of resignation, the Nominating, Governance and Corporate Responsibility Committee, excluding any director tendering his or her resignation if he or she is a member of the Nominating, Governance and Corporate Responsibility Committee, will make a recommendation to the board as to whether to accept or reject the resignation or whether other action should be taken. The board will then act on the Nominating, Governance and Corporate Responsibility Committee’s recommendation and publicly disclose its decision and rationale within 90 days after the date of the certification of the election results. The director who tenders his or her resignation will not participate in the board’s decision. If the director’s resignation is not accepted by the board, the director shall continue to serve until his or her successor is duly elected or until his or her earlier death, resignation or removal. If the director’s resignation is accepted by the board of directors, any resulting vacancy may be filled as provided in the bylaws or the board of directors may decrease the size of the board.

If a majority of the Nominating, Governance and Corporate Responsibility Committee does not receive a majority of the votes cast in their respective elections, then the independent members of the board who did not fail to receive a majority of the votes cast will appoint a committee from among themselves to consider the resignation offers and recommend to the board whether to accept them. If the only directors who did not fail to receive a majority of the votes cast constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Board Member and Nominee Qualifications

The experience, qualifications, attributes and skills that our board of directors considered in concluding that each of the current members of the board of directors and each of the nominees for election at the 2011 annual meeting should serve as a director include: (1) geographic representation (representative of our service territories); (2) diversity of professional skills and experience; (3) diversity of age, gender and race; (4) energy industry experience; and (5) community relations within our service territories.

When an incumbent director is up for re-election, the Nominating, Governance and Corporate Responsibility Committee reviews the performance, skills and characteristics of such incumbent director before making a determination to recommend that the full board nominate him or her for re-election.

A description of the specific experience, qualifications, attributes and skills that led our board of directors to conclude that each of the continuing members of the board of directors and each of the nominees should serve as a director follows the biographical information of each director and nominee below.

The board of directors, based on the recommendation of its Nominating,

Governance and Corporate Responsibility Committee, has nominated Sandra N. Bane, Thomas D. Bell, Jr. Arthur E. Johnson, Dean R. O’Hare, James A. Rubright, John W. Somerhalder II and Bettina M. Whyte for election as directors at the annual meeting. All of the nominees are current directors of the Company. If elected, each of the nominees will hold office for a one-year term expiring at the annual meeting of shareholders in 2012. Each of the nominees has agreed to serve as a director if elected by the shareholders.

If any nominee becomes unable to stand for election, the board may:

•

designate a substitute nominee, in which case the proxies or Retirement Savings Plus Plan trustee, as applicable, will vote all valid proxies for the election of the substitute nominee named by the board;

•	allow the vacancy to remain open until a suitable candidate is located; or

•	reduce the authorized number of directors accordingly.

Nominees For Election

Sandra N. Bane, audit partner with KPMG LLP from 1985 until her retirement in 1998; head of the Western Region’s Merchandising practice at KPMG LLP and partner in charge of the region’s Human Resources department for two years; accountant with increasing responsibilities at KPMG LLP from 1975 until 1996; currently a director of Big 5 Sporting Goods Corporation and Transamerica Asset Management Group, a mutual fund company; and formerly a director of PETCO Animal Supplies, Inc. Ms. Bane, 58, has been a director of AGL Resources since February 2008.

Ms. Bane, one of two women on our board of directors, brings many years of experience as an audit partner at KPMG with extensive financial accounting knowledge that is critical to our board of directors. Ms. Bane’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective and as a board member and audit committee member of other public companies makes her an invaluable asset to our board of directors.

Thomas D. Bell, Jr., Chairman of SecurAmerica LLC , a provider of premium contract security services, since January 2010 and vice chairman of and partner in Goddard Investment Group LLC, a commercial real estate investment firm, since January 2010; former Chairman and Chief Executive Officer of Cousins Properties Incorporated, a fully integrated real estate investment trust, from December 2006 until July 2009; President and Chief Executive Officer of Cousins Properties Incorporated from January 2002 until December 2006; real estate consultant to Credit Suisse First Boston from August 2001 until January 2002; special limited partner at Forstmann Little from January 2001 until July 2001; Chairman and Chief Executive Officer of Young & Rubicam, Inc. from January 2000 until November 2000; President and Chief Operating Officer of Young & Rubicam, Inc. from September 1999 until January 2000; Chairman and Chief Executive Officer of Young & Rubicam Advertising from March 1998 until August 1999; currently a director of Regal Entertainment Group, Norfolk Southern Corporation and the US Chamber of Commerce; and formerly a director of Cousins Properties Incorporated, Credit Suisse First Boston, Credit Suisse Group and Lincoln Financial Group. Mr. Bell, 61, has been a director of AGL Resources since July 2004. Mr. Bell previously served as a director of AGL Resources from July 2003 until April 2004.

Mr. Bell’s extensive experience as a chief executive officer and chief operating officer of public companies demonstrates his leadership capability and business acumen. His experience with complex financial and operational issues in the real estate industry, which is heavily impacted by the current economic downturn, along with his service on the board of directors of a variety of public companies, including such companies’ audit and compensation committees, brings valuable financial, operational and strategic expertise to our board of directors.

Arthur E. Johnson, Lead Director of our board of directors since April 2009; former Senior Vice President, Corporate Strategic Development, of Lockheed Martin Corporation, an advanced technology company engaged in research, design, development, manufacture and integration of advanced technology systems, from 2001 until March 2009; Vice President, Corporate Strategic Development, of Lockheed Martin Corporation from 1999 until 2001; President and Chief Operating Officer of Lockheed Martin Corporation Information and Services Sector from 1997 until 1999; President of Lockheed Martin Corporation Systems Integration Group from January 1997 until August 1997; President of Loral Corporation Federal Systems Group from 1994 until 1996; currently a director of Eaton Corporation and an independent trustee of Fidelity Investments; and formerly a director of Delta Air Lines Inc. and IKON Office Solutions Corporation. Mr. Johnson, 64, has been a director of AGL Resources since February 2002.

Mr. Johnson brings many years of experience in senior management with significant responsibilities in the areas of large company management and operations, business strategy development, and strategic partnerships, which provide valuable insight to our board of directors. As we continue to evaluate growth opportunities, Mr. Johnson’s strategic planning insights have proven to be significantly beneficial to our board of directors. He also possesses extensive experience in the area of information services and technology that is extremely valuable to our board of directors. In addition, Mr. Johnson’s service on the board of directors of other public companies brings valuable experience and insight to our board of directors.

Dean R. O’Hare, former Chairman and Chief Executive Officer of The Chubb Corporation, a multi-billion dollar organization providing property and casualty insurance for personal and commercial customers worldwide, from 1988 until his retirement in November 2002; President of The Chubb Corporation from 1986 until 1988; Chief Financial Officer of The Chubb Corporation from 1980 until 1986; various other positions with increasing responsibility at The Chubb Corporation until being named officer from 1963 until 1972; and currently a director of Fluor Corporation and HJ Heinz Company. Mr. O’Hare, 68, has been a director of AGL Resources since August 2005.

As the former chief executive officer and chief financial officer of a Fortune 500 company with over thirty years of global business experience, Mr. O’Hare is a valuable member of our board of directors. Mr. O’Hare brings significant large public company operational, financial and corporate governance experience to our board of directors and his experience and relationships in one of our largest service territories, along with his service on the audit committee and as chairman of the governance committee of the board of directors of Flour Corporation and as chairman of the audit committee of the board of directors of HJ Heinz Company, provides key insight to our board of directors. Mr. O’Hare’s extensive experience with the Chubb Corporation also brings valuable risk management experience to our board of directors.

James A. Rubright, Chairman and Chief Executive Officer of RockTenn Company, an integrated paperboard and packaging company, since 1999; Executive Vice President of Sonat, Inc., an energy company, from 1994 until 1999; currently a director of RockTenn Company and Forestar Group, Inc.; and formerly a director of Avondale, Inc. and Oxford Industries, Inc. Mr. Rubright, 64, has been a director of AGL Resources since August 2001.

Mr. Rubright’s experience on the board of directors of a variety of public companies along with his proven success as the chief executive officer of a large public company demonstrates his leadership capability and extensive knowledge of complex financial and operational issues that public companies face. In addition, his experience as a senior executive of a Fortune 500 company brings vital senior management experience and business acumen to our board of directors. Mr. Rubright’s extensive experience in the natural gas industry provides valuable insight to our board of directors. Mr. Rubright’s unique background brings a deep understanding of operations and strategy with an added layer of risk management experience that is an important aspect of the make up of our board of directors.

John W. Somerhalder II, our Chairman since October 2007 and our President and Chief Executive Officer since March 2006; Executive Vice President of El Paso Corporation, a natural gas and related energy products provider and owner of North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers, from 2000 until May 2005, where he continued service under a professional services agreement from May 2005 until March 2006; President, El Paso Pipeline Group from 2001 until 2005; President of Tennessee Gas Pipeline Company, an El Paso company from 1996 until 1999; President of El Paso Energy Resources Company from April 1996 until December 1996; Senior Vice President, Operations and Engineering, El Paso Natural Gas Company from 1992 until 1996; Vice President, Engineering, El Paso Natural Gas Company from 1986 until 1990; from 1977 until 1990, various other positions with increasing responsibility at El Paso Corporation and its subsidiaries until being named an officer in 1990; and currently a director of AGL Resources Inc., Quicksilver Gas Services GP LLC and Crestwood Gas Services GP LLC. Mr. Somerhalder, 55, has been a director of AGL Resources since March 2006.

With over 30 years of energy industry experience at almost every level of a large public company, Mr. Somerhalder is well positioned to lead our management team and provide essential insight and guidance to the board of directors from an inside perspective of the day-to-day operations of the Company, along with experience and comprehensive knowledge of the natural gas industry.

Bettina M. Whyte, Managing Director and Senior Advisor, Alvarez & Marsal Holdings, LLC, a leading independent global professional services firm, since January 2011; Chairman of the Advisory Board of Bridge Associates, LLC, a leading turnaround, crisis and interim management firm, from October 2007 until December 2010; Managing Director and Head of the Special Situations Group of MBIA Insurance Corporation, a world leader in credit enhancement services and a global provider of fixed-income asset management services, from March 2006 until October 2007; Managing Director of AlixPartners, LLC, a business turnaround management and financial advisory firm, from April 1997 until March 2006; Partner and National Director of Business Turnaround Services, Pricewaterhouse LLP from 1990 until 1997; Partner, Peterson & Co. Consulting, from 1988 until 1990; President, KRW Associates from 1982 until 1988; Vice President and Manager of Houston Regional Office, Continental Bank of Chicago from 1975 until 1982; Loan Officer, Harris Trust from 1971 until 1975; and currently a director of Amerisure Companies, RockTenn Company and Armstrong World Industries, Inc. Ms. Whyte, 61, has been a director of AGL Resources since October 2004.

Ms. Whyte, one of two women on our board of directors, has vast experience in the financial and operational restructuring of complex businesses, and her service as interim chief executive officer, chief operating officer and chief restructuring officer of numerous troubled public and private companies is essential to our board of directors. Her experience on the board of directors of other public companies, and her insight on financial and operational issues, add value to our board of directors at all times, but especially during this current period when all companies are dealing with the strained conditions of our economy.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE ABOVE NOMINEES.

Directors Whose Terms Continue Until the Annual Meeting in 2012

Charles R. Crisp, former President and Chief Executive Officer of Coral Energy, LLC, a subsidiary of Shell Oil Company, which provided energy-related products and services associated with wholesale natural gas and power marketing and trading, from 1999 until his retirement in October 2000; President and Chief Operating Officer of Coral Energy, LLC from 1998 until 1999; joined Houston Industries in 1996 and served as President of its domestic power generation group until 1998; served as President, Chief Operating Officer and a director of Tejas Gas Corporation from 1988 until 1996; joined Houston Pipe Line Co. in 1985 where he served as a Vice President, Executive Vice President and President until 1988; served as Executive Vice President of Perry Gas Companies Inc. from 1982 until 1985; began his career in the energy industry in 1969 with Conoco Inc. where he held various engineering, operations and management positions at Conoco Inc. from 1969 until 1982; and currently lead director of EOG Resources Inc., and a director of IntercontinentalExchange, Inc. and Targa Resources Corp. Mr. Crisp, 63, has been a director of AGL Resources since April 2003.

Mr. Crisp’s extensive energy experience is critical to our board of directors. Mr. Crisp’s vast understanding of many aspects of our industry and his experience serving on the board of directors of three other public companies in the energy industry is invaluable. In addition, Mr. Crisp’s leadership and business experience and deep knowledge of various sectors of the energy industry provide our board of directors with crucial insight.

Wyck A. Knox, Jr., of counsel to and former partner in, and Chairman of the Executive Committee (for four years) of, the law firm of Kilpatrick Stockton LLP, now Kilpatrick Townsend & Stockton, LLP, or a predecessor firm, from 1976 until his retirement in 2007; and Chairman and Chief Executive Officer of Knox Rivers Construction Company from 1976 until 1995. Mr. Knox, 70, has been a director of AGL Resources since November 1998.

With over forty-six years of legal experience and deep-rooted affiliations with a diverse array of business, political and philanthropic organizations in Georgia, Mr. Knox brings immense insight to the board of directors from the perspective of one of our largest service territories.

Dennis M. Love, President and Chief Executive Officer of Printpack Inc., which manufactures flexible and rigid packaging materials used primarily for consumer products, since 1987; currently a director of Oxford Industries, Inc.; and formerly a director of Caraustar Industries, Inc. Mr. Love, 55, has been a director of AGL Resources since October 1999.

Mr. Love’s more than twenty years of experience as a chief executive officer brings key senior management and operational experience to our board of directors. Mr. Love’s successful management and growth of his family-owned business, to include international operations, demonstrate his business strategy and acumen. His service on the nominating, compensation and governance committee of the board of directors of Oxford Industries also provides valuable insight on public company governance and compensation practices.

Charles H. “Pete” McTier, Trustee and former President of the Robert W. Woodruff Foundation, the Joseph B. Whitehead Foundation, the Lettie Pate Evans Foundation and the Lettie Pate Whitehead Foundation, which are all based in Atlanta and make up one of the largest foundation groups in the Southeast, from 1988 until his retirement in 2006; Vice President, Secretary and Treasurer of the foundations from 1987 until 1988; Secretary and Treasurer of the foundations from 1977 until 1987; Secretary of the foundations from 1971 until 1977; prior to that, several administrative positions at Emory University; and currently a director of Coca-Cola FEMSA, S.A. de C.V. Mr. McTier, 72, has been a director of AGL Resources since November 2006.

With over thirty-five years of professional service in the philanthropic arena and over twenty years as the leader of one of the largest charitable foundations in the Southeast, Mr. McTier provides a valuable link to our community. His many years of philanthropic experience, locally and nationally, and his experience serving on the board of directors of an internationally operated company, also provide an important perspective that is vital to our board of directors.

Henry C. Wolf, former Vice Chairman and Chief Financial Officer of Norfolk Southern Corporation, a holding company that controls a major freight railroad and owns a natural resources company and telecommunications company, from 1998 until his retirement in 2007; Executive Vice President Finance of Norfolk Southern Corporation from 1993 until 1998; Vice President Taxation of Norfolk Southern Corporation from 1991 until 1993; various other positions with increasing responsibility at Norfolk Southern Corporation in the finance division from 1973 until 1991; and currently a director of Hertz Global Holdings, Inc. Mr. Wolf, 68, has been a director of AGL Resources since April 2004.

Mr. Wolf’s unique professional background of over forty years of experience with legal, financial, tax and accounting matters along with his demonstrated executive level management skills make him an important advisor. His skills are a vital asset to our board of directors at a time when accurate and transparent accounting, a sound financial footing and exemplary governance practices are essential. In addition, his background in strategic planning and experience with mergers and acquisitions in a regulated environment represent an important resource for the Company.

Under our Guidelines on Significant Corporate Governance Issues, each member of the board of directors is required to attend the annual meeting of shareholders unless unavoidable circumstances preclude attendance. All of our then current directors attended our 2010 annual meeting of shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is composed of six directors, each of whom is an independent director, as defined under the listing standards of the New York Stock Exchange and the Company’s Standards for Determining Director Independence. The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is available on the Company’s web site at www.aglresources.com.

The Audit Committee reviews the Company’s financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for 2010 with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by Public Company Accounting Oversight Board Statement on Auditing Standards No. 61, as amended, regarding PricewaterhouseCooper’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. In addition, the Audit Committee has discussed with PricewaterhouseCoopers its independence from the Company and from Company management, including the matters in the written disclosures and the letter provided to the Audit Committee by PricewaterhouseCoopers as required by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has concluded that PricewaterhouseCoopers is independent from the Company and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended that the board of directors approve the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for 2010 for filing with the SEC.

Henry C. Wolf (Chair)

Sandra N. Bane

Wyck A. Knox, Jr.

Dennis M. Love

Charles H. McTier

Dean R. O’Hare

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as our independent registered public accounting firm and audited our annual financial statements for the fiscal year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010.

PricewaterhouseCoopers has served as our principal independent registered public accounting firm since 2003.

The Audit Committee has appointed PricewaterhouseCoopers to be our independent registered public accounting firm for the fiscal year ending December 31, 2011. The shareholders are asked to ratify this appointment at the annual meeting. In the event shareholders do not ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for 2011, the Audit Committee will review its future selection of our independent registered public accounting firm.

Representatives of PricewaterhouseCoopers will attend the annual meeting and will have the opportunity to make a statement if they so desire. They will also be available to answer appropriate questions.

Audit and Non-Audit Fees

The following table summarizes certain fees billed by PricewaterhouseCoopers for 2010 and 2009:

Fee Category:	2010	2009
Audit fees	$1,594,289	$1,624,940
Audit-related fees	290,530	217,500
Tax fees	36,977	41,881
All other fees	8,000	8,000

Total fees	$1,929,726	$1,892,321

Set forth below is a description of the nature of the services that PricewaterhouseCoopers provided to us in exchange for such fees.

Audit Fees

Represents fees PricewaterhouseCoopers billed us for the audit of our annual financial statements and the review of our quarterly financial statements and for services normally provided in connection with statutory and regulatory filings. These fees include fees incurred in meeting the internal control over financial reporting compliance requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as well as audit fees for SouthStar Energy Services LLC, a joint venture currently owned 85% by our subsidiary, Georgia Natural Gas Company, and 15% by Piedmont Natural Gas Company Inc.

Audit-Related Fees

Represents fees PricewaterhouseCoopers billed us for audit and review-related services, including services relating to the issuance of a SAS 70 review report on internal controls associated with Atlanta Gas Light Company’s customer information system, prepared for certificated retail marketers of natural gas in Georgia, potential business acquisitions and dispositions, the audit of employee benefit plan financial statements, assistance with implementation of rules and regulations pursuant to the Sarbanes-Oxley Act of 2002 and compliance with rules and regulations applicable to accounting matters.

Tax Fees

Represents fees PricewaterhouseCoopers billed us for tax compliance, planning and advisory services.

All Other Fees

Represents fees billed to us by a subsidiary of PricewaterhouseCoopers for external human resources benchmarking data provided to our human resources department.

The $37,405, or 2%, increase in fees from 2009 to 2010 primarily reflects $30,651 in reduced audit fees primarily due to lower bond issuance fees, an increase in audit-related fees of $73,030 for due diligence services, and a decrease of $4,904 in tax services.

The Audit Committee pre-approved all of the above audit, audit-related, tax and other fees of PricewaterhouseCoopers, as required by the pre-approval policy described below, with the exception of the fees incurred in 2009 from the PricewaterhouseCoopers’ subsidiary, which under the de minimus exception of Section 10A(i)(1)(B) of the Exchange Act was promptly reported to the Audit Committee and subsequently approved. The Audit Committee concluded that the provision of the above services by PricewaterhouseCoopers was compatible with maintaining PricewaterhouseCoopers’ independence.

Audit Committee Audit and Non-Audit Services Approval Policy

Consistent with rules and regulations pursuant to the Sarbanes-Oxley Act of 2002 regarding registered public accounting firm independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm. In recognition of this responsibility, the Audit Committee adopted a policy that requires specific Audit Committee approval before any services are provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits to the Audit Committee for approval a summary of services expected to be rendered during that year and an estimate of the related fees for (1) audit services, (2) audit-related services, (3) tax services, and (4) all other services. The Audit Committee pre-approves these services by category of service and budget amount. The services and fees must be deemed compatible with the maintenance of the independent registered public accounting firm’s independence. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires that management obtain specific approval from the Audit Committee before engaging the independent registered public accounting firm.

The Audit Committee may delegate approval authority to one or more of its members. The member to whom such authority is delegated must present for ratification any approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee of the board of directors is composed of six directors, each of whom is an independent director, as defined under the listing standards of the New York Stock Exchange and the Company’s Standards for Determining Director Independence. The Compensation and Management Development Committee operates under a written charter adopted by the board of directors, a copy of which is available on the Company’s web site at www.aglresources.com.

The Compensation and Management Development Committee has reviewed and discussed with management the “Compensation Discussion and Analysis,” or CD&A, section of this proxy statement required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on the Committee’s review and discussions with management, the Committee recommended to the board of directors that the CD&A be included in the Company’s 2010 annual report on Form 10-K and in this proxy statement.

Bettina M. Whyte (Chair)

Sandra N. Bane

Thomas D. Bell, Jr.

Charles R. Crisp

Arthur E. Johnson

James A. Rubright

The information contained in the Compensation and Management Development Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation and Management Development Committee at December 31, 2010: Sandra N. Bane, Thomas D. Bell, Jr., Charles R. Crisp, Arthur E. Johnson, James A. Rubright and Bettina M. Whyte (Chair). None of such persons was, during 2010 or previously, an

officer or employee of AGL Resources or any of its subsidiaries and each such person was an independent director as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence.

COMPENSATION DISCUSSION AND ANALYSIS

The following section is a discussion and analysis of our compensation objectives and policies, the elements of our compensation program, and the material factors considered in setting the compensation for our named executive officers listed below:

•	John W. Somerhalder II, our chairman of the board, president and chief executive officer;

•	Andrew W. Evans, our executive vice president and chief financial officer;

•	Henry P. Linginfelter, our executive vice president, utility operations;

•	Paul R. Shlanta, our executive vice president, general counsel, and chief ethics and compliance officer; and

•	Peter I. Tumminello, president of Sequent Energy Management (Sequent), our wholesale services business unit.

Mr. Tumminello was promoted to president of Sequent following the death of Douglas N. Schantz in March 2010. Mr. Schantz served as president of Sequent and was a named executive officer in last year’s proxy statement.

Executive Summary

The following is a brief overview of the information provided in this section.

General

•

The objectives of our compensation program are to attract, retain, motivate and reward talented executives and to align their interests with those of our shareholders and our long-term financial health.

•	Our goal is to be competitive with our total direct compensation (base salary, annual incentive, and long-term incentives) using industry data to benchmark compensation.
•	Compensation for our executives includes:

•	base salary;

•	annual incentive awards that are paid in cash based upon achievement of a combination of corporate, business unit, and individual goals;

•	equity in the form of performance-based restricted stock units and performance share units; and

•	benefits that include the same group health and welfare benefit programs and tax-qualified retirement plans available to all of our employees, as well as non-qualified restoration retirement plans.

•

Each of our executives has a “continuity agreement” that provides severance pay if the executive’s employment is terminated in certain circumstances following a change in control of the Company. The agreements have a “double-trigger,” which means that severance benefits, including vesting of equity, are not provided unless the executive incurs an involuntary termination within a designated period following a change in control.

•	Reimbursement for financial planning, including mandatory tax return preparation, is the only perquisite that we offer to our executives.

During 2010, AGL Resources’ executive officers performed well against their business goals in a challenging environment for both our regulated utility and non-regulated businesses.

•	The Company’s regulated business, its largest segment and the primary contributor of earnings, delivered very strong results, despite the ongoing challenges of lower customer growth, as a result of continued weakness in the economic conditions of the areas we serve. The regulated business benefited from strong execution of its regulatory strategy, earnings from several infrastructure enhancement projects recently placed into service, and a rigorous focus on cost control throughout the business.

•

The Company’s non-regulated businesses also performed well despite a lack of volatility in the natural gas markets that limited to some extent the ability to capitalize on commercial opportunities, and despite greater levels of competition in the retail marketing business.

•	Importantly, the Company made significant capital investments during the year in its regulated and non-regulated businesses that position it well for long-term growth.

•

The Company announced a proposed merger with Nicor Inc., an Illinois-based gas utility, which supports the Company’s goal to pursue strategic growth opportunities that create long-term value for shareholders. The merger is expected to create the largest pure natural gas distribution company in the United States.

2010 Performance and Compensation

Reflecting our pay for performance compensation philosophy, the compensation of our named executive officers continued to be significantly affected by our financial results in 2010, both in the amount of cash compensation earned and in the value of long-term equity awards. In addition, to enhance the pay and performance relationship, we made several important changes to our compensation program for 2010.

•	Similar to 2009, our 2010 annual incentive awards were based upon a combination of four goals:

•	Plan EPS at the Company level (defined on page 45);

•	Plan Earnings for business units (defined on page 47);

•	Operating and Maintenance expense minus expenses related to Benefits and Incentives (O&M Expense less B&I) for business units (described on page 47); and

•	Individual performance.

Historically, the largest proportion of our earnings comes from our distribution operations. In order to more directly link the interests of executives and shareholders, the executives’ annual incentive awards were weighted more heavily on business unit goals, increasing the emphasis on distribution operations for 2010. In addition, we simplified our annual incentive program by reducing the number of performance measures for the business unit goals. Overall, consolidated business unit results exceeded plan targets with most business units above but some slightly below their target levels, resulting in composite performance between 156% and 173% for our named executive officers. Please see the discussion of the impact on incentive award payments beginning on page 44.

•

In 2010, we continued to grant performance-based restricted stock units (representing 30% of each executive’s target long-term incentive value) and replaced stock options and performance cash with performance share units (representing 70% of each executive’s target long-term incentive value). The restricted stock units contain a one-year earnings per share (EPS) threshold goal, which was met for 2010, followed by a three-year ratable time-based vesting schedule. The performance share units vest based upon the Company’s relative total shareholder return (RTSR) over a three-year period, compared to a peer group consisting of 12 comparable companies.

•

Salaries for our named executive officers were increased by 3% in 2010, other than for Mr. Tumminello, who received an additional increase in connection with his promotion to president of Sequent. Information about compensation adjustments for Mr. Tumminello can be found on page 42 of this proxy statement, under the caption “2010 Executive Compensation—Setting 2010 Total Direct Compensation Opportunities.”

Governance and Evolving Compensation Practices. The Compensation and Management Development Committee (the Compensation Committee) and Company management are mindful of evolving practices in executive compensation and corporate governance. In response, we have adopted certain policies and practices that are in keeping with “best practices” in several areas. For example:

•	We do not provide generous executive perquisites or extraordinary relocation benefits.

•	We do not provide tax gross-up protection for change in control excise taxes or for any other compensation to our named executive officers.

•	Our Omnibus Performance Incentive Plan has “double-trigger” vesting for equity awards in the context of a change in control if the award is assumed by the acquiring company.

•	Our Omnibus Performance Incentive Plan expressly prohibits repricing of options (directly or indirectly) without prior shareholder approval.
•	Our stock ownership policy was enhanced to require that each executive must retain at least 75% of net shares from their equity awards until their ownership requirement is met.

•	Company policy prohibits directors and executive officers from engaging in hedging activities involving Company stock.

•

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, all public companies will be required to adopt a formal recoupment (or “clawback”) policy relating to incentive compensation impacted by restated financial statements. We intend to address the new policy requirements after the applicable regulations are issued by the Securities and Exchange Commission. In the meantime, if any restatement is necessary, the Compensation Committee will consider the facts and circumstances, including any regulatory requirements for repayment, in determining if and how repayments of previously paid or awarded compensation are appropriate.

Executive Compensation Program Objectives

The objectives of our executive compensation program are to attract, retain, motivate and reward the executive talent necessary to achieve our strategic and financial objectives and to foster long-term value creation for the Company and its shareholders. In support of this, our program is designed to:

•

align executives’ interests with those of our shareholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term, sustained shareholder value growth;

•	include a strong link between pay and performance, by placing a significant portion of compensation “at risk” based on Company, business unit and individual performance;

•

assure the Company’s access to top executive talent and protect against competitor recruitment through compensation opportunities that are market competitive and commensurate with the executives’ responsibilities, experience and demonstrated performance; and

•

reinforce business strategies and reflect the Company’s core values by rewarding desired performance, promoting desired competencies and recognizing contributions to business success that are consistent with those core values.

Determining Executive Compensation

The Compensation Committee oversees our executive compensation program. Information about the Compensation Committee and its composition and responsibilities can be found on page 11 of this proxy statement, under the caption “Corporate Governance—Compensation and Management Development Committee.” The Compensation Committee engages the services of Frederic W. Cook & Co., Inc. (F.W. Cook), an independent consultant. F.W. Cook reports directly to the Compensation Committee and provides no other services to the Company. The following table outlines the roles and responsibilities of various parties in determining executive compensation.

Roles and Responsibilities
Compensation Committee

• Approves incentive programs and sets performance goals.

• Determines appropriate levels of compensation for our executives, other than the CEO.

• Evaluates CEO performance.

• Recommends to independent Board members compensation opportunities and awards for our CEO.

F.W. Cook (Independent consultant to the Compensation Committee)

• Provides a competitive assessment of our executives’ compensation levels and programs.

• Provides advice, research and analytical services on a variety of subjects, including compensation trends, peer group comparisons and the compensation of our non-employee directors.

Independent Board Members	• Approves compensation for our CEO.
CEO	• Develops an assessment of individual performance for each executive. • Provides recommendations to the Compensation Committee regarding individual compensation levels for executives.
Other members of management

• Human Resources staff provides analyses, competitive data, and information relating to alternative compensation program designs to the Compensation Committee and F.W. Cook to help facilitate the Compensation Committee’s review of competitive compensation practices.

• Chief financial officer provides the Compensation Committee with reports on financial performance as it relates to key business drivers and performance measures included in incentive program designs.

Competitive Market Information

Each year the Compensation Committee works with F.W. Cook to review the market competitiveness of our executives’ compensation programs and levels and to re-evaluate the companies included in our comparator groups to ensure that we have the appropriate marketplace focus. For 2010, F.W. Cook prepared a benchmark comparison of our executives’ base salaries, target annual incentive awards, and long-term incentive opportunities against an “energy industry database” and an “executive compensation peer group.”

Energy Industry Database

For 2010, the “energy industry database” included the 42 energy services companies in Towers Perrin’s Energy Industry Services Compensation Database with assets or revenue between one-third and three times ours. This group was used as the primary source to assess competitive levels of compensation for our executives. We believe this larger selection of companies provides more accurate and reliable information than a smaller peer group and better reflects the labor market for our executive talent. For 2010, F.W. Cook provided the Compensation Committee data at the 50th and 75th percentiles of this group.

For 2010, our energy industry database companies were:

Allegheny Energy, Inc.

Alliant Energy Corp.

Ameren Energy Resources Co.

Atmos Energy Corp

Avista Corp.

Black Hills Corp

CenterPoint Energy, Inc.

Cleco Corp.

CMS Energy Corp.

DCP Midstream Partners, LP

DPL Inc.

Dynegy Inc.

El Paso Corp.

Enbridge Energy Partners LP

Energen Corp.

IDACORP, Inc.

Integrys Energy Group, Inc.

MDU Resources Group, Inc.

Mirant Corp.

Nicor Inc.

Northeast Utilities

NRG Energy, Inc.

NSTAR

NV Energy Inc.

OGE Energy Corp.

Otter Tail Corp.

Pepco Holdings, Inc.

Pinnacle West Capital Corp.

PNM Resources, Inc.

Portland General Electric Co.

PPL Corp

Regent Energy Partners LP

RRI Energy, Inc.

SCANA Corp.

Southern Union Co.

Spectra Energy Corp.

TECO Energy Inc.

TransCanada Corp.

UIL Holdings Corp.

UniSource Energy Corp.

Westar Energy, Inc.

Wisconsin Energy Corp.

Executive Compensation Peer Group

In 2010, we also reviewed compensation data for 12 natural gas providers as a secondary point of reference. The companies in this “executive compensation peer group” were selected based upon their size and business operations. With assistance from F.W. Cook, the following criteria were developed for this group:

Size—must meet at least two of the following based on roughly one-third to three times our size:

•	Assets: $2.2 billion to $20.1 billion

•	Revenue: $0.9 billion to $8.4 billion

•	Market Capitalization: $0.9 billion to $8.2 billion

Industry—must be a traditional natural gas local distribution company (LDC) and must meet at least one of the following:

•	Includes non-regulated businesses such as storage, pipeline, or construction services

•	Includes asset management/trading business similar to Sequent

•	Conducts business in three or more states

For 2010, our executive compensation peer group companies were:

Atmos Energy Corp.

Centerpoint Energy Inc.

Integrys Energy Group, Inc.

New Jersey Resources Corp.

Nicor Inc.

Nisource Inc

Northwest Natural Gas Co.

ONEOK Inc.

Piedmont Natural Gas Co. Inc.

Southwest Gas Corp.

UGI Corp.

WGL Holdings Inc.

To perform a more meaningful analysis of compensation for the president of Sequent, F.W. Cook benchmarked Mr. Tumminello’s position to Towers Perrin’s Energy Trading and Marketing Survey, which included data more directly comparable to this position. This survey data included 20 companies having energy trading and marketing operations, many of which are included in both comparator groups detailed above.

Compensation Program Elements and their Purpose

Our executive compensation program comprises the following elements.

Compensation Element	Overview/Objectives
Base salary

•       Fixed portion of an executive’s annual compensation; intended to recognize fundamental market value for the skills and experience of the individual relative to the responsibilities of his or her position.

•       Foundation of our program; most other elements are determined as a percentage of base salary.

Annual incentive award

•       Cash bonus that is intended to vary as a direct reflection of Company, business unit, and individual performance.

•       Target opportunities are a percentage of base salary and represent the amount of money to be paid if expected performance is achieved.

•       Actual awards may range between 0% and 200% of target, based on actual performance against goals.

•       To achieve a 200% award, performance must meet or exceed maximum performance levels for all performance measures.

Compensation Element	Overview/Objectives
Long-term incentive awards (performance-based restricted stock units and performance share units)

•       Stock-based incentives reward performance over a multi-year period, link executives’ interests to those of shareholders, as well as encourage retention.

•       Performance measures include earnings per share achievement for the performance-based restricted stock and total shareholder return, relative to the performance of the executive compensation peer group, for the performance share units.

•       Vesting schedules serve to encourage retention and further tie executives’ compensation to stock price appreciation for the vesting period.

Employee health and welfare and retirement benefit plans

•       Competitive levels of medical, retirement and income protection, such as life and disability insurance coverage.

•       Executives participate in the same programs offered to all of our eligible employees.

•       To maintain consistent retirement benefit levels, we also provide non-qualified retirement benefits to executives and other highly-compensated employees who are adversely affected by limits imposed on contributions and total benefits under our pension plan. The retirement plans available to the executives are described in more detail beginning on page 60.

Severance and other termination payments

•       Severance benefits in the event an executive’s employment is terminated in certain circumstances following a change in control of the Company.

•       Programs provide security to executives so that they may focus on the Company and best interests of shareholders during a transaction or potential transaction.

Financial planning / tax return preparation perquisite

•       Reimburse executives for up to $15,000 per year for Company-mandated tax return preparation.

•       The Company requires professional tax return preparation as a means of ensuring full tax compliance by our executives. To the extent that the entire amount is not used for tax preparation, it may be applied to financial or estate planning.

•       We do not provide any other perquisites such as executive life insurance or country club memberships to our executives.

•       Benefits such as temporary housing allowances or the temporary use of a company car may be provided in the event of relocation or other exceptional circumstances.

2010 Executive Compensation

Mix of pay at target level

The compensation programs approved by the Compensation Committee for the executives include a strong link between pay and performance by placing a significant portion of compensation “at risk.” Our programs are structured so that an average of 68% of targeted total direct compensation for our executives is contingent on our financial performance or share price, as well as individual performance. We believe this is fundamental to closely aligning executive pay with value-creation for our shareholders. Specific information regarding the amount of total direct compensation that is at risk for each of our executives is included in the tables in the following section.

Setting 2010 Total Direct Compensation Opportunities

When setting base salary and target amounts for annual and long-term incentives, the Compensation Committee examined each component of pay on both a stand-alone basis and as a total. Pay decisions are based on the Compensation Committee’s business judgment, informed by the benchmark data and other considerations, including the individual executive’s experience and performance, internal pay equity and mastery of position responsibilities. Unless otherwise noted, changes in total direct compensation for 2010 were driven primarily by competitive market adjustments.

•

Base salary for 2010 was increased by 3% for each of the executives. In April, following his promotion to president of Sequent, Mr. Tumminello received an additional promotional salary adjustment of 8.4%. In determining base salary, the Compensation Committee considers competitive market base pay levels, as reflected in F.W. Cook’s benchmark data, its general assessment of the performance of our chief executive officer, and the performance assessments and recommendations for the other named executive officers presented to the Compensation Committee by our chief executive officer. Performance assessments for base salary adjustments in 2010 were subjective, non-formulaic and were not based upon objective financial criteria. The Compensation Committee did not apportion any particular percentage of any salary increase to either performance or competitive pay levels, but considered them together, along with the recommendations of our chief executive officer.

•

Annual incentive target opportunities were unchanged from 2009 for every executive, except Mr. Tumminello, whose annual incentive target opportunity changed commensurate with his promotion. Mr. Tumminello’s annual incentive target is consistent with our philosophy of placing greater emphasis upon the cash compensation of members of our wholesale services business unit. A more detailed explanation can be found on page 48.

•

Long-term incentive target opportunities were unchanged from 2009 for Messrs. Evans, Linginfelter, and Shlanta. Mr. Somerhalder’s long-term incentive target increased from $1.75 million to $2.0 million in recognition of his performance and in order to bring his target total direct compensation to the market median. Mr. Tumminello’s long-term incentive target originally was set at 55% of base salary, but he received an additional pro-rated grant upon his promotion to put him at a target level equivalent to 75% of his new base salary, an amount we considered to be competitive given his position as president of Sequent.

The following tables detail changes to total direct compensation opportunities for each executive for 2010. The accompanying pie charts break out the components of each executive’s total direct compensation, with the shaded portions indicating pay at risk. The 2010 target total direct compensation for our named executive officers was between the median and 75th percentile of the competitive market, both individually and in aggregate.

Mr. Somerhalder—chairman of the board, president and chief executive officer

	From	To
Base Salary	$825,000	$850,000
Annual Incentive Target (% of Base Pay)	110%	110%
Long-term Incentive Target	$1,750,000	$2,000,000
Target Total Direct Compensation	$3,482,500	$3,785,000

Mr. Somerhalder’s compensation, in general, is greater than that of our other executives, reflecting the level of his position and competitive market practice. The Compensation Committee determined that the difference in compensation between our chief executive officer and our other executives is appropriate, based upon the difference in duties and responsibilities.

Mr. Evans—executive vice president and chief financial officer

	From	To
Base Salary	$460,000	$474,000
Annual Incentive Target (% of Base Pay)	65%	65%
Long-term Incentive Target (% of Base Pay)	140%	140%
Target Total Direct Compensation	$1,403,000	$1,445,700

Mr. Linginfelter—executive vice president, utility operations

	From	To
Base Salary	$450,000	$463,500
Annual Incentive Target (% of Base Pay)	65%	65%
Long-term Incentive Target (% of Base Pay)	140%	140%
Target Total Direct Compensation	$1,372,500	$1,413,675

Mr. Shlanta—executive vice president, general counsel, and chief ethics and compliance officer

	From	To
Base Salary	$380,000	$391,500
Annual Incentive Target (% of Base Pay)	55%	55%
Long-term Incentive Target (% of Base Pay)	85%	85%
Target Total Direct Compensation	$912,000	$939,600

Mr. Tumminello—president, Sequent

	From	To
Base Salary	$309,000	$335,000
Annual Incentive Target (based on % of incentive pool)	$231,750	$455,000
Long-term Incentive Target (% of Base Pay)	55%	75%
Target Total Direct Compensation	$710,700	$1,041,250

The design of Mr. Tumminello’s annual incentive differs from that of our other executives because he serves as the president of Sequent, our wholesale services business unit. Please see page 48 for an explanation of his incentive plan.

Annual Incentive Awards

For 2010 annual incentive awards, the Compensation Committee approved performance measures derived from our annual operating plan and business strategy. Specific weights were assigned to these measures based upon each executive’s role within the Company as listed in the table below. Weights assigned to these measures for Messrs. Somerhalder, Evans, Linginfelter, and Shlanta were changed from 2009 to increase the importance of business unit goals. Upon his promotion to president of Sequent, Mr. Tumminello’s measures remained 100% based on business unit goals.

	Corporate	Business Unit	Individual
John W. Somerhalder II	50%	50%	0%
Andrew W. Evans	50%	35%	15%
Henry P. Linginfelter	40%	45%	15%
Paul R. Shlanta	40%	45%	15%
Peter I. Tumminello	0%	100%	0%*

*	Mr. Tumminello’s range of opportunity under the business unit measure includes a consideration of individual performance. For more detail, please refer to page 48 and to Individual Measures on page 49.

The corporate and the business unit measures were covered by the terms of our Omnibus Performance Incentive Plan, which was approved by our shareholders. These measures were intended to qualify for the performance-based compensation exception to the deduction limits under the Internal Revenue Code Section 162(m). The individual performance portion of our executives’ annual incentive awards was covered by the terms of our Annual Incentive Plan and do not qualify for the Section 162(m) exclusion. This is described in more detail in the section below titled “Individual Measures.”

1. Corporate Measure

The annual incentive plans use a corporate performance measure, which we refer to as “Plan EPS.” Measures based on EPS closely align shareholder and executive interests. While it is a stable and well understood metric, EPS determined in accordance with generally accepted accounting principles (GAAP) does not accurately reflect value created by the Company in a particular year because of the accounting mechanisms for our wholesale services business unit (Sequent). For compensation purposes, we seek to capture the EPS value in the period in which it is generated, regardless of the period in which it is reported for GAAP. For setting our 2010 Plan EPS target, we reduced GAAP EPS for value created and credited for compensation purposes in 2009 which was reported in 2010. We also increased the target for value expected to be created and credited for compensation purposes in 2010 that will be reported on a GAAP basis in 2011.

For 2010, the Compensation Committee approved a Plan EPS target of $2.86, which:

•	was consistent with our published range of earnings guidance for 2010;

•	was an appropriate stretch target when considering our 2010 business objectives; and

•	took into consideration the anticipated volatility and treatment of earnings from our wholesale services business unit.

At the time the target was established, the Compensation Committee approved an adjustment to 2010 Plan EPS to account for the planned sale of AGL Networks in 2010.

In addition, after the close of the year, the Compensation Committee exercised discretion to adjust 2010 Plan EPS to account for certain unanticipated expenses associated with our proposed merger with Nicor and certain interest savings related to the deferral of a bond offering (as a result of the proposed merger). We refer to the resulting amounts for 2010 as “Adjusted Plan EPS.” These discretionary adjustments were not applied to Mr. Somerhalder’s Plan EPS measure, in consideration of the tax effects under Code Section 162(m).

	Threshold	50%	Target	150%	200%	Actual Plan EPS		Adjusted Plan EPS
GAAP EPS	$2.90	$2.95	$3.00	$3.10	$3.20	$3.02		$3.02
Net adjustments to GAAP EPS	(0.14)	(0.14)	(0.14)	(0.14)	(0.14)	(0.08	)(1)	(0.05	)(2)

Plan EPS	$2.76	$2.81	$2.86	$2.96	$3.06	$2.94		$2.97

[1]	Required adjustments to GAAP EPS:

•

Reduced for value created by wholesale services in 2009, and which will be reported on a GAAP basis in 2010 ($29.6 million or $0.24/share). This amount was included in the calculation of 2009 Plan EPS;

•

Increased for value expected to be created by wholesale services in 2010 but which will be reported on a GAAP basis in 2011 ($12 million or $0.10/share). In 2010, wholesale services actually created $16.3 million or $0.13/share); and

•	Increased to account for the sale of AGL Networks ($2.5 million or $0.03/share).

[2]	Additional discretionary adjustments to determine Adjusted Plan EPS (not applied to Mr. Somerhalder):

•	Increased to account for certain expenses relating to the proposed merger with Nicor, net of interest savings from the associated deferral of a bond transaction ($2.0 million or $0.03/share).

Corporate performance results for 2010 are shown below.

Performance against 2010 Corporate Measure

Target Plan EPS	Adjusted Plan EPS[1]		Resulting Corporate Payout Percentage
$2.86	GAAP EPS	$3.02	156%
	Net Adjustments	(0.05)

	Adjusted Plan EPS	$2.97

[1]	Plan EPS of $2.94 (rather than Adjusted Plan EPS of $2.97) was used for Mr. Somerhalder, resulting in a corporate payout percentage of 145%.

2. Business Unit Measures

The number of business unit measures was streamlined from eight in 2009 to the four listed in the table below. These measures relate to the portion(s) of the business over which each executive has the most control and influence. The individual weightings assigned to each executive are summarized in the table below. The weights were redistributed among the measures to better align with the responsibilities of each executive and to highlight the Company’s focus on performance in distribution operations. Mr. Tumminello’s annual incentive award, which is determined differently from that of the other executives, is described on page 48.

Name	Plan Earnings[1]			O&M Expense Less B&I2	Total
	Regulated Business Distribution Operations	Non- Regulated Businesses	Wholesale Services
John W. Somerhalder II	60%	30%		10%	100%
Andrew W. Evans	50%	30%		20%	100%
Henry P. Linginfelter	80%			20%	100%
Paul R. Shlanta	40%	30%		30%	100%
Peter I. Tumminello			100%		100%

[1]	Plan Earnings are based on EBIT, as defined below.
[2]	“O&M Expense less B&I” is defined below.

Regulated and Non-Regulated Plan Earnings and O&M Expense Less B&I—Measures based upon Regulated and Non-Regulated Plan Earnings and Operating and Maintenance expense, minus expenses related to Benefits and Incentives (O&M Expense less B&I) are calculated against pre-determined targets. “Plan Earnings” is defined as earnings before interest and taxes (EBIT) adjusted to include net economic value and includes annual incentive costs up to target. We consider Plan Earnings to be the best measure of performance for the business units because it measures profitability at the business unit level leading to EPS. The adjustments used to determine Plan Earnings are consistent with those used to determine our Plan EPS measure and are intended to more accurately reflect operating performance. The discretionary adjustments used to determine Adjusted Plan EPS for 2010 were not applied in determining Plan Earnings. O&M Expense less B&I reflects our ability to manage our cost structure, critical to meeting Plan Earnings targets. Business unit goals were determined for each named executive officer, other than Mr. Tumminello, including a threshold, below which no award will be provided, and a maximum award of 200% of target. These performance ranges were set in a qualitative, non-formulaic manner, based upon a combination of historical performance and expected performance for executives. The targets for 2010 are reflected in the table below.

Wholesale Services Plan Earnings—The Wholesale Services Plan Earnings measure includes adjustments for economic earnings in the same manner as previously described for Plan Earnings. In the case of Mr. Tumminello, wholesale services’ EBIT is also subject to other adjustments for interest and other non-recurring items.

The following table includes the business unit criteria for 2010, which were derived from the budget for each executive’s area of responsibility, and actual performance against those criteria.

Performance against 2010 Business Unit Measures

(In millions except percentages)
Measure	Threshold	50%	Goal	150%	200%	Actual	Resulting BU Payout Percent
Plan Earnings
Regulated Business - Distribution Operations	$338.0	$343.0	$348.0	$353.0	$358.0	$364.6	200%
Non-Regulated Businesses	$109.4	$119.4	$129.4	$139.4	$149.4	$132.7	117%
Wholesale Services [1]	$22.0	n/a	$55.7	n/a	n/a	$34.0	73%
O&M Expense Less B&I
John W. Somerhalder II	$457.3	$452.8	$448.3	$443.8	$439.3	$446.0	126%
Andrew W. Evans	$60.2	$59.6	$59.0	$58.4	$57.8	$56.5	179%
Henry P. Linginfelter	$218.2	$216.2	$214.1	$212.0	$209.8	$212.5	190%
Paul R. Shlanta	$24.8	$24.5.	$24.3	$24.1	$23.8	$22.3	179%

[1]	Applies only to Mr. Tumminello, as described below.

Business Unit Measure for Mr. Tumminello—For 2010, 100% of Mr. Tumminello’s annual incentive award was based on Sequent’s Plan Earnings as adjusted for interest charges and one-time, non-recurring items. This is consistent with our philosophy of placing greater emphasis upon the cash compensation of members of our wholesale services business unit. Mr. Tumminello was entitled to receive a prorated award, based upon the amount of time in 2010 that he served as executive vice president, business development and support, and as president of Sequent. As executive vice president, business development and support, Mr. Tumminello was eligible to receive an annual incentive award equal to 75% of his base salary, subject to an incentive pool as described below, and adjusted according to his individual performance. As president of Sequent, Mr. Tumminello was eligible to receive an amount equal to 7.5% of an incentive pool established for employees of Sequent under the Sequent Incentive Plan (Sequent Plan), prorated as described above. The first 6.5% of the incentive pool under the Sequent Plan is regarded as “target”

performance, and the remaining 1% may be earned based on individual performance as assessed by our chief executive officer in his discretion.

The incentive pool was funded based on a pre-determined formula. After a threshold Sequent Plan Earnings level is reached, the pool funds at an initial rate of 10% of Sequent Plan Earnings, which increases on a prorata basis to a rate of 15% at the target level. If Sequent Plan Earnings exceed the target level, the funding rate is 15% of Sequent Plan Earnings. For 2010, Sequent’s Plan Earnings resulted in an incentive pool of $5.1 million, which was 13.8%, slightly below the target level of 15%. Though not subject to a hard cap, the size of the Sequent Plan incentive pool, and correspondingly Mr. Tumminello’s annual incentive award, is constrained by a framework of established risk parameters including open position limits, value-at-risk limits, stop-loss limits, and credit limits. In addition, the Sequent Plan provides that if Mr. Tumminello’s annual incentive award exceeds his base salary, then 50% of the annual incentive award for Mr. Tumminello that exceeds his base salary is subject to mandatory deferral. Under this mandatory deferral provision, one half of the deferred amount is paid twelve months after the initial incentive payment, and the other half is paid twenty-four months after the initial payment. This deferral feature is intended to act as a retention vehicle.

The Compensation Committee reviewed management’s analysis of the Sequent Plan and determined that because of the operational limits on Sequent and the risk management oversight by the Company, the Sequent Plan does not incent excessive risk taking.

3. Individual Measures

Individual performance measures are subjective and relate to the manner in which the executive accomplishes his or her work during the year. The inclusion of subjective measures is intended to ensure that accomplishments are attained in a manner that is not purely financially driven, but also consistent with our culture and values and contribute to our long-term success. Awards for individual performance may fluctuate within an opportunity range of 0% to 200%. These awards are not intended to be exempt from Section 162(m) limits. Our chief executive officer presents to the Compensation Committee individual performance assessments of the other named executive officers and recommends for approval the individual performance result. As noted earlier, neither Mr. Somerhalder nor Mr. Tumminello had individual performance measures for 2010. However, in recognition of Mr. Tumminello’s performance following his appointment as president of Sequent in April 2010, the Compensation Committee increased his calculated award payment by $25,000. The following table reflects the 2010 individual performance measure results for the remaining three executives as approved by the Compensation Committee.

Performance against 2010 Individual Measures

Executives	Percent of Individual Performance Target (0% to 200%)
Andrew W. Evans	175%
Henry P. Linginfelter	170%
Paul R. Shlanta	160%

Discretion to Modify Awards

The Compensation Committee reserves the right to adjust performance objectives during the course of the year in order to reflect changes in the Company and its business. In determining the corporate performance component under our Omnibus Performance Incentive Plan, the Compensation Committee has the authority to: (i) exclude extraordinary one-time effects, which could increase or decrease award payments, if, in its overall judgment, our Company and our shareholders are better served by that result; and (ii) exercise negative discretion against reported results which would serve to reduce an award otherwise due.

As described above, for 2010, the Compensation Committee exercised discretion in connection with the calculation of the Adjusted Plan EPS performance measure, which impacts annual incentive awards and performance cash awards. These adjustments increased 2010 Plan EPS to account for certain unanticipated expenses associated with our proposed merger with Nicor and certain interest savings relating to the deferral of a bond offering as a result of the proposed merger. These discretionary adjustments were not applied to Mr. Somerhalder’s Plan EPS measure, in consideration of the tax effects under Code Section 162(m).

Annual Incentive Performance Composite Results

The following table provides the aggregate weighted result of all performance measures (corporate, business unit and individual) for each executive. This amount is multiplied by the executive’s target opportunity (expressed as a percentage of salary) to determine the actual amount earned.

2010 Composite Performance

Executives	2010 Composite Performance %	2010 Target Opportunity	2010 Annual Incentive Payout
John W. Somerhalder II	156%	$935,000	$1,455,258
Andrew W. Evans	167%	306,700	511,882
Henry P. Linginfelter	173%	299,925	519,530
Paul R. Shlanta	167%	214,352	357,861
Peter I. Tumminello(1)

(1)	Mr. Tumminello’s annual incentive was not expressed as a target opportunity. See page 48 for a description of his annual incentive performance measure.

Long-term Incentive Awards

Two types of long-term incentive grants were awarded in 2010. Performance-based restricted stock units (30%), and performance share units (70%) were selected based on the following factors:

•	the impact each type of award has on shareholder value creation and executive motivation and retention;

•	competitive practice; and

•	balancing the cost of equity awards and the projected impact on shareholder dilution.

• Performance-based restricted stock/units –

Restricted stock units have a one-year measurement period with a Plan EPS performance hurdle. If the Plan EPS goal is met, the restricted stock units convert to an equal number of shares of restricted stock with three-year ratable vesting. These awards are designed to focus the executives on earnings per share and provide retention value during the vesting period.

For 2010, the performance hurdle for restricted share units was attained, and all such units were approved for conversion to restricted shares subject to three-year ratable vesting. Adjusted Plan EPS was not applied to the restricted share units.

Performance Hurdle (Plan EPS Goal)	Actual Result (Plan EPS Achieved)
$2.66	$2.94

The following chart details the value of the approved restricted stock units as of the date of grant.

Executive	Total Value*
John W. Somerhalder II	$581,675
Andrew W. Evans	$187,361
Henry P. Linginfelter	$183,087
Paul R. Shlanta	$94,037
Peter I. Tumminello	$66,492

* Value as of date of grant.

• Performance share units –

Performance share units (PSUs) vest over a three-year period with a performance measure based upon Relative Total Shareholder Return (RTSR). RTSR is measured by ranking the relative stock price and dividend performance of our Company to the companies in the executive compensation peer group described on page 39. The use of RTSR as a performance measure requires executive focus that is aligned with the interests of shareholders and provides diversity in our use of performance indicators.

For the purposes of determining PSUs, Total Shareholder Return is defined as:

Price begin = share price at the beginning of the period

Price end = share price at the end of the period

Dividends = total dividends paid for the period

TSR = (Price end – Price begin + Dividends) / Price begin

Once the actual performance is computed, PSUs earned may increase or decrease from the original grant levels, depending upon our performance relative to our peer group, according to the following scale:

TSR Rank	Percentile Rank	Shares Earned as Percent of Target Shares
<3	0%	0%
3	25%	50%	Threshold
4	33%	66%
5	42%	84%
6	50%	100%	Target
7	58%	116%
8	67%	134%
9	75%	150%
10	83%	166%
11	92%	184%
12	100%	200%	Maximum

The resulting awards will be settled half in cash and half in shares. To promote officer share ownership, the cash portion must first be used to cover the taxes incurred from the total award.

• Performance cash awards –

The measurement period for performance cash opportunities granted in 2008 ended on December 31, 2010. This type of award is no longer granted to executives, having been replaced by performance share units (PSUs) in 2010, as described immediately above. Performance cash awards provide a potential cash payment based on compound average annual growth in Plan EPS, plus the average dividend yield above a preset level, over a three-year period. This internal shareholder return measure was used to reward earnings and dividend growth. The actual award value could range between 0% and 140% of the target award value, based on actual performance. For 2010, Adjusted Plan EPS was applied to the performance cash awards for all of the named executive officers, other than Mr. Somerhalder. Payments were based on the performance set forth below, as certified by the Compensation Committee.

Performance Measure	Target	Actual	Award Level
Compound average earnings growth plus average dividend yield over measurement period	10%	8.42%	84.2	(1)%

(1)	Plan EPS (rather than Adjusted Plan EPS) was used for Mr. Somerhalder, resulting in actual compound average earnings growth plus average dividend yield over the measurement period of 8.07% and an award level of 80.7%

Payments associated with these awards can be found in the “Non-Equity Incentive Plan Payout Detail” table on page 55.

Continuity Agreements

Each of our executives has a change in control severance agreement, referred to as a Continuity Agreement. These agreements were approved by the Compensation Committee in October 2009 and have a term that runs from December 1, 2009 through November 30, 2011. These agreements superseded similar agreements that expired on November 30, 2009. Prior to approving the new agreements, the Compensation Committee undertook an extensive review of the predecessor agreements and updated the terms and conditions to reflect current market practices. The Compensation Committee approved changes to the terms and conditions of these agreements that are more restrictive than the predecessor agreements. Among other changes, these agreements: (i) do not contain an excise tax gross up; (ii) reflect a reduced severance formula; (iii) provide for a lower prorated, annual award payment than the predecessor agreements; and (iv) contain a more limited “good reason” termination provision.

In adopting these agreements, the Compensation Committee determined that it is still appropriate to authorize such agreements because of the retentive value they would provide during critical periods relating to potential change in control. Tables disclosing the estimated costs associated with these agreements, and footnotes describing their principal terms, begin on page 63 under the heading “Potential Payments Upon Termination of Change in Control.”

Other Policies Governing our Executive Compensation Program

Grants of long-term incentive awards

The Compensation Committee generally grants long-term incentive awards on an annual basis at a regularly scheduled meeting, usually in late January or early February. The meeting date is scheduled well in advance and without regard to potential stock price movement.

The Compensation Committee adopted a stock option grant policy in 2006 which provides that in the ordinary course, stock option grants to executives, and annual stock option grants to all other key employees, will be authorized by the Compensation Committee at a regularly scheduled meeting. However, this policy also provides that the Compensation Committee may authorize grants through use of a unanimous written consent, in lieu of a meeting, but only when circumstances prevent the action from being taken at a regularly scheduled meeting.

Recoupment policy

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, all public companies will be required to adopt a formal recoupment (or “clawback”) policy relating to incentive compensation impacted by restated financial statements. The Securities and Exchange Commission has not yet issued the regulations that will describe the specific requirements for such a policy. We intend to address the new policy requirements after the regulations are released. In the meantime, if any restatement is necessary, the Compensation Committee will consider the facts and circumstances, including any regulatory requirements for repayment, in determining if and how repayments of previously paid or awarded compensation are appropriate.

Accounting and tax treatment of direct compensation

All compensation is subject to federal, state and local taxes as ordinary income or capital gains as various tax jurisdictions provide. Section 162(m) places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our executives. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee anticipates that most awards under our long-term incentive programs and the corporate portion and most business unit measures of the annual incentive for executives will continue to qualify as performance-based compensation. To maintain flexibility in compensating our executives, however, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate. Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under Section 162(m) while others are not.

Stock ownership

We maintain stock ownership guidelines designed to ensure sustained, meaningful executive share ownership, align executive long-term interests with shareholders, and demonstrate the commitment of our officers to enhancing long-term shareholder value. As chief executive officer, Mr. Somerhalder is encouraged to own shares of our common stock with a market value of at least five times his annual base salary, and our other executives three times their annual base salaries. In 2010, the Compensation Committee amended the guidelines to require that each executive retain at least 75% of net shares (after tax withholding) from their equity awards until the ownership requirements are met. In calculating compliance with the ownership guidelines, we include all of the stock owned by an executive, restricted stock and in-the-money value of vested stock options, and stock included in an executive’s account under our Retirement Savings Plus Plan and Nonqualified Savings Plan. As of December 31, 2010, each of our named executive officers met the ownership guidelines, with the exception of Mr. Tumminello, whose ownership target increased upon his promotion to president of Sequent in April 2010. Mr. Tumminello continues to make satisfactory progress towards his ownership target.

EXECUTIVE COMPENSATION

Compensation Paid to Named Executive Officers

The Summary Compensation Table below reflects the total compensation earned by our chief executive officer, our chief financial officer and each of our three most highly compensated executive officers who served as an executive officer as of December 31, 2010. These five officers are our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

John W. Somerhalder II	2010	$846,154	$—	$1,938,797	$—	$2,016,658	$1,144,898	$217,134	$6,163,641
Chairman, President and Chief Executive Officer	2009	821,154	—	882,091	82,665	2,169,901	220,787	191,370	4,367,968
	2008	792,308	—	956,235	137,327	1,307,308	166,889	123,400	3,483,467

Andrew W. Evans	2010	471,846	—	624,418	—	709,920	123,488	66,619	1,996,291
Executive Vice President and Chief Financial Officer	2009	457,692	—	313,965	29,428	658,349	41,290	64,607	1,565,331
	2008	441,154	—	320,046	46,040	587,270	63,661	54,317	1,512,488

Henry P. Linginfelter	2010	461,423	—	610,527	—	684,562	186,803	52,697	1,996,012
Executive Vice President, Utility Operations	2009	443,077	—	285,972	26,780	620,813	81,496	44,299	1,502,437
	2008	396,538	—	269,307	38,367	448,804	79,564	28,276	1,260,856

Paul R. Shlanta	2010	389,731	—	313,100	—	456,628	158,563	55,414	1,373,436
Executive Vice President,	2009	377,692	—	156,505	14,652	459,353	72,157	52,182	1,132,541
General Counsel and Chief Ethics and Compliance Officer	2008	361,923	—	160,023	23,020	386,013	71,538	41,475	1,043,992

Peter I. Tumminello	2010	326,315	150,000	221,807	—	373,464	109,595	42,018	1,223,199
President, Sequent
Energy Management, LP

(1)	For each of the named executive officers, includes salary that was eligible for deferral, at the election of the named executive officer, under our Retirement Savings Plus Plan and Nonqualified Savings Plan.

(2)	The Company does not pay any discretionary bonuses to its named executive officers. All annual incentive awards for 2010 were granted under the Company’s annual incentive compensation programs, and such awards are included in the Non-Equity Incentive Plan Compensation column. Immediately following the death of Douglas N. Schantz, our former president of Sequent, and prior to his promotion as Mr. Schantz’ successor, Mr. Tumminello received a one-time retention bonus of $150,000.

(3)

Reflects the aggregate grant date fair value of these awards based on the Financial Accounting Standards Board’s authoritative guidance relating to stock compensation. The assumptions used in calculating these amounts are incorporated by reference to Note 6—“Stock-based and Other

Incentive Compensation Plans and Agreements” to the financial statements in our annual report on Form 10-K filed with the SEC on February 9, 2011.

(4)	Reflects (i) annual incentive compensation earned under our annual incentive program, and (ii) performance cash awards. The following table reflects the amounts earned under our annual incentive plan in 2010 and paid in 2011, and the performance cash awards granted in 2008 and paid in 2011.

Non-Equity Incentive Plan Payout Detail

Name	Annual Incentive Compensation Payout ($)	Performance Cash Unit Payout ($)	Total Non-equity Incentive Plan Compensation ($)
John W. Somerhalder II	$1,455,258	$561,400	$2,016,658
Andrew W. Evans	511,882	198,038	709,920
Henry P. Linginfelter	519,530	165,032	684,562
Paul R. Shlanta	357,861	98,767	456,628
Peter I. Tumminello	333,679	39,785	373,464

(5)	Reflects the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the Pension Plan and the Excess Plan, both of which are defined benefit plans, and for Mr. Somerhalder, under the terms set forth in his employment offer letter and restated in an individual agreement. Changes in the actuarial present value of the accumulated pension benefits were greater than in prior years, as a result of changes in interest rates and increased levels of pensionable earnings. None of the named executive officers received any interest on deferred compensation at an above-market rate of interest during 2008, 2009 or 2010.

(6)	The following table reflects the items that are included in the All Other Compensation column for 2010.

All Other Compensation Detail

Name	Company Contributions to the Retirement Savings Plus Plan ($)(a)	Company Contributions to the Nonqualified Savings Plan($)(a)	Dividends Paid on Restricted Stock Awards ($)(b)	Perquisites (c)($)	Other Income ($)	Total All Other Compensation ($)
John W. Somerhalder II	$10,725	$121,009	$70,400	$15,000	$—	$217,134
Andrew W. Evans	10,725	40,894	—	15,000	—	66,619
Henry P. Linginfelter	10,725	36,479	—	5,493	—	52,697
Paul R. Shlanta	10,725	29,689	—	15,000	—	55,414
Peter I. Tumminello	8,625	29,643	—	3,750	—	42,018

(a)	Amounts of matching contributions contributed by the Company to the Retirement Savings Plus Plan and Nonqualified Savings Plan are calculated on the same basis for all plan participants in the relevant plan, including the named executive officers.

(b)	If eligible for dividend treatment, dividends are paid on shares of unvested stock at the same rate as on our other shares.

(c)	Reflects the incurred cost to the Company in providing financial and tax planning benefits.

Grants of Plan-Based Awards

2010 Grants of Plan-Based Awards

The following table presents information concerning plan-based awards granted to each of the named executive officers during 2010.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards (3)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Max- imum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities (#)	Exercise Price of Option ($/ Sh)	Closing Market Price on Date of Option Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

John W. Somerhalder II	02/02/10		467,500	935,000	1,870,000
	02/02/10	(2)				19,050	38,100	76,200					1,357,122
	02/02/10	(3)					16,330						581,675

Andrew W. Evans	02/02/10		154,050	308,100	616,200
	02/02/10	(2)				6,135	12,270	24,540					437,057
	02/02/10	(3)					5,260						187,361

Henry P. Linginfelter	02/02/10		150,638	301,275	602,550
	02/02/10	(2)				6,000	12,000	24,000					427,440
	02/02/10	(3)					5,140						183,087

Paul R. Shlanta	02/02/10		107,663	215,325	430,650
	02/02/10	(2)				3,075	6,150	12,300					219,063
	02/02/10	(3)					2,640						94,037

Peter I. Tumminello	02/02/10		143,000	455,000	—
	02/02/10	(2)				1,570	3,140	6,280					111,847
	02/02/10	(3)					1,350						48,087
	04/27/10	(4)				555	1,110	2,220					43,468
	04/27/10	(5)					470						18,405

(1)	Reflects annual incentive opportunity for 2010 under the Annual Incentive Plan and the 2007 Omnibus Performance Incentive Plan (OPIP). Please see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above, and the related footnote for actual payouts for 2010.

(2)	Reflects performance share units granted under the OPIP with a 36-month performance measurement period that ends December 31, 2012. These units are payable 50% in shares of AGL Common Stock and 50% in cash.

(3)	Reflects restricted stock units granted under the OPIP with a 12-month performance measurement period that ended December 31, 2010.

(4)	Reflects performance share units granted under the OPIP in connection with the appointment of Mr. Tumminello as President of Sequent, with a 36-month performance measurement period that ends December 31, 2012. These units are payable 50% in shares of AGL Common Stock and 50% in cash.

(5)	Reflects restricted stock units granted under the OPIP in connection with the appointment of Mr. Tumminello as President of Sequent, with a 12-month performance measurement period that ended December 31, 2010.

Outstanding Equity Awards at Fiscal Year End

The following table presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2010.

Outstanding Equity Awards at 2010 Fiscal Year End

		Option Awards					Stock Awards
Name		Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

John W. Somerhalder II	(1)	03/03/06	—	200,000	$35.83	03/03/16	—	$—	—	$—
	(1)	03/03/06	—	—	—	—	40,000	1,434,000	—	—
		01/30/07	65,700	—	38.96	01/30/17	—	—	—	—
	(2)	02/05/08	34,600	17,300	39.03	02/05/18	—	—	—	—
	(3)	02/05/08	—	—	—	—	—	—	16,333	585,538
	(4)	02/03/09	22,267	44,533	31.09	02/03/19	—	—	—	—
	(5)	02/13/09	—	—	—	—	—	—	27,730	994,121
	(6)	02/02/10	—	—	—	—	—	—	38,100	1,365,885
	(7)	02/02/10	—	—	—	—	—	—	16,330	585,431

Andrew W. Evans		01/03/05	5,700	—	33.24	01/03/15	—	—	—	—
		09/27/05	24,000	—	36.56	09/27/15	—	—	—	—
		02/01/06	19,400	—	35.78	02/01/16	—	—	—	—
		01/30/07	18,900	—	38.96	01/30/17	—	—	—	—
	(2)	02/05/08	11,600	5,800	39.03	02/05/18	—	—	—	—
	(3)	02/05/08	—	—	—	—	—	—	5,466	195,956
	(4)	02/03/09	7,927	15,853	31.09	02/03/19	—	—	—	—
	(5)	02/13/09	—	—	—	—	—	—	9,870	353,840
	(6)	02/02/10	—	—	—	—	—	—	12,270	439,880
	(7)	02/02/10	—	—	—	—	—	—	5,260	188,571

Henry P. Linginfelter		02/01/06	6,100	—	35.78	02/01/16	—	—	—	—
		01/30/07	5,300	—	38.96	01/30/17	—	—	—	—
		06/15/07	7,100	—	40.20	06/15/17	—	—	—	—
	(2)	02/05/08	9,667	4,833	39.03	02/05/18	—	—	—	—
	(3)	02/05/08	—	—	—	—	—	—	4,600	164,910
	(4)	02/03/09	—	14,426	31.09	02/03/19	—	—	—	—
	(5)	02/13/09	—	—	—	—	—	—	8,990	322,292
	(6)	02/02/10	—	—	—	—	—	—	12,000	430,200
	(7)	02/02/10	—	—	—	—	—	—	5,140	184,269

Paul R. Shlanta		01/03/05	9,300	—	33.24	01/03/15	—	—	—	—
		02/01/06	10,300	—	35.78	02/01/16	—	—	—	—
		01/30/07	9,900	—	38.96	01/30/17	—	—	—	—
	(2)	02/05/08	5,800	2,900	39.03	02/05/18	—	—	—	—
	(3)	02/05/08	—	—	—	—	—	—	2,733	97,978
	(4)	02/03/09	3,947	7,893	31.09	02/03/19	—	—	—	—
	(5)	02/13/09	—	—	—	—	—	—	4,920	176,382
	(6)	02/02/10							6,150	220,478
	(7)	02/02/10							2,640	94,644

		Option Awards					Stock Awards
Name		Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer- cisable Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Peter I. Tumminello		01/03/05	4,500	—	33.24	01/03/15	—	—	—	—
		02/01/06	5,500	—	35.78	02/01/16	—	—	—	—
		01/30/07	4,400	—	38.96	01/30/17	—	—	—	—
	(2)	02/05/08	2,333	1,167	39.03	02/05/18	—	—	—	—
	(3)	02/05/08	—	—	—	—	—	—	1,133	40,618
	(4)	02/03/09	1,657	3,313	31.09	02/03/19	—	—	—	—
	(5)	02/13/09	—	—	—	—	—	—	2,060	73,851
	(6)	02/02/10	—	—	—	—	—	—	3,140	112,569
	(7)	02/02/10	—	—	—	—	—	—	1,350	48,398
	(8)	04/27/10	—	—	—	—	—	—	1,110	39,794
	(9)	04/27/10	—	—	—	—	—	—	470	16,850

(1)	Stock options and restricted shares each vest as to 100% of the options and 100% of the shares, five years after date of grant on March 3, 2011.

(2)	Stock options vest at the rate of one-third per year, with vesting dates on February 5, 2009, February 5, 2010 and February 5, 2011.

(3)	Restricted stock units, having satisfied performance criteria for the applicable performance measurement period, converted to an equal number of restricted shares and vest at the rate of one-third per year, with vesting dates on February 3, 2010, February 3, 2011 and February 3, 2012.

(4)	Stock options vest at the rate of one-third per year, with vesting dates on February 3, 2010, February 3, 2011 and February 3, 2012.

(5)	Restricted stock units, having satisfied

performance criteria for the applicable performance measurement period, converted to an equal number of restricted shares and vest at the rate of one-third per year, with vesting dates on March 1, 2011, March 1, 2012 and March 1, 2013.

(6)	Performance share unit awards have a performance measurement period related to the Company’s relative total shareholder return, with the measurement period ending on December 31, 2012. Awards shall be payable 50% in shares of AGL Common Stock and 50% in cash.

(7)	Restricted stock units have a performance measurement period related to earnings per share, with the measurement period ending December 31, 2010.

(8)	Performance share unit award granted in connection with the appointment of Mr. Tumminello as president of Sequent. The performance measurement relates to the Company’s relative total shareholder return, with the measurement period ending December 31, 2012. Awards shall be payable 50% in shares of AGL Common Stock and 50% in cash.

(9)	Restricted stock unit award granted in connection with the appointment of
Mr. Tumminello as president of Sequent. The restricted stock units have a performance measurement period that relates to earnings per share, with the measurement period ending December 31, 2010.

Option Exercises and Stock Vested

The following table presents information concerning stock options exercised by the named executive officers during 2010 and stock awards held by our named executive officers that vested in 2010.

2010 Stock Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
John W. Somerhalder II	—	$—	8,167	$288,213
Andrew W. Evans	—	—	1,800	63,522
	—	—	2,734	96,483
Henry P. Linginfelter	6,200	40,228	567	20,009
	7,214	61,802	2,300	81,167
Paul R. Shlanta	—	—	967	34,125
	—	—	1,367	48,241
Peter I. Tumminello	5,000	57,950	500	17,645
	—	—	567	20,009

(1)	Represents the number of shares that vested in 2010 and the aggregate value of such shares based upon the fair market value of our common stock on the applicable vesting date as follows:

Value Realized on Vesting Detail

Name	Date of Grant	Date of Vesting	Vested (#)	Vested ($)
John W. Somerhalder II	02/03/09	02/03/10	8,167	$288,213
Andrew W. Evans	01/30/07	01/30/10	1,800	63,522
	02/03/09	02/03/10	2,734	96,483
Henry P. Linginfelter	01/30/07	01/30/10	567	20,009
	02/03/09	02/03/10	2,300	81,167
Paul R. Shlanta	01/30/07	01/30/10	967	34,125
	02/03/09	02/03/10	1,367	48,241
Peter I. Tumminello	01/30/07	01/30/10	500	17,645
	02/03/09	02/03/10	567	20,009

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer under our Pension Plan and Excess Plan, and, for Mr. Somerhalder, under terms set forth in his employment offer letter, and restated in an individual agreement. Assumptions used in the calculations are set forth in a table below the footnotes to the following table.

2010 Pension Benefits

Name	Plan Name(1)(2)(3)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John W. Somerhalder II	Pension Plan	5.0	$108,940	—
	Excess Plan	5.0	651,038	—
	Employment Offer Letter	5.0	1,066,013	—
Andrew W. Evans	Pension Plan	9.0	124,066	—
	Excess Plan	9.0	207,243	—
Henry P. Linginfelter	Pension Plan	30.0	384,043	—
	Excess Plan	30.0	225,449	—
Paul R. Shlanta	Pension Plan	13.0	227,838	—
	Excess Plan	13.0	342,648	—
Peter I. Tumminello	Pension Plan	7.0	106,792	—
	Excess Plan	7.0	229,075	—

(1)	The Pension Plan is a broad-based, tax-qualified defined benefit plan. All of our employees are eligible to participate in the Pension Plan, upon completion of one year of service and attainment of age 21. Plan benefits are determined, generally, by a “career average” earnings formula. Generally, the Pension Plan provides that the term “compensation” means base pay, overtime, and bonuses. Benefits vest upon completion of five years of service. A participant’s accrued benefit is calculated based upon the normal form of benefits for that participant, as of the date the participant will reach the Pension Plan’s normal retirement age of 65. The normal form of benefits for a participant who is single is a life annuity. The normal form for a married participant is a joint and 50% survivor annuity. The Pension Plan provides for the payment of benefits in other forms, if the participant so elects. These other forms include various annuities, and only in cases where a participant’s benefit is less than $10,000, a single lump sum payment. A participant may elect to receive benefits earlier than normal retirement age, once the participant has reached the early retirement age of 55. If a participant elects to commence benefits earlier than normal retirement age, the monthly payments will be reduced to reflect the fact that payments may continue over a longer period of time than if the employee had retired at normal retirement age. If the participant satisfies the Pension Plan’s requirements for early retirement (age 55 with 5 years of service) the reduced amount is subsidized so that the reduction from the full normal retirement benefit is less severe than a full actuarial reduction. If the participant does not satisfy the early retirement criteria, the reduced payments represent the actuarial equivalent of the full normal retirement benefit.

(2)	The Excess Plan is a non-qualified, and unfunded, defined benefit plan designed for the benefit of a select group of management or highly compensated employees. Specifically, the Excess Plan is available to our employees who are adversely affected by limitations set forth in the U.S. tax code, imposed on benefits under a tax-qualified plan, such as the Pension Plan. Benefits under the Excess Plan are calculated pursuant to a formula that first determines what the participant’s benefit would be under the Pension Plan, but for the imposition of the U.S. tax code limits and then subtracts from that figure, the amount the participant will actually be entitled to under the Pension Plan. Benefits under the Excess Plan are paid in the same forms available under the Pension Plan, and are distributed at the later of separation from service or age 62.

(3)	Mr. Somerhalder’s employment offer letter (later restated in an individual agreement) provides for one additional year of service credit for each year of service completed, up to a maximum of five additional years.

Pension Benefit Assumptions

We used the following assumptions in calculating the present value of accumulated benefits:

• Retirement age:	Earliest Unreduced
• Payment form:	Life annuity
• Discount rate:	6.20% at 12/31/2008, 6.00% at 12/31/2009 and 5.40% at 12/31/10
• Postretirement mortality:	Use of the RP-2000 mortality table, with mortality improvements projected for 18 years. The RP-2000 table (or “Retired Pensioners Mortality Table”) is the mortality table prescribed for the plans by the U.S. Treasury Department. To reflect more recent expectations in mortality rates, the table incorporates projected improvements in life expectancy, over a 10-year period.
• Salary scale:	None
• Preretirement decrements: (Mortality withdrawals disability)	None

Nonqualified Deferred Compensation

The table below relates to and describes compensation deferred by named executive officers under our Nonqualified Savings Plan.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
John W. Somerhalder II	$186,167	$121,009	$18,287	$—	$859,603
Andrew W. Evans	115,872	40,894	52,681	—	561,310
Henry P. Linginfelter	56,121	36,479	46,736	—	390146
Paul R. Shlanta	46,587	29,689	87,359	—	661,296
Peter I. Tumminello	100,131	29,643	100,956	—	1,070,144

(1)	All amounts set forth in this column are included in the Summary Compensation Table in the column for Salary.

(2)	All amounts set forth in this column represent Company contributions to our Nonqualified Savings Plan and are included in the Summary Compensation Table in the column for All Other Compensation.

(3)	Amounts set forth in this column for each named executive officer include amounts previously reported in the Summary Compensation Table, in the previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and annual incentive and Company matching contributions. This total reflects each named executive officer’s deferrals, matching contributions and investment experience.

The Nonqualified Savings Plan allows eligible employees to defer up to 75% of base salary and up to 100% of annual incentive pay as before-tax contributions. The timing restrictions for contribution deferral elections are intended to comply with Section 409A of the U.S. tax code, as well as other applicable tax code provisions. The Company matches contributions at a rate of 65% of participant contributions, up to the first 8% of the participant’s covered compensation. However, matching contributions under the Nonqualified Savings Plan are offset by the maximum matching contributions the participant could receive under our tax-qualified Retirement Savings Plus Plan. Each participant in the Nonqualified Savings Plan has a plan account, which represents a bookkeeping entry reflecting contributions and earnings/losses on the actual performance of the participant’s notional investments. Participants are always 100% vested in their own contributions and vest in employer matching contributions over a three-year period according to a vesting schedule. The vesting associated with employer matching contributions, is based upon employment service with the Company, and is not subject to vesting based upon when the contribution itself was made. Distributions of a participant’s account balance occur following a termination of employment. Participants have the option of taking distributions, following termination of employment, in the following forms: (i) a single lump sum cash payment; (ii) a lump sum cash payment of a portion of the participant’s account, with the remainder distributed in up to 10 equal annual installments; or (iii) between one and ten equal annual installments. The notional investment choices under the Nonqualified Savings Plan are very similar to the investment choices in the Retirement Savings Plus Plan.

Potential Payments upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation and benefits to our named executive officers in the event of a termination of employment following a change in control of our Company. We do not otherwise maintain any agreement, plan or practice that specifically provides for compensation to a named executive officer upon termination of employment. The appropriate amount of compensation payable to each named executive officer in each relevant situation is listed in the tables below. Footnotes relating to all of these tables follow the last table on page 67.

The following table describes the potential payments upon termination of employment with the Company for John W. Somerhalder II, our chairman, president and chief executive officer.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	$(3)	$—	$1,700,000	$—
Short-term Incentive	—	—	—	2,934,872	935,000
Long-term Incentives
Unvested Restricted Stock	—	—	—	3,013,671	—
Unvested Restricted Stock Units	—	—	—	585,431	—
Unvested Performance Cash Units	—	—	—	233,333	—
Unvested Performance Share Units				1,365,885
Unvested Stock Options	—	—	—	215,979	109,989
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	33,882	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	19,615	19,615	19,615	19,615	19,615
Outplacement Assistance	—	—	—	212,500	—
TOTAL:	$19,615	$(3)	$19,615	$10,315,168	$(6)

The following table describes the potential payments upon termination of employment with the Company for Andrew W. Evans, our executive vice president and chief financial officer.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	$(3)	$—	$948,000	$—
Short-term Incentive	—	—	—	1,002,063	308,100
Long-term Incentives
Unvested Restricted Stock	—	—	—	549,820	—
Unvested Restricted Stock Units	—	—	—	188,571	—
Unvested Performance Cash Units	—	—	—	83,067	—
Unvested Performance Share Units				439,880
Unvested Stock Options	—	—	—	75,462	37,731
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	50,071	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	5,469	5,469	5,469	5,469	5,469
Outplacement Assistance	—	—	—	118,500	—
TOTAL:	$5,469	$(3)	$5,469	$3,460,903	$(6)

The following table describes the potential payments upon termination of employment with the Company for Henry P. Linginfelter, our executive vice president, utility operations.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	$(3)	$—	$927,000	$—
Short-term Incentive	—	—	—	953,615	301,275
Long-term Incentives
Unvested Restricted Stock	—	—	—	524,247	—
Unvested Restricted Stock Units	—	—	—	184,269	—
Unvested Performance Cash Units	—	—	—	75,600	—
Unvested Performance Share Units	—	—	—	430,200	—
Unvested Stock Options	—	—	—	68,671	34,335
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	67,533	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	6,239	6,239	6,239	6,239	6,239
Outplacement Assistance	—	—	—	115,875	—
TOTAL:	$6,239	$(3)	$6,239	$3,353,249	$(6)

The following table describes the potential payments upon termination of employment with the Company for Paul R. Shlanta, our executive vice president, general counsel and chief ethics and compliance officer.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	$(3)	$—	$783,000	$—
Short-term Incentive	—	—	—	713,630	215,325
Long-term Incentives
Unvested Restricted Stock	—	—	—	274,372	—
Unvested Restricted Stock Units	—	—	—	94,644	—
Unvested Performance Cash Units	—	—	—	41,367	—
Unvested Performance Share Units				220,478
Unvested Stock Options	—	—	—	37,572	18,786
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	87,027	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	6,588	6,588	6,588	6,588	6,588
Outplacement Assistance	—	—	—	97,875	—
TOTAL:	$6,588	$(3)	$6,588	$2,356,552	$(6)

The following table describes the potential payments upon termination of employment with the Company for Peter I. Tumminello, president, Sequent.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	$(3)	$—	$670,000	$—
Short-term Incentive	—	—	—	1,020,333	455,000
Long-term Incentives
Unvested Restricted Stock	—	—	—	114,481	—
Unvested Restricted Stock Units	—	—	—	65,248	—
Unvested Performance Cash Units	—	—	—	17,345	—
Unvested Performance Share Units				152,363
Unvested Stock Options	—	—	—	15,771	7,886
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	58,073	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	5,798	5,798	5,798	5,798	5,798
Outplacement Assistance	—	—	—	83,750	—
TOTAL:	$5,798	$(3)	$5,798	$2,203,161	$(6)

Below is a description of the assumptions that we used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Notes to Potential Payments upon Termination or Change in Control Tables

(1)	For purposes of this analysis, we assumed the executive’s compensation as current base salary, target annual incentive opportunity and target long-term incentive opportunity, each as of December 31, 2010. Each column assumes the named executive officer’s date of termination is December 31, 2010 and the price per share of our common stock on the date of termination is $35.85.

(2)

If the executive leaves voluntarily prior to retirement eligibility, compensation stops as of the termination date. All outstanding, long-term incentive awards would be forfeited. No further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. Prorated accrued and unused vacation would be paid. If the executive was retirement-eligible at the time of voluntary termination and elected to retire, in addition to commencing retirement benefits, he would be entitled to a prorated annual incentive under the Annual Incentive Plan and for accelerated vesting of certain unvested stock options.

(3)	If the executive is terminated without “cause,” a severance agreement may be executed based upon the facts and circumstances of the termination and in exchange for a release of any future liabilities which might otherwise be claimed by the executive. Due to the wide range and variety of circumstances, there is no preset policy governing involuntary severance compensation. However, any terms of such a special agreement would be subject to the review and approval of the Compensation Committee. Upon such a termination, no further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. Outstanding long-term incentive awards would be forfeited and annual incentive would not be payable. The prorated value of accrued but unused vacation would be paid.

(4)	If the executive is terminated for “cause,” compensation stops as of the termination date. All outstanding long-term incentive awards would be forfeited. No further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected.
(5)	If the executive is terminated without cause, or resigns for good reason, generally, within two years of a change in control (as described below) the terms and conditions described below under “Payments upon a Termination in connection with a Change in Control” would apply.

(6)	If the executive’s employment terminates as a result of death, a death benefit would be paid to the executive’s estate in an amount equal to the lesser of one year’s base salary or $250,000 from a company-sponsored plan that covers all employees. That plan does not discriminate in favor of executives, or highly compensated employees. Upon a determination of long-term disability, payments would be made, based on the level of coverage elected and paid for by the executive, under our group disability plan. Our disability plan is also a plan that does not discriminate in favor of executives, or highly compensated employees.

A prorated bonus award would also be paid. Bonus amounts shown are at target level. Certain unvested stock options would vest and vested stock options would be exercisable for a period of one year following death.

All other unvested long-term incentives would be forfeited.

Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. The prorated value of accrued but unused vacation would be paid.

Payments upon a Termination in connection with a Change in Control

Each of the named executive officers has a continuity agreement with us, as referenced on page 52 in the Compensation Discussion and Analysis. The purpose of these agreements is to retain key management personnel and assure continued productivity of such personnel in the event of a change in control of our Company.

The continuity agreements define a “change in control” to generally mean the occurrence of any of the following events:

•	the acquisition by a person or group of persons of more than a specified percentage (at least 50%) of our voting securities;

•	the acquisition, within a twelve month period by a person or group of more than 35% of the total voting power of the stock of the Company;

•	the replacement, during a twelve-month period of a majority of members of our board of directors; or

•	the acquisition by a person or group of assets of the Company, having a fair market value of at least 50% of the fair market value of all Company assets, immediately before such acquisition.

Generally, no benefits are provided under the continuity agreements for any type of termination that occurs before our announcement of our intention to engage in a transaction that is expected to result in a change in control, which we refer to as a “change in control transaction,” or for terminations that occur after such an announcement due to death, disability, voluntary termination without “good reason” or any termination for “cause,” which includes failure to perform duties and responsibilities and fraud or dishonesty. “Good reason” includes a material diminution of position, duties or responsibilities; material diminution of base salary or annual incentive opportunity, a material breach by the Company of any agreement under which the executive provides services; or a material change in the geographic location (at least 50 miles) of the executive’s primary employment location.

An officer who is involuntarily terminated without cause or voluntarily terminated for good reason within two years of the date of the consummation of a change in control would be entitled to:

•

a severance benefit equal to two times the sum of his or her base salary plus the average annual incentive compensation actually paid during the three years prior to the year of the qualifying termination;

•

a prorated annual incentive compensation payment for the year of the qualifying termination, based on the number of days the named executive officer was employed by us during that year (in the case of a termination occurring on December 31st , the prorated annual incentive payment would equal the full value of the award);

•	two-year continuation of medical, dental and life insurance benefits;

•	potential vesting of long-term incentive compensation, pursuant to the terms of the plan the awards were granted under; and

•	outplacement assistance.

We will pay any additional retirement benefit payable due to the provisions of the continuity agreements from general assets. The executives may also receive reimbursement of legal fees in connection with the enforcement of payments under the continuity agreements.

If the payments under the continuity agreements and under any other compensation arrangement with the Company, were to exceed three times the base amount permitted under Section 280G(b)(3) of the U.S. tax code by 10% or more, the affected executive would have the choice between paying an additional amount, equal to the excise tax, plus an amount equal to the state, federal and FICA taxes on the additional amount, or having the payments and benefits under the agreement reduced and payable only to the maximum amount which could be paid without the imposition of the excise tax under Section 4999 of the U.S. tax code.

The continuity agreements contain covenants on the part of the executive relating to the maintenance of our confidential information and that require the executive to refrain, for a period of 24 months following a qualifying termination, from soliciting employees of the Company or its subsidiaries.

Summary of Potential Payments upon a Change in Control

The following table summarizes the value of the payments that each of our named executive officers would receive as a result of the vesting of long-term incentive awards if a change in control occurred on December 31, 2010, and the executive did not incur a termination of employment. The amounts in the table exclude the value of long-term incentive awards that were vested by their terms on December 31, 2010.

	John W. Somerhalder II		Andrew W. Evans	Henry P. Linginfelter	Paul R. Shlanta	Peter I. Tumminello
Stock Options	$4,000	*	$75,462	$68,671	$37,572	$15,771

	211,979		—	—	—	—
Unvested Restricted Stock	1,434,000	*	549,820	524,247	274,372	114,481
	1,579,671		—	—	—	—

Unvested Restricted Stock Units	585,431		188,571	184,269	94,644	65,248
Unvested Performance Cash Units	233,333		83,067	75,600	37,572	15,771

Unvested Performance Shares	1,365,885		439,880	430,200	220,478	152,363
Total	$5,414,298		$1,336,799	$1,282,986	$668,432	$365,207

Each column assumes the change in control occurred on December 31, 2010 and the price per share of our common stock on the date of termination is $35.85. Amounts not designated with an (*) were granted under our 2007 Omnibus Performance Incentive Plan, which provides that such awards will only become vested and non-forfeitable immediately following the change in control (absent a qualifying termination of employment), if the surviving entity fails to assume or substitute for the awards.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options,	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)(1)	(b)	(c)(1)
Equity compensation plans approved by security holders	2,884,314	$34.05	4,046,168
Equity compensation plans not approved by security holders	41,438	23.92	211,409
Total	2,925,752		4,257,577

(1)	Includes shares issuable as follows:

Name of Plan	Approved by Security Holders	Active/ Inactive Plan (2)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options)
2007 Omnibus Performance Incentive Plan	Ö	Active	1,109,284	3,693,004
Long-Term Incentive Plan (1999)	Ö	Inactive(2)	1,745,377	—
2006 Directors Plan	Ö	Active	N/A	140,812
1996 Directors Plan	Ö	Active	29,653	14,304
Employee Stock Purchase Plan	Ö	Active	N/A	198,048
Subtotal—Approved Plans			2,884,314	4,046,168
Officer Incentive Plan(3)	No	Inactive	41,438	211,409
Subtotal—Not Approved Plans			41,438	211,409
Total			2,925,752	4,257,577

(2)	No further grants will be made under the inactive plan except for reload options that may be granted under outstanding option agreements.

(3)	The Officer Incentive Plan is our only plan that was not approved by our security holders. The Officer Incentive Plan provides for the grant of nonqualified stock options and shares of restricted stock to new-hire officers. At the time of its adoption, the Officer Incentive Plan did not require shareholder approval under the rules of the New York Stock Exchange or otherwise. The Officer Incentive Plan is considered an “open market” plan. This means that shares issuable under the Officer Incentive Plan will be purchased by the Company on the open market. If the shareholders approve the Amended and Restated Omnibus Performance Incentive Plan, as described in Proposal 3 on page 72, we will not grant any new awards under the Officer Incentive Plan.

PROPOSAL 3—ADOPTION OF AMENDMENT AND RESTATEMENT OF OUR 2007 OMNIBUS PERFORMANCE INCENTIVE PLAN

We currently maintain the AGL Resources Inc. 2007 Omnibus Performance Incentive Plan, or the OPIP. The OPIP, as adopted by our board of directors, was approved by the shareholders at the annual meeting of shareholders on May 2, 2007, and became effective that same day. The OPIP replaced our Long-Term Incentive Plan (1999) and includes performance measures that allow us to grant performance-based awards that qualify for deductibility under Section 162(m) of the U.S. tax code. The OPIP allows us to issue up to 5,000,000 shares of common stock pursuant to awards granted to employees. Not more than 1,250,000 of these shares may be issued in the form of “Full Value Awards,” which includes restricted stock units, performance share units and any other stock-based awards other than stock options or stock appreciation rights (SARs).

As of December 31, 2010, 3,693,004 shares remained available for grant under the OPIP. Based upon the grants of performance-vested restricted stock units and performance share units in recent years, however, only 428,142 shares remained available under the Full Value Award limit. We are asking shareholders to approve an amendment and restatement of the OPIP that would change the total number of shares available for grant under the OPIP and would allow more of those shares to be issued as Full Value Awards.

The amended and restated OPIP would provide that, following the 2011 annual meeting, the aggregate number of shares available for issuance pursuant to future awards under the OPIP would be 3,200,000, plus any shares subject to presently outstanding awards under the OPIP (not to exceed 1,338,358 shares) that subsequently become available for issuance due to awards being terminated, forfeited, settled in cash in lieu of shares, or otherwise as provided in the OPIP. A total of 2,200,000 shares (plus any shares added back to the plan due to forfeiture, termination, or cash settlement of presently outstanding Full Value Awards) would be available only for the grant of Full Value Awards. We refer to these as the Full Value Reserve. The remaining 1,000,000 shares (plus any shares added back to the plan due to forfeiture, termination, or cash settlement presently of outstanding stock options or SARs), which we refer to as the Remainder Reserve would be available for the grant of stock options or SARs, or, at the discretion of the Compensation Committee, pursuant to additional Full Value Awards at a 1-to-5 ratio. This means that for every share subject to a Full Value Award issued under the Remainder Reserve, the Remainder Reserve would be reduced by five shares.

If the shareholders approve the amended and restated OPIP, we will not grant any additional awards under the Officer Incentive Plan, or the OIP. The OIP provides for the grant of nonqualified stock options and shares of restricted stock to new-hire officers. As of December 31, 2010, 211,409 shares remained available for issuance under this plan.

The amended and restated OPIP was adopted by the board of directors on February 8, 2011, subject to shareholder approval at the annual meeting. In addition to the change in share authorization describe above, the amendment would make several other important changes to the OPIP, in addition to numerous clerical changes. This amendment is a material modification of the OPIP under the listing standards of the New York Stock

Exchange and the rules of the SEC. In the event of such a material modification, the New York Stock Exchange listing standards require shareholder approval of the OPIP as a whole. Therefore, the shareholders are asked to approve the OPIP as amended and restated, effective May 3, 2011. A copy of the amended and restated OPIP adopted by the board of directors is attached to this proxy statement as Annex A and incorporated herein. The summary below is qualified by reference to the amended and restated OPIP.

Material Changes

The following is a summary of the material changes to the OPIP under this amendment and restatement, in addition to the changes in the share authorization as described above:

•

Shares withheld, repurchased or delivered to satisfy the exercise price or minimum tax withholding requirements relating to a stock option or SAR will continue to be treated as if the shares were delivered to the participant and will not be added back to the Remainder Reserve under the OPIP. However, shares withheld, repurchased or delivered to satisfy minimum tax withholding requirements relating to a Full Value Award would be added back to the applicable share reserve and would again be available for issuance pursuant to awards granted under the OPIP.

•	The OPIP would remain in effect for 10 years following shareholder approval at the 2011 annual meeting.

•	Dividend equivalents would be added as a permitted award. However, no dividend equivalents would be permitted to be granted in connection with stock options or SARs, and dividends on performance-based Full Value Awards could not be paid out until the underlying award was earned and vested.

•	The Compensation Committee would have the flexibility to issue other types of stock-based awards not specifically listed in the OPIP.

•	The OPIP would be clarified to confirm that the Compensation Committee may provide that certain awards may be settled in cash (including SARs and restricted stock units).

•	Additional performance measures would be added for 162(m) purposes. The full list of available performance measures is provided in the summary below.

•	The use of forfeiture conditions in award agreements (including a clawback provision) would be specifically contemplated.

•

Provisions relating to acceleration of vesting upon death, disability, and retirement would be amended (although restricted stock awards will not accelerate upon retirement). Acceleration of unvested awards in such circumstances would be pro rata based on the number of months that have elapsed during the vesting period prior to the applicable event. Payout of any of these awards would remain subject to satisfaction of any applicable performance conditions, determined at the end of the performance period (unless otherwise specified in the award agreement).

•

Provisions relating to acceleration of vesting upon a change in control would be clarified. Presently, the OPIP provides that if a change in control occurs during the second half of a performance period and the awards are not assumed by the acquiring company, the awards will be vested based upon actual performance against target. The amendment would clarify that such performance would be determined as of the date of the change in control.

•

Provisions regarding substitute awards would be added for flexibility, as permitted under NYSE requirements. In the event of a merger, “substitute awards” could be issued under the OPIP (as an alternative to assuming outstanding awards under the target company’s incentive plans). In addition, shares available under a shareholder-approved plan of the target company could be granted under the OPIP to persons who were employees of the target company (in lieu of assuming the target company’s incentive plans and making such awards under those plans), and such substitute awards would not count against the share limit under the OPIP.

Important Provisions

The amended and restated OPIP contains a number of provisions that we believe are consistent with the interests of shareholders and sound corporate governance practices, including:

•

No repricing of stock options or SARs. The OPIP prohibits the repricing of stock options or SARs without shareholder approval. This prohibition includes reducing the exercise price or base price after the date of grant or replacing, regranting or canceling a stock option or SAR for cash or another award (including following a participant’s voluntary surrender of underwater stock options or SARs).

•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying stock on the date of grant.

•

No liberal share counting for stock options or SARs. The OPIP prohibits the reuse of shares withheld, repurchased or delivered to satisfy the exercise price or minimum tax withholding requirements relating to a stock option or SAR. The Plan also prohibits “net share counting” upon the exercise of a stock-settled SAR (such that the total number of shares subject to the SAR and not merely the number of shares delivered reduces the number of shares available for future issuance under the OPIP).

•	No award may be transferred for value. The OPIP prohibits the transfer of unexercised, unvested or restricted awards to independent third parties for value.

•

OPIP fosters stock ownership for executives. Stock-based awards granted under the OPIP align executive long-term interests with shareholders and provide a vehicle to assist executives in the achievement of our stock ownership guidelines.

•

Independent Committee. The OPIP is administered by the Compensation Committee. All members of the Compensation Committee qualify as “independent” under the NYSE rules and as “outside” directors under Section 162(m) of the Code.

Permissible Awards

The amended and restated OPIP will permit the following types of grants:

•	Options to purchase shares of our common stock, which may be nonqualified stock options or incentive stock options under the U.S. tax code;

•

Stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in stock) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of our common stock as of the grant date);

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•

Restricted stock units (RSUs), which represent the right to receive shares of our common stock in the future (or the equivalent value in cash or other property if the Committee so provides), based upon the attainment of stated vesting or performance criteria. Our performance share units are RSUs that provide for payment to be made in the form of cash and shares;

•

Performance cash awards, which are awards payable in cash upon the attainment of specified performance goals (any award that may be granted under the OPIP may be granted in the form of a performance-based award), and which may be granted in accordance with the terms, conditions and parameters of a sub-plan, as in effect from time to time. Performance cash awards may represent either long-term or annual awards;

•

Dividend equivalents, which entitle the holder to receive payments equal to dividends with respect to a number of shares of common stock subject to a Full Value Award. These payments generally may be paid when accrued or reinvested in additional shares of common stock subject to the award. If dividend equivalents are granted with respect to performance-based awards, however, they will either be reinvested in the form of additional shares subject to the same performance and vesting provisions as provided for the host award, or they will be credited to an account for the participant and accumulated without interest until the date upon which the host award becomes earned and vested; and

•	Other stock-based awards, which are other awards related to or valued in reference to shares of common stock.

Shareholder approval of the OPIP is intended to permit performance-based awards discussed below to qualify for deductibility under Section 162(m) of the U.S. tax code.

Shares Available for Awards

Subject to adjustment as provided in the amended and restated OPIP, the aggregate number of shares of our common stock available for issuance of future awards under the OPIP after the annual meeting would be 3,200,000, plus any shares subject to presently outstanding awards under the OPIP (not to exceed 1,338,358 shares) that subsequently become available for issuance due to awards being terminated, forfeited, settled in cash in lieu of shares, or otherwise as provided in the OPIP. A total of 2,200,000 shares (plus any shares added back to the plan due to forfeiture, termination, or cash settlement of presently outstanding Full Value Awards) would be available only for the grant of Full Value Awards. We refer to these shares as the Full Value Award Reserve. The remaining 1,000,000 shares (plus any shares added back to the plan due to forfeiture, termination, or cash settlement of presently outstanding stock options or SARs), which we refer to as the Remainder Reserve, would be available for the grant of stock options or SARs, or, at the discretion of the Compensation Committee, pursuant to additional Full Value Awards at a 1-to-5 ratio. This means that for every share subject to a

Full Value Award issued under the Remainder Reserve, the Remainder Reserve would be reduced by five shares. Up to 1,000,000 shares in the Remainder Reserve could be issued in the form of incentive stock options.

Limitations on Individual Awards

The maximum aggregate number of shares of our common stock subject to stock-based awards granted under the amended and restated OPIP in any calendar year to any one participant would be as follows:

Type of Award	Shares
Stock options and/or SARs	600,000
Restricted Stock and/or Restricted Stock Units	150,000
Other Stock-Based Awards	150,000

The maximum aggregate dollar amount with respect to performance-based cash awards under the amended and restated OPIP that may be awarded to any one participant in any calendar year would be $4,500,000.

Share Counting

The following shares will be added back to the applicable share reserve under the OPIP and will again be available for issuance pursuant to awards granted under the OPIP:

•	unissued or forfeited shares originally subject to an award that is canceled, terminates, expires, is forfeited or lapses for any reason;

•	shares subject to awards settled in cash; and

•	shares withheld or repurchased from a Full Value Award or delivered by a participant to satisfy minimum tax withholding requirements relating to a Full Value Award.

Shares added back to the OPIP relating to a Full Value Award will be treated differently based upon the source of the shares. If the Full Value Award was issued under the Full Value Award Reserve, the shares will be added back to the Full Value Award Reserve in the amount of one share for each share so forfeited or withheld. If the Full Value Award was issued under the Remainder Reserve, the shares will be added back to the Remainder Reserve in the amount of 5.0 shares for each share so forfeited or withheld. In addition, substitute awards granted in connection with a merger shall not count against the share reserve under the OPIP.

Shares withheld or repurchased from a stock option or SAR or delivered by a participant to satisfy minimum tax withholding requirements or exercise price requirements of a stock option or SAR will count against the Remainder Reserve under the OPIP and will not be available for future issuance under the Remainder Reserve. However, shares withheld or repurchased from a Full Value Award or delivered by a participant to satisfy minimum tax withholding requirements of a Full Value Award will not count against the share reserve under which the Full Value Award was issued and will again be available for future issuance under applicable share reserve.

Administration

The amended and restated OPIP will be administered by our Compensation Committee. The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of the awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the OPIP; and make all other decisions and determinations that may be required under the OPIP.

Eligibility

Any of our actively-employed employees is eligible to receive an award if so designated by the Compensation Committee. Currently, there are approximately 2,500 individuals eligible to participate in the OPIP. However, only individuals who are actively employed by the Company or a wholly-owned subsidiary (approximately 2,500 individuals) are eligible to receive incentive stock options.

Grants to Non-Employee Directors

Non-employee directors receive equity grants under the AGL Resources Inc. 2006 Non-Employee Directors Equity Compensation Plan. The Compensation Committee is not authorized to make discretionary grants to non-employee directors under the OPIP.

Performance Goals

All stock options and SARs granted under the amended and restated OPIP are designed to be exempt from the $1,000,000 deduction limit imposed by Section 162(m) under the U.S. tax code. The Compensation Committee may designate any other award granted under the OPIP as a qualified performance-based award in order to make the award exempt from the $1,000,000 deduction limit imposed by Section 162(m). In order for the award to be exempt, the Compensation Committee must establish performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of objectives that relate to the performance of the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, as the Compensation Committee determines:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, net earnings, or other corporate earnings measures)

•	Income (net income before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Book value per share

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Profitability of an identifiable business unit or product

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, shareholders’ equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Improvements in capital structure

•	Costs (including cost reduction measures)

•	Capital expenditures

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital

•	Economic Value Added

•	Safety standards

•	Customer satisfaction

•	Productivity measures

•	Strategic plan development and implementation

The Compensation Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates, or, if less, the number of days which is equal to 25% of the relevant performance period.

Limitations on Transfer; Beneficiaries

No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards.

Treatment of Awards upon a Participant’s Termination of Service

Unless the Compensation Committee decides otherwise, or, in the case of a performance-based cash award, unless otherwise provided in a sub-plan, if a participant terminates employment for any reason other than death, disability or retirement, all of such participant’s unvested awards will be forfeited as of the date of such termination of employment.

If a participant terminates employment by reason of his or her death, disability or retirement, then his or her unvested awards will vest and become exercisable on a pro rata basis, based upon the number of full months that have elapsed in the vesting period prior to such termination. Payout amounts subject to this pro rata acceleration will be conditioned upon the satisfaction of any performance-based vesting conditions to which the award is subject, with the performance measured at the end of the applicable performance period, or as otherwise set forth in the award agreement. Notwithstanding the foregoing, for tax reasons, no restricted stock awards will accelerate upon the holder’s retirement.

Treatment of Awards upon a Change in Control

Unless otherwise provided in an award agreement or any special plan document governing an award:

(A) upon the occurrence of a change in control in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Compensation Committee or the board of directors:

•	all outstanding stock options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the change in control, and

(B) with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control: if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the OPIP), then

•	all of that participant’s outstanding stock options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the date of termination.

Discretionary Acceleration

Regardless of whether a change in control has occurred, the Compensation Committee may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments

In the event of a nonreciprocal transaction between our company and our shareholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the OPIP will be adjusted proportionately, and the Compensation Committee must make such adjustments to the OPIP and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Termination and Amendment

Our board of directors or the Compensation Committee may, at any time and from time to time, terminate or amend the OPIP, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, our board of directors or the Compensation Committee may condition any amendment on the approval the shareholders for any other reason. No termination or amendment of the OPIP may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

No Stock Option or SAR Repricing

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding stock option or SAR may not be reduced, except as described above under “Adjustments,” the original term of an option may not be extended, and an outstanding stock option or SAR may not be repriced by replacing, regranting or canceling the stock option or SAR for cash or another award (including following a participant’s voluntary surrender of underwater stock options or SARs).

Certain Federal Tax Effects

Nonqualified stock options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonqualified stock option under the OPIP. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive stock options. There will be no federal income tax consequences to the optionee or to us upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the OPIP will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the fair market value of any shares of common stock received will be ordinary income to the participant and we will be allowed as a corresponding federal income tax deduction at that time.

Restricted stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the U.S. tax code. If the participant files an election under Section 83(b) of the U.S. tax code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted stock units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, the relevant tax treatment will depend on whether the shares are restricted for tax purposes. Historically, the restricted stock units issued by us have been settled with restricted shares. In this event, the tax treatment for such restricted shares is as described in the preceding paragraph. If in the future we issue restricted stock units that are settled in unrestricted stock, however, a participant would recognize ordinary income equal to the fair market value of the common stock or other property as of the settlement date (less any amount he or she paid for the stock or property), and we would be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the U.S. tax code.

Performance cash awards. A participant will recognize ordinary income, and we will be allowed a tax deduction, at the time performance cash awards are paid or payable. Section 162(m) of the U.S. tax code provides that no federal income tax deduction is allowed for compensation paid to a covered employee in any taxable year to the extent that such compensation exceeds $1,000,000. This deduction limitation does not apply to compensation that is performance-based compensation within the meaning of the Section 162(m) regulations. The OPIP is intended to preserve our federal income tax deduction for performance-based cash awards under the OPIP by meeting the requirements for performance-based compensation under Section 162(m).

Dividend Equivalents. A participant will recognize ordinary income, and we will be allowed a tax deduction, at the time the dividend equivalents are paid or payable.

Section 409A. The OPIP permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the U.S. tax code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the OPIP, are designed to be exempt from the application of Section 409A. Restricted stock units and performance-based cash awards granted under the OPIP would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the awards issued under the OPIP does not purport to be complete. In addition, the summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. It is advisable that a participant in the OPIP consults his or her own tax advisor concerning application of these tax laws.

Benefits to Named Executive Officers and Others

Awards under the OPIP are at the discretion of the Compensation Committee. Accordingly, future awards under the OPIP are not determinable.

As of December 31, 2010, 1,109,284 shares of our common stock had been issued under the OPIP or remained subject to outstanding awards under the OPIP. The table below shows the number of shares issued, or subject to outstanding awards, under the OPIP to the named executive officers and the other individuals and groups indicated. Non-employee directors are not eligible to participate in the OPIP. The closing price of our common stock on February 7, 2011, as reported in The Wall Street Journal, was $37.42 per share.

Name and Position	Aggregate Number of Shares Subject to Options Granted under the OPIP Through December 31, 2010	Aggregate Number of Shares Subject to Restricted Stock or Stock Units Granted under the OPIP Through December 31, 2010
John W. Somerhalder Chairman, President and Chief Executive Officer	118,700	134,390
Andrew W. Evans Executive Vice President and Chief Financial Officer	41,180	45,470
Henry P. Linginfelter Executive Vice President, Utility Operations	43,240	42,020
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer	20,540	22,730
Peter I. Tumminello President, Sequent Energy Management LP	8,470	18,430
All Current Executive Officers as a Group	260,670	295,140
All Employees, including all Current Officers who are not Executive Officers, as a Group	287,570	781,464

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE AMENDMENT AND RESTATEMENT OF OUR 2007 OMNIBUS PERFORMANCE INCENTIVE PLAN.

PROPOSAL 4—ADOPTION OF AN AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

We currently maintain the AGL Resources Inc. Amended and Restated Employee Stock Purchase Plan, or the ESPP, under which our employees may purchase common stock from the Company at a discount to market prices. The ESPP was adopted by our board of directors on October 30, 2001, with an initial term of four years expiring in January 2005. The board of directors adopted an amendment to the ESPP to extend term of the ESPP through January 31, 2015, which was approved by the shareholders at the annual meeting of shareholders on April 27, 2005. On February 8, 2011, the board of directors adopted an amendment to increase the initial reserve of 600,000 shares of common stock available for purchase under the ESPP to 800,000, subject to shareholder approval at the annual meeting. As of December 31, 2010, 198,048 shares remained available for issuance under the ESPP. This amendment is a material modification of the ESPP under the listing standards of the New York Stock Exchange and the rules of the SEC. In the event of such a material modification, the New York Stock Exchange listing standards require shareholder approval of the ESPP as a whole. Therefore, the shareholders are asked to approve the amendment and restatement of the ESPP, effective May 3, 2011. A copy of the amended and restated ESPP adopted by the board of directors is attached to this proxy statement as Annex B and is incorporated herein. The summary below is qualified by reference to the amended and restated ESPP.

General

The ESPP is a plan that provides eligible employees an opportunity to purchase shares of our common stock at a discount through accumulated payroll deductions. The initial number of shares of common stock available for purchase under the ESPP was 600,000. As of December 31, 2010, 401,952 shares have been purchased under the ESPP, leaving 198,048 shares available for future purchase. As amended and restated, the ESPP provides for an additional 200,000 shares, which would result in a total of 800,000 shares being available for issuance under the ESPP. The source of shares purchased under the plan is the open market.

Purpose

The purpose of the ESPP is to provide our employees with an opportunity to purchase common stock at a discount from market prices through accumulated payroll deductions, thereby providing additional incentives to participating employees and aligning the economic interests of our employees with those of our shareholders.

Administration

The ESPP is administered and interpreted by the Administrative Committee. The board of directors appoints the Administrative Committee, from time to time, to serve at the pleasure of the board of directors. The Administrative Committee will at all times be composed of at least one member.

Eligibility

Any of our current employees (including employees of our wholly owned subsidiaries) is eligible to enroll in the ESPP if (1) he or she is a regular, full-time employee who regularly works 36 or more hours per week; (2) he or she has reached the age of 21; and (3) he or she has completed 30 or more days of employment. Members of the board who are eligible employees may participate in the ESPP, provided that any such member of the board may not vote on any matter affecting the administration of the plan and no such member of the board may be a member of the

Administrative Committee. Approximately 2,480 persons are eligible to participate in the ESPP.

Offering Periods

Employees may purchase shares of common stock through the ESPP during quarterly offering periods, which are: December 1 through February 28; March 1 through May 31; June 1 through August 31; and September 1 through November 30 of each calendar year. Purchase rights are exercisable on March 1, June 1, September 1 and December 1 of each offering period.

Exercise Dates

Unless a participant terminates participation in the plan, a participant’s option to purchase shares will automatically be exercised beginning on the first trading date following the end of each offering period.

Limit for Certain Participants

No participant will be granted an option to purchase shares if such participant owns 5% or more of the Company’s common stock or 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

Elections

Payroll deductions under the ESPP are made in one-dollar increments and in a minimum amount of $25 and a maximum amount of $960 per pay period. Payroll deductions are made on an after-tax basis and are subject to the following conditions: aggregate payroll deductions for all offering periods during any calendar year may not exceed the sum of $25,000, and the total amount of payroll deductions during any pay period may not exceed the total amount of the participant’s pay for such period.

Exercise Price

With respect to any offering period, the exercise price is 85% of the fair market value of the shares on the exercise date. For purposes of the ESPP, the “fair market value” of the common stock is the actual price paid by the Company to purchase the shares in the open market on a given date.

Transferability

Neither payroll deductions withheld by the Company on behalf of a participant nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of other than by will or by the laws of descent and distribution.

Termination of Employment

In the event of a participant’s termination of employment for any reason, including death and disability, authorized payroll deductions will generally cease as of the date of such termination and all payroll deductions previously accumulated will generally be refunded to the participant.

Amendment and Termination of the ESPP

The board of directors may at any time amend or terminate the ESPP, except that no amendment or termination may impair purchase rights granted previously. No amendment may be made to the ESPP without prior approval of our shareholders if such approval is required in order to comply with applicable tax or other regulatory requirements. The ESPP will terminate on January 31, 2015.

Tax Information

The ESPP is not a qualified plan under Code Section 423. At the time an option to purchase shares is exercised, a participant will recognize taxable income equal to the purchase discount, and the Company will be entitled to an offsetting tax deduction. A participant must make adequate provision for the Company’s federal, state or other tax withholding obligations which arise upon the exercise of the option. When a participant sells or otherwise disposes of shares of common stock purchased under the ESPP, any profit realized in excess of the participant’s tax basis, which generally will be equal to the fair market value of the shares on the purchase date, will be taxed as a capital gain. If the shares were held for at least one year, the capital gain will be considered long-term.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the ESPP does not purport to be complete. In addition, the summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. It is advisable that a participant in the ESPP consults his or her own tax advisor concerning application of these tax laws.

Benefits to Named Executive Officers and Others

Participation in the ESPP is voluntary and depends on each eligible employee’s election to participate and his or her determination of the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable.

As described above, participants may contribute a maximum amount of nine hundred sixty dollars ($960.00) per pay period towards purchases under the plan, not to exceed $25,000 per year. The table below shows the number of shares that were purchased under the ESPP during 2010 by the named executive officers and the other individuals and groups indicated. Non-employee directors are not eligible to participate in the ESPP. The closing price of our common stock on February 7, 2011, as reported in The Wall Street Journal, was $37.42 per share.

Employee Stock Purchase Plan
Name and Position	Dollar Value ($)			Number of Shares Purchased under the ESPP in 2010
John W. Somerhalder Chairman, President and Chief Executive Officer	$ $ $ $	6,791 7,898 6,792 7,899	(1) (2) (3) (4)	184 216 180 213
Andrew W. Evans Executive Vice President and Chief Financial Officer	$ $ $ $	0 0 0 0	(1) (2) (3) (4)	0 0 0 0
Henry P. Linginfelter Executive Vice President, Utility Operations	$ $ $ $	369 402 340 408	(1) (2) (3) (4)	10 11 9 11
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer	$ $ $ $	0 0 0 0	(1) (2) (3) (4)	0 0 0 0
Peter I. Tumminello President, Sequent Energy Management LP	$ $ $ $	6,791 7,898 6,792 7,899	(1) (2) (3) (4)	184 216 180 213
All Current Executive Officers as a Group	$ $ $ $	14,653 17,040 14,642 17,021	(1) (2) (3) (4)	397 466 388 459
All Employees, including all Current Officers who are not Executive Officers, as a Group	$ $ $ $	455,835 558,727 524,831 621,853	(1) (2) (3) (4)	12,350 15,280 13,908 16,769

(1)	Exercise price for offering period ended February 28, 2010.

(2)	Exercise price for offering period ended May 31, 2010.

(3)	Exercise price for offering period ended August 31, 2010.

(4)	Exercise price for offering period ended November 30, 2010.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE AMENDMENT AND RESTATEMENT OF OUR ESPP.

PROPOSAL 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” beginning on page 35 for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

The Compensation and Management Development Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with Company performance, our shareholders’ interests and current market practices. We believe that this alignment motivates our executives to achieve our key financial and strategic goals, creating long-term shareholder value.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Management Development Committee or our board of directors. Our board of directors and our Compensation and Management Development Committee value the opinions of our shareholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation and Management Development Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 6—ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 5 included on the preceding page of this proxy statement. By voting on this Proposal 6, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this Proposal, our board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our board of directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our board of directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure included in the proxy statement.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the board of directors or the Company in any way, the board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. If you return a signed and dated proxy or vote instruction card without indicating your vote, your shares will be voted “FOR” once every one year as the frequency with which shareholders are provided an advisory vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the fiscal year ending December 31, 2010, there were no transactions required to be reported under paragraph (a) f Regulation S-K, Item 404 of the Exchange Act. For more information on our policy on transactions with related persons, please see “Corporate Governance—Policy on Related Person Transactions.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers, including executive officers, and any person who owns more than 10% of our common stock to file reports of initial common stock ownership and changes in common stock ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and written representations that no other reports were required for those persons, during 2010, all filing requirements were met except for the following: reports on Form 4 filed on February 8, 2010 and March 9, 2010 of acquisitions of common stock equivalents under the Company’s Nonqualified Savings Plan by Mr. Somerhalder due to administrative constraints.

GENERAL INFORMATION

2010 Annual Report

A copy of our 2010 annual report is available on the internet at www.proxyvote.com and at our web site at www.aglresources.com. The annual report, which contains financial and other information about us, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Availability of Corporate Governance Documents

Our Standards for Determining Director Independence, our Corporate Governance Guidelines, our Code of Business Conduct, our

Code of Ethics, and the charters of each of our board committees are available on our web site at www.aglresources.com and are available in print to any shareholder who requests them. You may contact our Corporate Secretary for copies at:

AGL Resources Inc.

Attn: Corporate Secretary

P.O. Box 4569, Location 1466

Atlanta, Georgia 30302-4569

Annex A

PROPOSED AMENDED AND RESTATED 2007 OMNIBUS PERFORMANCE INCENTIVE PLAN

Omnibus Performance Incentive Plan,

as Amended and Restated

Section I—Plan Information

1.    History. The AGL Resources 2007 Omnibus Performance Incentive Plan was originally adopted by the shareholders of the Company on May 2, 2007. The Plan was amended by the Board of Directors of the Company in 2008 to comply with Code Section 409A. The Board of Directors further amended and restated the Plan on February 8, 2011, subject to approval of the Company’s stockholders at the 2011 annual meeting of stockholders, to increase the number of shares authorized to be issued pursuant to the Plan and for other purposes.

2.    Purpose. The Plan is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and officers upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of long-term incentive awards and short-term incentive awards (in the form of annual performance-based cash awards) to key employees of the Company and its Related Companies. Grants of performance-based cash awards may be made in accordance with the terms, conditions and parameters of a sub-plan, if any, as in effect from time to time.

3.    Awards Available Under the Plan. The Plan permits Awards of Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Performance Cash Awards, Dividend Equivalents, Other Stock-Based Awards, and other rights and interests relating to Stock or cash. Stock Options consist of incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”).

4.    Term of the Plan. Unless sooner terminated as provided in Section 13, the Plan shall terminate on the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that extends its term, the tenth anniversary of the date of such approval unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

5.    Operation, Administration and Definitions. The operation and administration of the Plan is subject to the provisions of this plan document. Capitalized terms used in the Plan are defined in Section 2 below or may be defined within the Plan.

Section 2—Plan Definitions

For purposes of the Plan, the terms listed below are defined as follows:

1.    “1933 Act” means the Securities Act of 1933, as amended.

2.    “1934 Act” means the Securities Exchange Act of 1934, as amended.

3.     “Agreement” means a Performance Cash Award Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, SAR Agreement or Stock Option Agreement, as applicable, the terms and conditions of which are established by the Committee.

4.    “Award” means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Stock Options and/or SARs and the award of Restricted Stock, Restricted Stock Units, Performance Cash Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

5.    “Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

6.    “Base Price” means the price at which a SAR is granted, which shall be used to determine the value of the SAR on the date of exercise.

7.    “Board” means the Board of Directors of the Company.

8.    “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or a Related Company, unless otherwise defined in the applicable Award Agreement; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Agreement, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee:

a.    willful fraud, dishonesty or malfeasance by the Participant in connection with the Participant’s employment with the Company or one of its subsidiaries which results in material harm to the Company or one of its subsidiaries;

b.    the Participant’s continued failure to substantially perform the duties and responsibilities of the Participant’s position after written notice from the Company setting forth the particulars of such failure and a reasonable opportunity of not less than thirty business days to cure such failure; or

c.    the Participant’s plea of guilty or nolo contendere to, or conviction of, a felony.

The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

9.    “Change in Control” shall be deemed to have occurred when:

a.    The date any one person, or more than one person acting as a group (as determined under Treasury Regulation 1.409A-3(i)(5)(v)(B), a “Group”), acquires ownership of stock of the

Company that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. If any one person or Group is considered to own more than 50% of the total fair market value or total voting power of the Company, the acquisition of additional control of the Company by the same person or Group is not considered to cause a Change in Control of the Company;

b.    The date any one person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company;

c.    The date a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election; or

d.    The date that any one person or Group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the assets being disposed of, determined without regard to any liabilities associated with such assets.

It is intended that there will be a Change in Control under the Plan only to the extent such event or transaction would constitute a “change in control event” as such term is defined in Treasury Regulation Section 1.409A-3(i)(5). Accordingly, the provisions of the definition of Change in Control shall be applied and interpreted consistent with the provisions of such Treasury Regulation, as amended from time to time; recognizing however, that the definition of Change in Control in the Plan may be more restrictive in certain respects than the definition contained in Treasury Regulation Section 1.409A-3(i)(5).”

10.    “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes reference to any successor provision of the Code.

11.    “Committee” means the Compensation and Management Development Committee of the Board of Directors of the Company.

12.    “Common Stock” means the common stock, $5.00 par value per share, of the Company.

13.    “Company” means AGL Resources Inc.

14.    “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

15.    “Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy is maintained by the Company on behalf of the Participant at the time of determination of Participant’s Disability, then “Disability” shall have the same meaning as provided in the long-term disability plan or policy most recently maintained by the Company on behalf of the Participant, even though such Participant is not actually receiving disability benefits under such plan or policy. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

16.    “Dividend Equivalent” means a right granted to a Participant under Section 10.

17.    “Effective Date” means the date on which the shareholders of the Company approve the Plan, as amended and restated, which date shall be within 12 months of the date that the Board adopted the Plan. If not so approved by the shareholders at the 2011 annual meeting of the Company’s shareholders, the Plan shall not be amended and restated, and the Effective Date shall remain May 2, 2007, the date that the Plan was originally approved by the Company’s shareholders.

18.    “Eligible Employee” means any employee of the Company or a Related Company who is actively employed at the time Awards are made. However, only employees of the Company and any “parent” or “subsidiary” of the Company (as those terms are defined in Code Section 424) are eligible to receive ISOs.

19.    “Exchange” means the New York Stock Exchange or any national securities exchange on which the Stock may from time to time be listed or traded.

20.    “Exercise Price” means the purchase price of the shares of Common Stock underlying a Stock Option.

21.    “Fair Market Value” means, as of any date of determination, (i) the closing price per share of the Common Stock on the Exchange for the trading day immediately preceding the date of determination, as reported in The Wall Street Journal or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on an Exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if it is determined that the fair market value is not properly reflected by such interdealer quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

22.    “Full Value Award” means an Award, other than in the form of a Stock Option or SAR, that is settled by the issuance of Common Stock (or at the discretion of the Committee, settled in cash valued by reference to Common Stock value).

23.    “Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any between a Participant and the Company or a Related Company, unless otherwise defined in the applicable Award Agreement; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean the occurrence, without the Participant’s express written consent, of any material adverse change in the Participant’s rate of annual base salary or annual incentive compensation opportunity from the rate of annual base salary and annual incentive compensation opportunity in effect as of the Change in Control. To qualify as a termination for Good Reason, the Participant must provide notice to the Company within ninety (90) days of the initial existence of the condition constituting Good Reason and give the Company thirty (30) days to remedy such condition. The Participant must terminate his or her employment for Good Reason within a period of two (2) years after the occurrence of an event of “Good Reason.

24.    “Grant Date” means the date on which an Award is granted.

25.    “Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Code Section 422(b).

26.    “Nonqualified Stock Option” or “NQSO” means an option which is not an incentive stock option within the meaning of Code Section 422(b).

27.    “Other Stock-Based Award” means a right, granted to a Participant under Section 11, that relates to or is valued by reference to Common Stock.

28.    “Participant” means an Eligible Employee who has been granted an Award under the Plan.

29.    “Performance Award” means an Award subject to performance-based vesting criteria, as provided in Section 5.

30.    “Performance Cash Award” means an award of the right to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award. Performance Cash Awards may represent either long-term or annual Awards.

31.    “Plan” means this AGL Resources Inc. 2007 Omnibus Performance Incentive Plan, as amended and restated.

32.    “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance-based vesting criteria based on performance measures as set forth in Section 5.3, or (ii) a Stock Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

33.    “Related Company” means any member within the Company’s controlled group of corporations, as that term is defined in Code Section 1563(a).

34.    “Restricted Stock” means an Award of Common Stock subject to such conditions, restrictions and contingencies as the Committee determines.

35.    “Restricted Stock Unit” means the right to receive shares of Common Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

36.    “Retirement” means retirement under the terms of the AGL Resources Inc. Retirement Plan or any other retirement plan approved by the Board for that purpose.

37.    “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Code Section 162(m) that is set forth in Code Section 162(m)(4)(C) or any successor provision thereto.

38.    “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Employee to receive a payment in cash or shares of Common Stock equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise less the Base Price of the SAR, multiplied by the number of shares covered by the SAR.

39.    “Stock Option” means an ISO or NQSO, as applicable, granted to an Eligible Employee under the Plan.

Section 3—Plan Administration

1.    Administration. The Committee will control and manage the operation and administration of the Plan.

a.    The Committee may make one or more Awards under the Plan to an Eligible Employee, who will become a Participant in the Plan. The Committee will decide to whom and when to grant an Award, the type of Award and the number of shares of Common Stock, if any, covered by the Award. The Committee also will decide the terms, conditions, performance criteria, restrictions and other provisions of the Award.

b.    In accordance with Section 5 of the Plan, the Committee will decide whether and to what extent Awards under the Plan will be structured as Qualified Performance-Based Awards. The Committee may take any action, establish any procedures and impose any restrictions that it finds necessary or appropriate to qualify such Qualified Performance-Based Awards for the Code Section 162(m) Exemption. It is intended that at least two of the directors appointed to serve on the Committee shall be “independent” directors under Section 303A of the New York Stock Exchange Listed Company Manual, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Code Section 162(m), and that any such members of the Committee who do not so qualify shall abstain or recuse from participating in any decision to make or administer Awards that are made to Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are, or are reasonably anticipated to become, Covered Employees during the term of the Award.

c.    The Committee will interpret the Plan, establish and rescind any rules and regulations relating to the Plan, decide the terms and provisions of any Award Agreements made under the Plan, and determine how to administer the Plan. The Committee also will decide administrative methods for the exercise of Awards. Each Committee decision will be final, conclusive and binding on all parties.

d.    The Committee will act by a majority of its then members at a meeting of the Committee or by unanimous written consent. The Committee will keep adequate records concerning the Plan and the Committee’s proceedings and acts in such form and detail as the Committee may decide.

2.    Delegation by Committee. Unless prohibited by applicable law or the applicable rules of an Exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate all or some of its responsibilities and powers to any person or persons it selects, provided that such delegation must comply with applicable law, the Committee’s charter, and the Company’s policies. The Committee may revoke any such allocation or delegation at any time.

3.    Information to be Furnished to Committee. In order for the Committee to discharge its duties, it may require the Company, its Related Companies, Participants and other persons entitled to benefits under the Plan to provide it with certain data and information.

4.    Indemnification. In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Company will indemnify the members of the Committee, to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles of incorporation or the bylaws of the Company relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

Section 4—Stock Subject to the Plan

1.    Stock Subject to Awards. Stock subject to Awards and other provisions of the Plan will consist of the following:

a.    authorized but unissued shares of Common Stock;

b.    shares of Common Stock held by the Company in its treasury; or

c.    shares of Common Stock purchased by the Company in the open market.

2.    Aggregate Number of Shares Authorized for Issuance. Notwithstanding any share reservation or authorization under the Plan prior to the Effective Date of the amendment and restatement of the Plan, and subject to adjustment in accordance with the provisions of Section 13.1, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to Awards granted under the Plan after the Effective Date (May 3, 2011), shall be the sum of (i) 2,200,000 shares (the “Full Value Award Reserve”), which may only be issued pursuant to Full Value Awards and (ii) 1,000,000 shares (the “Remainder Reserve”), which may be issued pursuant to Awards of Stock Options or Stock Appreciation Rights or pursuant to Full Value Awards, plus a number of additional shares (not to exceed 1,338,358) underlying Awards outstanding as of the Effective Date that thereafter are canceled, terminate, expire, are forfeited or lapse for any reason, or are settled in cash in lieu of stock (the “Outstanding Awards”). To the extent that shares from an Outstanding Award that is a Full Value Award are added back to the Plan as provided in this Section 4.2, such shares shall be added to the Full Value Award Reserve. Similarly, to the extent that shares from an Outstanding Award that is a Stock Option or SAR are added back to the Plan as provided in this Section 4.2, such shares shall be added to the Remainder Reserve. The maximum number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options granted under the Plan after the Effective Date shall be 1,000,000.

3.    Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 13.1),

a.    the maximum number of shares of Common Stock with respect to one or more Options and/or SARs that may be granted in any calendar year under the Plan to any one Participant is 600,000;

b.    the maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any calendar year under the Plan to any one Participant is 150,000;

c.    the maximum aggregate grant with respect to Other Stock-Based Awards granted in any calendar year under the Plan to any one Participant is 150,000; and

d.    the aggregate dollar value of any Performance-Based Cash Award granted in any calendar year under the Plan to any one Participant is $4,500,000.

4.    Share Counting. Shares of Common Stock covered by an Award shall be subtracted from the applicable Plan share reserve as of the Grant Date, but shall be added back to the applicable Plan share reserve in accordance with this Section 4.4.

a.    Awards of Stock Options or SARs granted after the Effective Date shall count against the number of shares of Common Stock remaining available for issuance under the Remainder Reserve as one share for each share of Common Stock covered by such Awards. Upon exercise SARs that are settled in shares of Common Stock, the full number of SARs (rather than the net number of shares actually delivered upon exercise) shall count against the number of shares remaining available for issuance under the Remainder Reserve.

b.    Full Value Awards granted after the Effective Date from the Full Value Award Reserve shall count against the number of shares of Common Stock remaining available for issuance under the Full Value Award Reserve as one share for each share of Common Stock covered by such Full Value Awards. Full Value Awards granted after the Effective Date from the Remainder Reserve shall count against the number of shares of Common Stock remaining available for issuance under the Remainder Reserve as 5.0 shares for each share of Common Stock covered by such Full Value Awards.

c.    To the extent that all or part of an Award is canceled, terminates, expires, is forfeited or lapses for any reason, including by reason of failure to achieve maximum performance goals, any unissued or forfeited shares of Common Stock subject to the Award will again be available for issuance pursuant to Awards granted under the applicable Plan share reserve, subject to subsections (g) and (h) below.

d.    To the extent that an Award may be settled solely in cash, the Award will not reduce the number of shares available for issuance under the Plan. In addition, to the extent than an Award initially may be settled in stock but ultimately is settled in cash, the shares of Common Stock subject to such Award will again be available for issuance pursuant to Awards granted under the applicable Plan share reserve, subject to subsections (g) and (h) below.

e.    If outstanding shares of Common Stock are tendered to the Company (either by actual delivery or by attestation), or if shares subject to a Stock Option or SAR are withheld from the Stock Option or SAR, to satisfy the Exercise Price or tax liability resulting from a Stock Option or SAR, such tendered or withheld shares shall be deemed to have been delivered to the Participant for purposes of determining the maximum number of shares of Common Stock available for delivery under the Remainder Reserve (and such shares shall not be added back to the Remainder Reserve).

f.    If outstanding shares of Common Stock are tendered to the Company (either by actual delivery or by attestation), or if shares subject to a Full Value Award are withheld from the Full Value Award, to satisfy the tax liability resulting from a Full Value Award, the number of such tendered or withheld shares will again be available for issuance pursuant Awards granted under the applicable Plan share reserve, subject to subsections (h) below.

g.    If shares relating to a Stock Option or SAR are added back to the Plan in accordance with this Section 4.4, such shares shall be added back to the Remainder Reserve in the amount of one share for each share of Common Stock to be added back.

h.    If shares relating to a Full Value Award are added back to the Plan accordance with this Section 4.4, the number of shares added back shall depend upon the Plan share reserve under which the Full Value Award was issued. If the Full Value Award was issued under the Full Value Award Reserve, such shares shall be added back to the Full Value Award Reserve in the amount of one share for each share of Common Stock to be added back. If the Full Value Award was issued under the Remainder Reserve, such shares shall be added back to the Remainder Reserve in the amount of 5.0 shares for each share of Common Stock to be added back.

i.    Substitute Awards granted pursuant to Section 12.5 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 4.1.

j.    Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or a Related Company immediately before such transaction and will not count against the maximum share limitation specified in Section 4.1.

Section 5—Performance-Based Compensation

1.    General. The Committee may, in its sole discretion, grant any Award under this Plan with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria (including Performance Cash Awards under Section 9) are referred to in this Section 5 as “Performance Awards” but may be called by any other appropriate name in the applicable Award Agreement. Vesting of such Performance Awards will be determined based on the attainment of objective written performance goals for a specified performance period. The performance goal will state, in terms of an objective formula or standard, the method for computing the vesting of the Performance Award if the goal is attained. The performance goals for any Performance Award intended to be a Qualified Performance-Based Award must be established by the Committee in writing no later than 90 days after the commencement of the performance period or, if less, the number of days which is equal to 25% of the relevant performance period (or such other date as may be required or permitted under Code Section 162(m)).

2.    Qualified Performance-Based Awards. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may become a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption.

3.    Performance Measures. The performance goals relating to any Performance Awards will be based upon achievement of one or more of the following performance measures (or with respect to Performance Awards that are not intended to be Qualified Performance-Based Awards, such other criteria, as may be determined by the Committee):

—	Revenue
—	Sales
—	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
—	Earnings (EBIT, EBITDA, earnings per share, net earnings, or other corporate earnings measures)
—	Income (net income before or after taxes, operating income or other income measures)
—	Cash (cash flow, cash generation or other cash measures)
—	Stock price or performance
—	Book value per share
—	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
—	Profitability of an identifiable business unit or product
—	Economic value added
—	Return measures (including, but not limited to, return on assets, capital, equity, shareholders’ equity, investments or sales, and cash flow return on assets, capital, equity, or sales);
—	Market share

—	Improvements in capital structure
—	Costs (including cost reduction measures)
—	Capital expenditures
—	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
—	Business expansion or consolidation (acquisitions and divestitures)
—	Internal rate of return or increase in net present value
—	Working capital
—	Economic Value Added
—	Safety standards
—	Customer satisfaction
—	Productivity measures
—	Strategic plan development and implementation

Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines.

4.    Rules Relating to Performance Goals.

a.    Performance goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business measure).

b.    The Committee may provide, at the time that performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in then-current accounting principles, (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (g) acquisitions or divestitures, and (h) foreign exchange gains and losses. To the extent such exclusions or adjustments affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of the Section 162(m) Exemption.

c.    If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Related Company conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify the performance goals relating to a Performance Award which is not intended to be a Qualified Performance-Based

Award, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (A) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (B) make a cash payment to the Participant in an amount determined by the Committee. This Section 5.4.c shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

Section 6—Stock Options

1.    Stock Option Agreement. When the Committee grants a Stock Option under the Plan, it will prepare (or cause to be prepared) a Stock Option Agreement that specifies the following terms:

a.    the name of the Participant;

b.    the total number of shares of Common Stock to which the Stock Option pertains;

c.    the Exercise Price of the Stock Option;

d.    the date as of which the Committee granted the Stock Option;

e.    the type of Stock Option granted;

f.    the requirements that must be met for the Stock Option to first become exercisable; and

g.    the expiration date of the Stock Option.

2.    Exercise Price.

a.    The Exercise Price of each Stock Option (other than a Stock Option issued as a substitute Award pursuant to Section 12.5) will not be less than 100% of the Fair Market Value of a share of Common Stock as of the Grant Date (110% of the Fair Market Value of a share of Common Stock as of the Grant Date for an ISO Participant who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code Section 424).

b.    Notwithstanding any other provision of the Plan to the contrary (other than the provisions of Section 13.1 relating to adjustments due to certain corporate transactions), (i) the Exercise Price of a Stock Option may not be reduced subsequent to the date of grant of the Stock Option, and (ii) a Stock Option may not be repriced subsequent to its date of grant by replacing, regranting or canceling the Stock Option for cash or another Award (including following the Participant’s voluntary surrender of an underwater Stock Option), without the prior approval of the shareholders of the Company.

3.    Exercisability. Each Stock Option will become exercisable according to the schedule set forth in the applicable Award Agreement. Unless the Committee decides otherwise, if a Participant terminates employment for any reason excluding death, Disability or Retirement, then all Stock Options that were not exercisable immediately before the termination of employment (i.e., unvested Stock Options) shall be forfeited as of the date of such termination of employment. Unless the Committee decides otherwise, if a Participant terminates employment by reason of his or her death, Disability or Retirement, then (i) any Stock Options held by such Participant shall vest and become exercisable on a pro rata basis, determined with respect to the number of full months that have elapsed during the applicable vesting period prior to the date of such termination of employment, provided that such pro rata acceleration shall be conditioned upon the satisfaction of any applicable performance-based vesting conditions to which the Stock Options are subject, the satisfaction of which shall be measured at the end of the performance period or as otherwise set forth in the applicable Award Agreements, and (ii) any Stock Options that were not exercisable immediately before the termination of employment and do not become vested and exercisable by reason of this Section 6.3 (i.e., unvested stock options) shall be forfeited as of the date of such termination of employment.

4.    Dividends. Other than in accordance with Section 13.1, Stock Options shall not be eligible for dividends or otherwise be credited with Dividend Equivalents.

5.    Expiration Date.

a.    Original Expiration Date. Subject to Section 6.5.b below, the term of a Stock Option granted under the Plan begins on the date of grant and ends no later than ten years after the date of grant (or five years from the date of grant for an ISO Participant who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code Section 424).

b.    Accelerated Expiration Date. Unless the Committee specifies otherwise in the Award Agreement, a Stock Option granted under the Plan will expire upon the earliest to occur of the following:

i.    The original expiration date of the Stock Option;

ii.    Death. The one-year anniversary of the Participant’s death;

iii.    Disability. The one-year anniversary of the Participant’s termination of employment with the Company and all Related Companies due to Disability;

iv.    Retirement. The three-year anniversary of the Participant’s termination of employment with the Company and all Related Companies due to Retirement (provided, that if all or part of an ISO is not exercised within three months after the Participant’s Retirement, the unexercised portion thereof will automatically become an NQSO for the remainder of the one-year period); or

v.    Termination of Employment. The date of the Participant’s termination of employment with the Company and all Related Companies for any reason other than death, Disability or Retirement; provided, that if the Participant is terminated by the Company without Cause, then the date sixty (60) days following the date of the Participant’s termination of employment.

6.    Extension. The Committee will always have the authority and discretion to extend the expiration date of any Stock Option as long as the extended expiration date is not later than the original expiration date, subject to Section 13.13 of the Plan. If the Committee extends the expiration date of an ISO beyond any legal period for ISO tax treatment, then the ISO will automatically convert to an NQSO for the remainder of the extended exercise period.

7.    Terms of Stock Option Exercise. Unless the Committee specifies otherwise in the Award Agreement, a Participant may exercise a Stock Option for less than the full number of shares of Common Stock subject to the Stock Option. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the Stock Option. The Committee may in its discretion specify other Stock Option terms, including restrictions on frequency of exercise and periods during which Stock Options may not be exercised.

8.    Payment of Exercise Price. The Participant must pay the full Exercise Price for shares of Common Stock purchased upon the exercise of any Stock Option at the time of such exercise by one of the following forms of payment:

a.    cash;

b.    by tendering unrestricted shares of Common Stock, which have a Fair Market Value equal to the Exercise Price. The Participant must have held the tendered shares of Common Stock as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Participant may tender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company in accordance with such conditions as the Committee may require);

c.    broker-assisted cashless exercise;

d.    net exercise, whereby the Company shall retain from the Option that number of underlying shares having a Fair Market Value on the date of exercise; or

e.    any combination of the above forms or any other form of payment permitted by the Committee.

9.    Rights as a Shareholder. A Participant will first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a Stock Option only when the Participant has paid the Exercise Price in full and the shares have been issued to the Participant.

Section 7—Stock Appreciation Rights

1.    Stock Appreciation Rights Agreement. When the Committee grants a Stock Appreciation Right (“SAR”) under the Plan, it will prepare (or cause to be prepared) an Award Agreement that specifies the following terms:

a.    the name of the Participant;

b.    the total number of shares of Common Stock to which the SAR pertains;

c.    the Base Price of the SAR;

d.    the date as of which the Committee granted the SAR;

e.    the requirements that must be met for the SAR to first become exercisable;

f.    the expiration date of the SAR; and

g.    the form of consideration payable in settlement of the SAR (e.g., cash or shares of Common Stock).

2.    Base Price.

a.    The Base Price of each SAR (other than SAR issued as a substitute Award pursuant to Section 12.5) will not be less than 100% of the Fair Market Value of a share of Common Stock as of the Grant Date.

b.    Notwithstanding any other provision of the Plan to the contrary (other than the provisions of Section 13.1 relating to adjustments due to certain corporate transactions), (i) the Base Price of a SAR may not be reduced subsequent to the date of grant of the SAR, and (ii) a SAR may not be repriced subsequent to its date of grant by replacing, regranting or canceling the SAR for cash or another Award (including following the Participant’s voluntary surrender of underwater SARs), without the prior approval of the shareholders of the Company.

3.    Exercisability. Each SAR will become exercisable according to the schedule set forth in the applicable Award Agreement. Unless the Committee decides otherwise, if a Participant terminates employment for any reason excluding death, Disability or Retirement, then all SARs that were not exercisable immediately before the termination of employment (i.e., unvested SARs) shall be forfeited as of the date of such termination of employment. Unless the Committee decides otherwise, if a Participant terminates employment by reason of his or her death, Disability or Retirement, then (i) any SARs held by such Participant shall vest and become exercisable on a pro rata basis, determined with respect to the number of full months that have elapsed during the applicable vesting period prior to the date of such termination of employment, provided that such pro rata acceleration shall be conditioned upon the satisfaction of any applicable performance-based vesting conditions to which the SARs are subject, the satisfaction of which shall be measured at the end of the performance period or as otherwise set forth in the applicable Award Agreements, and (ii) any SARs that were not exercisable immediately before the termination of employment and do not become vested and exercisable by reason of this Section 7.3 (i.e., unvested SARs) shall be forfeited as of the date of such termination of employment.

4.    Dividends. Other than in accordance with Section 13.1, SARs shall not be eligible for dividends or otherwise be credited with Dividend Equivalents.

5.    Expiration Date.

a.    Original Expiration Date. Subject to Section 7.5.b below, the term of a SAR granted under the Plan begins on the date of grant and ends no later than ten years after the date of grant.

b.    Accelerated Expiration Date. Unless the Committee specifies otherwise in the Award Agreement, a SAR granted under the Plan will expire upon the earliest to occur of the following:

i.    The original expiration date of the SAR;

ii.    Death. The one-year anniversary of the Participant’s death; or

iii.    Disability. The one-year anniversary of the Participant’s termination of employment with the Company and all Related Companies due to Disability; or

iv.    Retirement. The one-year anniversary of the Participant’s termination of employment with the Company and all Related Companies due to Retirement; or

v.    Termination of Employment. The date of the Participant’s termination of employment with the Company and all Related Companies for any reason other than death or Disability; provided, that if the Participant is terminated without Cause, then the date sixty (60) days following the date of the Participant’s termination of employment.

6.    Extension. The Committee will always have the authority and discretion to extend the expiration date of any SAR as long as the extended expiration date is not later than the original expiration date, subject to Section 13.13 of the Plan.

7.    Terms of SAR Exercise. Unless the Committee specifies otherwise in the Award Agreement, a Participant may exercise a SAR for less than the full number of shares of Common Stock subject to the SAR. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the SAR. The Committee may in its discretion specify other SAR terms, including restrictions on frequency of exercise and periods during which SARs may not be exercised.

8.    Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive the excess, if any, of:

a.    the Fair Market Value of one share of Common Stock on the date of exercise, less the Base Price of the SAR; multiplied by

b.    the number of shares of Common Stock covered by the SAR.

9.    Rights as a Shareholder. A Participant will first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a SAR only when the Participant has exercised the SAR and the shares have been issued to the Participant, if applicable.

Section 8—Restricted Stock and Restricted Stock Units

1.    Restricted Stock or Restricted Stock Unit Agreement. When the Committee awards Restricted Stock or Restricted Stock Units under the Plan, it will prepare (or cause to be prepared) an Award Agreement that specifies the following terms:

a.    the name of the Participant;

b.    the total number of shares of Common Stock to which the Award of Restricted Stock or Restricted Stock Unit pertains;

c.    the manner in which the Restricted Stock or Restricted Stock Units will become vested and nonforfeitable and a description of any restrictions applicable to the Restricted Stock or Restricted Stock Units;

d.    the date as of which the Committee awarded the Restricted Stock or Restricted Stock Unit; and

e.    any limitations on the right to vote Restricted Stock or the right to receive dividends on Restricted Stock, or Dividend Equivalents relating to the Restricted Stock or Restricted Stock Units, which shall be subject to Section 10.1.

2.    Vesting. Restricted Stock or Restricted Stock Units will become vested and nonforfeitable in accordance with the vesting schedule and/or vesting requirements set forth in the applicable Award Agreement.

3.    Termination of Employment.

a.    Unless the Committee decides otherwise, if a Participant terminates employment for any reason other than death or Disability, but including Retirement, then all shares of Restricted Stock which remain subject to restriction immediately before the termination of employment will be forfeited as of the date of such termination of employment. Unless the Committee decides otherwise or as otherwise provided in the applicable Award Agreement, if a Participant terminates employment by reason of his or her death or Disability, then (i) any Restricted Stock held by such Participant shall vest and become nonforfeitable on a pro rata basis, determined with respect to the number of full months that have elapsed during the applicable vesting period prior to the date of such termination of employment, provided that such pro rata acceleration shall be conditioned upon the satisfaction of any applicable performance-based vesting conditions to which the Restricted Stock is subject, the satisfaction of which shall be measured at the end of the performance period or as otherwise set forth in the applicable Award Agreements, and (ii) any Restricted Stock that were not exercisable immediately before the termination of employment and do not become vested and nonforfeitable by reason of this Section 8.3 (i.e., unvested Restricted Stock) shall be forfeited as of the date of such termination of employment.

b.    Unless the Committee decides otherwise, if a Participant terminates employment for any reason other than death, Disability, or Retirement, then all Restricted Stock Units which remain subject to restriction immediately before the termination of employment will be forfeited as of the date of such termination of employment. Unless the Committee decides otherwise or as otherwise provided in the applicable Award Agreement, if a Participant terminates employment by reason of his or her death, Disability, or Retirement then (i) any Restricted Stock Units held by such Participant shall vest and become nonforfeitable on a pro rata basis, determined with respect to the number of full months that have elapsed during the applicable vesting period prior to the date of such termination of employment, provided that such pro rata acceleration shall be conditioned upon the satisfaction of any applicable performance-based vesting conditions to which the Restricted Stock Units are subject, the satisfaction of which shall be measured at the end of the performance period or as otherwise set forth in the applicable Award Agreements, and (ii) any Restricted Stock Units that were not exercisable immediately before the termination of employment and do not become vested and nonforfeitable by reason of this Section 8.3 (i.e., unvested Restricted Stock Units) shall be forfeited as of the date of such termination of employment.

4.    Delivery of Restricted Stock. The Company will issue the shares of Restricted Stock within a reasonable period of time after execution of the Award Agreement or in accordance with the vesting requirements of the Restricted Stock Units, as applicable. As long as any restrictions apply to the Restricted Stock, the shares of Restricted Stock shall be held in book entry form in a restricted account.

5.    Rights of a Shareholder. Except as otherwise provided in the Award Agreement, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units.

Section 9—Performance Cash Awards

1.    Performance Cash Awards. The Committee is authorized to grant Performance Cash Awards to Eligible Employees on such terms and conditions as may be selected by the Committee, in accordance with Section 5 and this Section 9. The grant of a Performance Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied

2.    Performance Cash Agreements. When the Committee awards Performance Cash Awards under the Plan, the Committee will prepare (or cause to be prepared) an Award Agreement that specifies the following terms:

a.    the name of the Participant;

b.    the dollar value and/or target opportunity of the Performance Cash Award;

c.    the manner in which the Performance Cash Award will become vested and nonforfeitable; and

d.    the date as of which the Committee awarded the Performance Cash Award.

3.    Vesting. Performance Cash Awards will become vested and nonforfeitable in accordance with the vesting schedule and/or vesting requirements set forth in the applicable Award Agreement, in accordance with Section 5 of the Plan.

4.    Termination of Employment. Unless otherwise specified by the Committee or set forth in a sub-plan or the applicable Award Agreement, if a Participant terminates employment for any reason (including death, Disability or Retirement), then all Performance Cash Awards that are unvested immediately before the termination of employment will be forfeited as of the date of the Participant’s termination of employment.

5.    Waiver of Restrictions. The Committee may elect, in its sole discretion but subject to Section 5, to waive any or all restrictions with respect to a Performance Cash Award.

Section 10—Dividend Equivalents

1.    General. The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional shares of Common Stock, or otherwise reinvested. Notwithstanding the preceding sentence, if Dividend Equivalents are granted with respect to Performance Awards, such Dividend Equivalents shall, as provided in the Award Agreement, either (i) be reinvested in the form of additional shares which shall be subject to the same performance and vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes earned and vested. Dividend Equivalents credited to a Participant’s account with respect to vested Performance Awards shall be distributed to the Participant at the same time as the distribution of cash or shares of Common Stock under the host Award. A Participant shall have no right to Dividend Equivalents accumulated with respect to any Performance Awards that are forfeited, and any such unearned Dividend Equivalents will be reconveyed to the Company without further consideration or any act or action by the Participant. Unless otherwise provided in the applicable Award Agreement, Dividend Equivalents paid on Full Value Awards that are not Performance Awards will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividend Equivalents is no longer subject to a substantial risk of forfeiture.

Section 11—Other Stock-Based Awards

1.    General. The Committee is authorized, subject to limitations under applicable law, to grant to Participants other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Common stock) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Each such Other Stock-Based Award may involve the transfer of actual shares of Common stock to Participants or payment in cash or otherwise of amounts based on the value of the Common Stock, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. If the value of an Other Stock-Based Award will be based on the appreciation of shares of Common Stock from an initial value determined as of the date of grant, then such initial value shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date.

Section 12—Provisions Applicable to all Awards

1.    Limits on Transfer. No right or interest of a Participant in any unexercised, unvested or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Related Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Related Company. No unexercised, unvested or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an ISO to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

2.    Effect of a Change in Control. The provisions of this Section 12.2 shall apply in the case of a Change in Control, unless otherwise provided in the applicable Award Agreement.

a.    Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options and SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 13.13, there shall be prorata payout to Participants within thirty (30) days following the Change in Control (or, if later, the first date that such payment may be made without causing a violation of Code Section 409A) based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the applicable Award Agreement. To the extent that this provision causes ISOs to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be NQSOs.

b.    Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options and SARs shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s outstanding performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be prorata payout to such Participant within thirty (30) days following the date of termination of employment (or, if later, the first date that such payment may be made without causing a violation of Code Section 409A) based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. To the extent that this provision causes ISOs to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be NQSOs.

3.    Acceleration For Any Reason. Regardless of whether an event has occurred as described in Section 12.2 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options and SARs shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or, subject to Section 5 as to Qualified Performance-Based Awards, that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may provide for differing treatment among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 12.3. Notwithstanding anything in the Plan, including this Section 12.3, the Committee may not accelerate the payment of any Award if such acceleration would violate Code Section 409A(a)(3).

4.    Forfeiture Events. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time. In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for Cause, (ii) violation of material Company or Related Company policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Related Company, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

5.    Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Related Company as a result of a merger or consolidation of the former employing entity with the Company or a Related Party or the acquisition by the Company or a Related Party of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

Section 13—Plan Operation

1.    Changes in Capital Structure.

a.    Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per share value of the shares of Common

Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price or Base Price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, the authorization limits under Section 4 shall automatically be adjusted proportionately, and the shares of Common Stock then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

b.    Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 13.1.a), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Common Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Common Stock, as of a specified date associated with the transaction, over the Exercise Price or Base Price of the Award (and, accordingly, that Awards for which the aggregate Exercise Price or Base Price of the Award exceeds the Fair Market Value of the underlying Common Stock as of such date may be cancelled without the payment of any consideration) , (v) that performance goals and performance periods for Performance Awards, including Performance Cash Awards, will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

c.    General. Any discretionary adjustments made pursuant to this Section 13.1 shall be subject to the provisions of Section 13.7. To the extent that any adjustments made pursuant to this Section 13.1 cause Incentive Stock Options to cease to qualify as ISOs, such Options shall be deemed to be NQSOs.

2.    Compliance with Other Laws and Regulations. Distribution of shares of Common Stock under the Plan will be subject to the following:

a.    Notwithstanding any other provision of the Plan, the Company will not be required to issue any shares of Common Stock under the Plan unless such issuance complies with all applicable laws (including, without limitation, the requirements of the 1933 Act) and the applicable requirements of any Exchange or similar entity.

b.    When the Plan provides for issuance of Common Stock, the Company may issue shares of Common Stock on a book entry or noncertificated basis as long as it is not prohibited by applicable law or the applicable rules of an Exchange.

3.    Tax Withholding. The Participant must pay to the Company an amount necessary to cover minimum required income tax and other withholdings before the Company will issue Common Stock or pay cash awards under the Plan. The Participant may satisfy the withholding requirements by any one or combination of the following methods:

a.    cash;

b.    withholding shares of Common Stock which are otherwise issuable as part of the Award; or

c.    withholding cash which is otherwise payable as part of the Award.

4.    Limitation of Implied Rights. The Plan is not a contract of employment. An Eligible Employee selected as a Participant will not have the right to be retained as an employee of the Company or any Related Company and will not have any right or claim under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

5.    Conditions of Participation in the Plan. When the Committee makes an Award, it will require a Participant to enter into an Award Agreement in a form specified by the Committee, agreeing to the terms and conditions of the Award and to such additional terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee may, in its sole discretion, prescribe. If there is a conflict between any provision of an Award Agreement and the Plan, the Plan will control.

6.    Evidence. Anyone required to give evidence under the Plan may give such evidence by certificate, affidavit, document or other information which the person acting on the evidence considers pertinent, reliable and signed, made or presented by the proper party or parties.

7.    Amendment and Termination of the Plan and Agreements.

a.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of shares of Common Stock available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

b.    No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of a Stock Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

c.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

i.    Subject to the terms of the applicable Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of a Stock Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

ii.    The original term of a Stock Option or SAR may not be extended without the prior approval of the shareholders of the Company; and

iii.    Notwithstanding any other provision of the Plan to the contrary (other than the provisions of Section 13.1 relating to adjustments due to certain corporate transactions), (i) the Exercise Price of a Stock Option or Base Price of a SAR may not be reduced subsequent to its date of grant, and (ii) a Stock Option or a SAR may not be repriced subsequent to its date of grant by replacing, regranting or canceling the Stock Option or SAR for cash or another Award (including following the Participant’s voluntary surrender of underwater Stock Options or SARs), without the prior approval of the shareholders of the Company.

8.    Action by Company or Related Company. The board of directors of the Company or any Related Company will take any action required or permitted to be taken by resolution.

9.    Gender and Number; Headings. Words in any gender will include any other gender, words in the singular will include the plural and the plural will include the singular. The headings in this Plan are for convenience of reference. Headings are not a part of the Plan and will not be considered in the construction of the Plan.

10.    Legal References. Any reference in this Plan to a provision of law which is later revised, modified, finalized or redesignated, will automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.

11.    Notices. In order for a Participant or other individual to give notice or other communication to the Committee, the notice or other communication will be in the form specified by the Committee and delivered to the location designated by the Committee in its sole discretion.

12.    Governing Law. The Plan is governed by and will be construed in accordance with the laws of the State of Georgia.

13.    Special Provisions Related to Code Section 409A.

a.    General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

b.    Definitional Restrictions. Notwithstanding anything in the Plan or in any Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Agreement by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service, as applicable.

c.    Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treasury Regulation Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the highest ranking officer in Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

d.    Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

i.    the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”);

ii.    the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

e.    Grants to Employees of Affiliates. Eligible Employees who are service providers to an affiliate may be granted Stock Options or Stock Appreciation Rights under this Plan only if the affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1 (b)(5)(iii)(E) of the final regulations under Code Section 409A.

f.    Design Limits on Stock Options and Stock Appreciation Rights. Notwithstanding anything in this Plan or any Agreement, no Stock Option or Stock Appreciation Right granted under this Plan shall have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Option or Stock Appreciation Right.

g.    Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

Annex B

PROPOSED AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

AGL RESOURCES INC.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

AGL Resources Inc. (the “Company”) originally established the AGL Resources Inc. Employee Stock Purchase Plan (the “Plan”) effective as of January 1, 2002. The Plan was originally adopted by the Board of Directors of the Company on October 30, 2001 with an initial term of four years, expiring on January 31, 2005. At its meeting on December 1, 2004 the Board of Directors of the Company adopted an amendment to the Plan to extend the term of Plan until January 31, 2015. The Plan was restated, effective November 1, 2006, to amend the Offering Periods under the Plan, and restated again, effective October 29, 2007, to change the Plan’s record keeper and custodian. This restatement of the Plan is effective as of February 8, 2011, contingent upon shareholder approval.

ARTICLE 1

PURPOSE

The purpose of this AGL Resources Inc. Employee Stock Purchase Plan is to provide eligible employees of the Company and its Subsidiaries an opportunity to purchase shares of Common Stock of the Company at a discount from market prices through accumulated payroll deductions, thereby encouraging and increasing employee ownership of the Company’s Common Stock.

It is the intention of the Company that the Plan not be subject to the Employee Retirement Income Security Act of 1974, as amended, and that the Plan not qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, or any successor legislation.

ARTICLE 2

DEFINITIONS

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1    Administrative Committee means the committee appointed by the Board to administer the Plan pursuant to Article 9.

2.2    Board means the Board of Directors of the Company.

2.3    Change of Control means that:

(a)    any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in

Rule 13d-3 under the Exchange Act), of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding securities (unless the event causing the 10% threshold to be crossed is an acquisition of securities directly from the Company); or

(b)    the shareholders of the Company approve any merger or other business combination of the Company, sale of 50% or more of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction owns at least 80% of the voting power, directly or indirectly, of (i) the surviving corporation in any such merger or other business combination; (ii) the purchaser of the Company’s assets; (iii) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (iv) the parent company owning 100% of such surviving corporation; purchaser or both the surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

(c)    within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period will be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has entered into an agreement to effect a Change of Control or expressed an intent to cause such a Change of Control).

2.4    Common Stock means the $5.00 par value per share common stock of the Company.

2.5    Company means AGL Resources Inc., a Georgia corporation.

2.6    Custodian means Wells Fargo Shareowner Services, whose principal offices are located at 161 North Exchange South St. Paul, MN 55075-1139, or such other person as the Administrative Committee shall designate from time to time to serve as record keeper and custodian under the Plan.

2.7    Determination Date means the last Trading Day of each Offering Period.

2.8    Eligible Employee means any individual who is a regular full-time employee of the Company or any Subsidiary who regularly works 36 or more hours per week, who has reached the age of 21 and completed 30 days of employment.

2.9    Exchange Act means the Securities Exchange Act of 1934, as amended, or any successor legislation.

2.10    Exercise Date means, with respect to an Offering Period, the first Trading Day following the Determination Date of such Offering Period or as soon as practicable thereafter.

2.11    Exercise Price means, with respect to any Offering Period, eighty-five percent (85%) of the value of a share of the Common Stock, which value shall be determined as the weighted average of the Fair Market Value of the Common Stock, over one or more days in the ten-day period beginning on the Exercise Date of the applicable Offering Period, over which the Administrative Committee purchases shares of the Common Stock for issuance pursuant to the exercise of options under the Plan. The Administrative Committee’s determination of the Exercise

Price in accordance with the foregoing shall be final and binding. Notwithstanding the foregoing, in no case shall the Exercise Price for an Offering Period be less than eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Exercise Date.

2.12    Fair Market Value means, as of any date, the actual purchase price paid for the Common Stock on such date. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrative Committee.

2.13    Former Participant means a Participant whose participation in the Plan has terminated pursuant to the terms of Article 8, and who has not recommenced participation in the Plan.

2.14    Grant Date means the first Trading Day of each Offering Period.

2.15    Offering Period means the four quarterly offerings of the Common Stock each calendar year, as follows:

(a)    the first offering being during the period commencing on March 1 and ending on May 31 of such year;

(b)    the second offering being during the period commencing on June 1 and ending on the August 31 of such year;

(c)    the third offering being during the period commencing on September 1 and ending on the November 30 of such year; and

(d)    the fourth offering being during the period commencing on December 1 of such year and ending on February 28 of the next calendar year.

2.16    Participant means an Eligible Employee who elects to participate in the Plan pursuant to Section 3.2.

2.17    Plan means this AGL Resources Inc. Employee Stock Purchase Plan.

2.18    Plan Account means an account for the benefit of a Participant comprised of two subaccounts. The first subaccount shall be maintained by the Company for the purpose of recording and crediting payroll deductions on behalf of such Participant, and the second subaccount shall be maintained by the Custodian for the purpose of recording and crediting the shares of Common Stock purchased for such Participant.

2.19    Reserves has the meaning given that term in Section 12.1.

2.20    Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act, or any successor provision.

2.21    Subsidiary means any corporation (or other form of business association that is treated as a corporation for tax purposes), domestic or foreign, of which shares (or other ownership interests) having more than fifty percent (50%) of the voting power are owned or controlled, directly or indirectly, by the Company. All Subsidiaries of the Company are designated by the Administrative Committee as eligible to participate in the Plan except those listed on Exhibit A hereto, which may be amended by the Administrative Committee from time to time.

2.22    Trading Day means any day on which the New York Stock Exchange (or any other established stock exchange or national market system the Administrative Committee deems appropriate) is open for trading.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1    Eligibility. All Eligible Employees are eligible to participate in the Plan.

3.2    Enrollment Procedures. An Eligible Employee may elect to participate in the Plan by complying with the Company’s procedures for enrolling in the Plan as established and in effect from time to time, which may include, but are not limited to, completing and filing with the Company or the Custodian an enrollment form authorizing payroll deductions from such employee’s compensation or responding to enrollment procedures set forth in an automated voice response system or Internet site maintained by the Custodian. Enrollment for any Offering Period shall be completed no later than the twenty-fifth (25th) day of the calendar month immediately preceding the Grant Date of such Offering Period.

3.3    Director Participation. Members of the Board who are Eligible Employees may participate in the Plan; provided, however, that (i) any such member of the Board may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan, and (ii) no such member of the Board may be a member of the Administrative Committee.

ARTICLE 4

STOCK SUBJECT TO THE PLAN

Eight Hundred Thousand (800,000) shares of Common Stock shall be available for purchase under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Article 12. Shares of Common Stock subject to options and any other provision of the Plan will consist of shares of Common Stock purchased in the open market. The Board may make available additional shares of Common Stock for purchase under the Plan from time to time. If on a given Exercise Date the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available for purchase, the Company or the Custodian shall make a pro rata allocation of the remaining shares available for purchase in as uniform a manner as shall be practicable and equitable, and the Company shall refund to Participants any accumulated payroll deductions held by the Company on their behalf not used to purchase shares of Common Stock.

ARTICLE 5

PAYROLL DEDUCTIONS

5.1    Elections. At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made for each pay period during the Offering Period. Payroll deductions shall be made in one-dollar ($1.00) increments and in a minimum amount of twenty-five dollars ($25.00) and a maximum amount of nine hundred sixty dollars ($960.00) per pay period. A Participant may make a separate payroll deduction election in one-dollar ($1.00) increments and in a minimum amount of twenty-five dollars ($25.00) with respect to such Participant’s compensation under the Company’s Annual Team Performance Incentive Plan (or a successor to such plan) or under any annual bonus or incentive compensation plan maintained by a Subsidiary. Payroll deductions shall be on an after-tax basis and shall be subject to the following conditions:

(a)    The aggregate payroll deductions for any Participant for all Offering Periods during any calendar year, including any deductions with respect to any annual incentive compensation plan, shall not exceed the sum of twenty-five thousand dollars ($25,000);

(b)    The total amount of payroll deductions during any pay period shall not exceed the total amount of a Participant’s pay for such pay period, net of any other applicable deductions; and

(c)    If a Participant has authorized payroll deductions in an amount equal to or greater than the minimum amount and, due to extraordinary circumstances occurring during any one pay period (e.g., temporary reduction in number of hours worked, change in status of employment to short-term disability, etc.), such Participant’s net pay for such period is insufficient to permit deductions in the authorized amount, such Participant’s total net pay for such pay period shall be deducted and held in accordance with the provisions of Section 5.2.

5.2    Crediting of Contributions. Each Participant’s payroll deductions will be held by the Company in accordance with the provisions of Article 11 pending application to the purchase of shares of Common Stock and crediting of same to such Participant’s Plan Account. A Participant may not make payments or contributions to purchase shares of Common Stock in addition to amounts contributed through payroll deductions. Except for shares of Common Stock credited to a Participant’s Plan Account upon purchase hereunder, a Participant may not transfer or deposit shares of Common Stock to such Participant’s Plan Account. No interest shall be paid on any amounts held by the Company from time to time pending application to the purchase of shares of Common Stock on behalf of a Participant.

5.3    Election Changes. Subject to the provisions of Article 8, a Participant may change the amount of payroll deductions by complying with the Company’s procedures for effecting such changes as established and in effect from time to time, which may include, but are not limited to, completing and filing with the Company or the Custodian a change form authorizing a change in the amount of payroll deductions from such employee’s compensation or responding to payroll deduction change procedures set forth in an automated voice response system or Internet site maintained by the Custodian. Any such change must be received no later than the twenty-fifth (25th) day of the calendar month immediately preceding the next applicable Grant Date and shall become effective for the Offering Period during which such Grant Date occurs.

5.4    Continuation of Elections. So long as a Participant remains an Eligible Employee, payroll deductions will continue in effect from Offering Period to Offering Period unless the Participant elects a different rate of payroll deductions in accordance with the provisions of Section 5.3 or terminates participation in the Plan in accordance with the provisions of Article 8.

ARTICLE 6

OPTION AND PURCHASE OF COMMON STOCK

6.1    Option to Purchase Shares. Subject to the provisions of Section 6.2, on each Grant Date of each Offering Period, each Participant shall be deemed to have been granted an option to purchase on the following Exercise Date a number of whole and fractional shares (computed to three (3) decimal places) of Common Stock equal to the quotient of (i) the balance of funds held by the Company on behalf of such Participant pending application to the purchase of shares of Common Stock as of such Exercise Date, divided by (ii) the Exercise Price.

6.2    Limit for Certain Participants. No Participant shall be granted an option to purchase shares of Common Stock on any Grant Date if such Participant, immediately after the option is granted, owns stock constituting five percent (5%) or more of the Company’s outstanding Common Stock or five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this Section 6.2, the rules of Section 424(d) of the Internal Revenue Code of 1986, as amended (relating to attribution of stock ownership), shall apply in determining the stock ownership of the Participant, and stock that the Participant may purchase under outstanding options shall be treated as stock owned by such Participant.

6.3    Exercise of Options. Unless a Participant terminates participation in the Plan in accordance with the provisions of Article 8, such Participant’s option to purchase shares of Common Stock during an Offering Period will be exercised automatically on the Exercise Date, and the maximum number of full and/or fractional shares (computed to three (3) decimal places) of Common Stock shall be purchased for such Participant at the applicable Exercise Price and credited to such Participant’s Plan Account. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by the Participant.

6.4    Account Statement. As soon as practicable after each Exercise Date, the Company shall deliver or shall cause the Custodian to deliver a statement to the Participant regarding such Participant’s Plan Account, which may include, among other things and to the extent necessary and appropriate: (i) the name and address of the Company and the Participant; (ii) the amount of payroll deductions withheld by the Company on behalf of such Participant; (iii) the Exercise Price and Fair Market Value for the Offering Period corresponding to such Exercise Date; (iv) the date of purchase; (v) the number of full and fractional shares of Common Stock purchased; (vi) the balance of shares of Common Stock in the Participant’s Plan Account; and (vii) current and year-to-date dividend reinvestment information.

ARTICLE 7

RIGHTS AS A SHAREHOLDER

7.1    Crediting and Issuance of Shares. As promptly as practicable after each Exercise Date, a Participant shall be treated as the beneficial owner of the shares of Common Stock purchased for such Participant pursuant to the Plan, and such shares shall be credited to the Plan Account maintained for the benefit of the Participant by the Custodian. A Participant may request that a stock certificate for all or a portion of the whole shares of Common Stock credited to the Participant’s Plan Account be issued. A cash payment shall be made for any fraction of a share of Common Stock in the Plan Account, if necessary to close the Plan Account.

7.2    Ownership of Shares. A Participant shall have all ownership rights with respect to the number of shares of Common Stock credited to the Plan Account, including the right to vote such shares of Common Stock and to receive dividends or other distributions, if any. Any dividends or distributions that may be declared on such shares by the Board will be reinvested (without any discount) by the Custodian in additional shares of Common Stock for the Participant on or promptly following such dividend payment date or distribution date pursuant to the terms of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan (“Resources Direct”). All such shares purchased through reinvestment of dividends or distributions will be credited to the Participant’s Plan Account.

7.3    Sale of Shares. In the event that a Participant elects to sell any shares of Common Stock purchased under the Plan or transfer any such shares to a general brokerage account maintained for the benefit of such Participant, the Participant shall be responsible for the payment of any applicable brokerage fees and associated costs related to such sale or transfer. Within ten (10) business days after receipt of instructions from a Participant, the Custodian will sell at open market through an independent brokerage organization all or any portion of the shares held in the Participant’s Plan Account, but none of the Company, the Board, nor the Administrative Committee shall be liable for any delay in the execution of such request. Each Participant shall bear the risk of stock price fluctuations between the time such Participant places an order to sell and the time the shares of Common Stock are actually sold. As soon after the sale as is practicable, the Custodian will mail (by U.S. first class mail) to the Participant a check representing the proceeds from the sale of the shares, net of brokerage fees and transfer taxes incurred in connection with effecting such sale. The brokerage fees generally are negotiated for each sale and vary upon the number of shares sold.

ARTICLE 8

TERMINATION OF CONTRIBUTIONS OR PARTICIPATION

8.1    Revocation by Participant. A Participant may, at any time and for any reason, voluntarily revoke his or her contributions into the Plan by complying with the Company’s procedures for revoking a payroll deduction election as established and in effect from time to time, which may include, but are not limited to, delivering written notification of revocation to the Company or the Custodian or responding to revocation procedures set forth in an automated voice response system or Internet site maintained by the Custodian. Any such revocation will become effective, and payroll deductions will cease to be made on behalf of such Participant, as soon as practicable following receipt by the Company of notice of revocation. All payroll deductions previously accumulated and held by the Company on behalf of such Participant pending application to purchase shares of Common Stock shall be used to purchase shares of Common Stock on the Exercise Date corresponding to the Offering Period during which such revocation occurs, and the purchased shares shall be allocated to the Participant’s Plan Account. A Participant’s revocation of his election to contribute into the Plan will not have any effect upon the Participant’s eligibility to participate in the Plan during any succeeding Offering Periods commencing after termination of the Offering Period during which the Participant so elects to revoke or in any similar plan which may hereafter be adopted by the Company

8.2    Change in Employment Status. A Participant’s contributions in the Plan will be terminated upon a change in the employment status of a Participant that results in the Participant no longer being an Eligible Employee. In such event, authorized payroll deductions shall cease as of the date of such change of status, and all payroll deductions previously accumulated and held by the Company on behalf of such Participant pending application to purchase shares of Common Stock shall be used to purchase shares of Common Stock on the Exercise Date corresponding to the Offering Period during which such change of status occurs, and the purchased shares shall be allocated to the Participant’s Plan Account.

8.3    Termination of Employment. In the event of a Participant’s termination of employment (for any reason, including death and disability), authorized payroll deductions shall cease as of the date of such termination, and all payroll deductions previously accumulated and held by the Company on behalf of such Participant pending application to purchase shares of Common Stock shall be refunded to the Participant, without interest, as soon as practicable following such termination; however, if such termination occurs without sufficient time to process same prior to the Exercise Date corresponding to the Offering Period during which such termination occurs (generally the twenty-fifth (25th) day of the calendar month immediately preceding the month in which such Exercise Date occurs), all such accumulated payroll deductions will be applied to purchase shares of Common Stock on the Exercise Date corresponding to the Offering Period during which such termination occurs; provided, however, that the Administrative Committee may determine, in the exercise of its sole discretion and on a case-by-case basis, to refund any such accumulated payroll deductions if necessary to avoid financial hardship on the part of such Participant.

8.4    Plan Accounts of Former Participants. The shares of Common Stock credited to a Former Participant’s Plan Account shall remain therein or be withdrawn therefrom as follows:

(a)    If such Former Participant’s contributions into the Plan are terminated due to revocation under Section 8.1 or due to the change in employment status under Section 8.2, then all shares of Common Stock credited to such Former Participant’s Plan Account shall automatically remain therein, subject to the provisions of Article 7 and Section 14.2; and

(b)    If such Former Participant’s participation in the Plan is terminated due to a termination of employment under Section 8.3, all shares of Common Stock credited to such Former Participant’s Plan Account shall automatically be transferred to a shareholder account maintained by the Company’s transfer agent for the benefit of the Former Participant. The Company will not be responsible for the payment of any fees related to the maintenance of such Former Participant’s individual shareholder account with the transfer agent.

ARTICLE 9

ADMINISTRATION

9.1    Administration by Administrative Committee.

(a)    The Plan shall be administered and interpreted by the Administrative Committee. Subject to the express provisions of the Plan, the Administrative Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

(b)    Neither the Administrative Committee nor the Company will be liable for any act performed in good faith or as required by applicable securities law or for any omission to act made in good faith, including without limitation, any claim of liability arising out of failure to terminate a Participant’s Plan Account upon the Participant’s death prior to the receipt of notice in writing of such death.

9.2    Appointment of Administrative Committee. The Board shall appoint the Administrative Committee to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Administrative Committee and shall fill all vacancies thereon. The Administrative Committee shall at all times be composed of at least one member.

9.3    Delegation by Administrative Committee. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Administrative Committee may delegate all or some of its responsibilities and powers to any one or more of its members. In addition, the Administrative Committee may delegate all or some of its responsibilities and powers to any person or persons it selects. The Administrative Committee may revoke any such delegation at any time.

9.4    Rule 16b-3 Limitation. Notwithstanding any provisions of the Plan to the contrary, in the event that Rule 16b-3 provides specific requirements for administrators of plans such as the Plan, the Plan shall only be administered by such body and in such manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not a “Non-Employee Director” or to the Administrative Committee or any other committee of the Board that is not composed of “Non-Employee Directors”, as such term is defined in Rule 16b-3. Persons who are “affiliates” of the Company (as defined under the Exchange Act) may not acquire or dispose of any shares of Company Stock without prior notification to the Company.

ARTICLE 10

TRANSFERABILITY

Neither payroll deductions withheld by the Company on behalf of a Participant pending application to the purchase of shares of Common Stock nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by such Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be of no force and effect.

ARTICLE 11

APPLICATION OF FUNDS

All payroll deductions of a Participant withheld by the Company under the Plan may be commingled with the general funds and assets of the Company and used by the Company for any corporate purpose, and the Company shall not be obligated to segregate any such payroll deductions.

ARTICLE 12

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

12.1    The number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock that have been made available for purchase under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, reorganization, recapitalization, rights offering or any other similar event. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

12.2    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Determination Date (the “New Determination Date”) and a new Exercise Date (the “New Exercise Date”) and shall terminate prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Administrative Committee in its sole discretion. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrative Committee shall notify each Participant in writing, at least ten (10) Trading Days prior to the New Exercise Date, (i) that the Determination Date and the Exercise Date for the Participant’s option have been changed to the New Determination Date and the New Exercise Date, respectively, and (ii) that the Participant’s option shall be exercised automatically on the New Exercise Date unless the Participant has terminated participation in the Plan prior to such date and accumulated payroll deductions withheld by the Company on behalf of such Participant have been returned to such Participant in accordance with the provisions of Article 8.

12.3    In the event of a Change of Control of the Company, the Administrative Committee may take such action as it deems necessary including, without limitation, (i) providing that each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) setting a New Exercise Date and a New Determination Date for the Offering Period then in progress, terminating such Offering Period on such New Exercise Date and terminating the Plan on or at any time after such New Exercise Date, or (iii) making provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, in the event of such consolidation or merger. In the event the Administrative Committee elects to set a New Exercise Date and a New Determination Date in accordance with clause (ii) of the preceding sentence, the New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrative Committee shall notify each Participant in writing, at least ten (10) Trading Days prior to the New Exercise Date, (i) that the Determination Date and the Exercise Date for the Participant’s option have been changed to the New Determination Date and the New Exercise Date, respectively, and (ii) that the Participant’s option shall be exercised automatically on the New Exercise Date unless the Participant has terminated participation in the Plan prior to such date and accumulated payroll deductions withheld by the Company on behalf of such Participant have been returned to such Participant in accordance with the provisions of Article 8.

ARTICLE 13

AMENDMENT OR TERMINATION

The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Article 13, no such termination or amendment shall affect options previously granted or adversely affect the rights of any Participant with respect thereto. Without regard to whether any Participant’s rights may be considered to have been “adversely affected”, the Board may amend the Plan prospectively, among other things, to change the Offering Period, the Grant Date or the Exercise Date, to increase the Exercise Price or limit the frequency and/or number of changes in the amount of payroll deductions withheld during an Offering Period, to change the provisions regarding liability of the Company for payment of any costs, expenses or fees incurred in connection with the administration and maintenance of the Plan, to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Common Stock for each Participant properly correspond with payroll deductions withheld from such Participant’s compensation, and to establish such other limitations or procedures as the Board determines in its sole discretion to be necessary or advisable and which are consistent with the Plan. In addition, to the extent necessary to comply with any tax or securities law or regulation, the Company shall obtain shareholder approval in such manner and to such degree as so required.

ARTICLE 14

MISCELLANEOUS

14.1    Effective Date and Term of Plan.

The Plan became effective as of January 1, 2002, and the original term of the plan was to expire on January 31, 2005. Prior to the expiration of the Plan, the Board authorized, subject to approval by the Company’s shareholders, an amendment to the Plan to extend it term until January 31, 2015, which amendment was approved by the Company’s shareholders on April 27, 2005. Accordingly, the Plan shall continue in effect until January 31, 2015, unless earlier terminated in accordance with the provisions of Article 13.

14.2    Costs.

The costs, expenses and fees incurred in connection with the purchase of shares of Common Stock under the Plan, the general administration of the Plan and the maintenance of the Plan Accounts with the Custodian will be paid by the Company. Any brokerage fees and associated costs related to a sale by a Participant of shares of Common Stock or a transfer of shares of Common Stock to an individual registered shareholder account maintained by the Company’s transfer agent or a general brokerage account for the benefit of such Participant, and any other fees and expenses under the Plan shall be paid by such Participant.

14.3    Taxes.

At the time an option to purchase shares of Common Stock is exercised, a Participant must make adequate provision for the Company’s federal, state or other tax withholding obligations which arise upon the exercise of the option. At any time, the Company may withhold from a Participant’s compensation or other amounts payable to such Participant the amount necessary for the Company to meet applicable withholding obligations (regardless of whether such person at the time continues to participate or be eligible to participate in the Plan, and regardless of whether or not such person at the time continues to be employed by the Company or any Subsidiary) the amount necessary for the Company to meet applicable withholding obligations.

14.4    Effect on Employment.

Participation in the Plan will not impose any obligation upon the Company or any Subsidiary to continue the employment of a Participant for any specific period of time and will not affect the right of the Company or any Subsidiary to terminate a Participant’s employment at any time, with or without cause. Any income a Participant may realize as a result of participation in the Plan shall not be considered as a part of such Participant’s compensation for the calculation of any other pay, allowance, pension or other benefit unless otherwise required under other benefit plans provided by the Company or its Subsidiaries or required by law or contractual obligation of the Company or its Subsidiaries.

14.5    Compliance with Law.

(a)    Notwithstanding any other provision of the Plan, options to purchase shares of Common Stock under the Plan shall not be exercisable or exercised, and shares of Common Stock shall not be issued with respect to any such option, unless the exercise of such option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

(b)    Without limiting the generality of the foregoing, the terms and conditions of all options granted under the Plan to, and the purchase of all shares of Common Stock by, any Participant subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. The Plan and any options thereunder shall be deemed to contain, and the shares issued upon exercise of such options shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to transactions under the Plan.

14.6    Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for receipt thereof. All notices and other communications to any Participant required hereunder shall be made to the address maintained on the Company’s payroll records.

14.7    Governing Law.

The Plan and any rules and relations relating to the Plan will be governed by, and construed in accordance with, the laws of the State of Georgia without giving effect to principles of conflicts of laws, and applicable Federal law. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, or any successor legislation.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed by its duly authorized officer, this 8th day of February, 2011.

AGL RESOURCES INC.
By:	/s/ Melanie M. Platt
Melanie M. Platt
Senior Vice President

EXHIBIT A

Excluded Subsidiaries

NONE (All Subsidiaries of the Company are participating as of January 1, 2002)

Ten Peachtree Place, N.E., Atlanta, Georgia 30309, aglresources.com

AGL RESOURCES INC. MYRA C. BIERRIA 10 PEACHTREE PLACE, LOCATION 1466 ATLANTA, GA 30309

Your telephone or Internet vote authorizes the proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by Phone or Internet, please do not mail your Proxy Card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time April 28, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time April 28, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                                                                                                                              M31655-P08507                                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — —  —  —  — — —  —  —  — — — —  —  — —  —  —  —  —  — —  —  — —  —  —  —  —  —  —  — — —  — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AGL RESOURCES INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR on Items 1-5 and for 1 YEAR on Item 6.			☐	☐	☐
Vote on Directors
1.	Election of Directors
Nominees:
	01) Sandra N. Bane 02) Thomas D. Bell, Jr. 03) Arthur E. Johnson 04) Dean R. O’Hare	05) James A. Rubright 06) John W. Somerhalder II 07) Bettina M. Whyte	For	Against	Abstain			For	Against	Abstain
Vote on Proposals
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.		☐	☐	☐	5. The approval of a non-binding resolution to approve the compensation of our named executive officers.		☐	☐	☐

						The Board of Directors recommends you vote for 1 year on the following proposal:	1Year	2Years	3Years	Abstain
3.	The adoption of an amendment and restatement of our 2007 Omnibus Performance Incentive Plan.		☐	☐	☐	6. The approval of a non-binding resolution to determine the frequency (annual, biennial or triennial) of the advisory vote on executive compensation.	☐	☐	☐	☐

4.	The adoption of an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan.		☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

					☐		THIS PROXY,WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1-5 AND FOR 1 YEAR ON PROPOSAL 6.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)		Date

Please present this admission ticket and valid picture identification for admission to the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report/10-K Wrap are available at www.proxyvote.com.

Please detach here

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

M31656-P08507

AGL Resources Inc. ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 3, 2011 10:00 a.m. Eastern Time 10 Peachtree Place Atlanta, Georgia 30309

Revocable Proxy - Common Stock

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Merrill Lynch Bank & Trust Co., FSB, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the “RSP Plan”), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that have been allocated to the account of the undersigned under the RSP Plan, at the 2011 Annual Meeting of Shareholders of the Company, to be held on Tuesday, May 3, 2011, and at any and all adjournments thereof, as indicated on the reverse side of this card.

Under the terms of the RSP Plan, only the Trustee of the plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement and the 2010 Annual Report to Shareholders is hereby acknowledged.

When properly executed, this proxy card will be voted as directed. If no voting instructions are specified, this proxy card will be voted “FOR” proposals 1-5 and for a vote of “1 YEAR” on proposal 6.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Your telephone or Internet vote authorizes the proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) See reverse for voting instructions.

AGL RESOURCES INC. MYRA C. BIERRIA 10 PEACHTREE PLACE, LOCATION 1466 ATLANTA, GA 30309

Your telephone or Internet vote authorizes the proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by Phone or Internet, please do not mail your Proxy Card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 2, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 2, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                                                                                                                              M31657-P08507                                   KEEP THIS PORTION FOR YOUR RECORDS

— — — — —  —  —  — — —  —  —  — — — —  —  — —  —  —  —  —  — —  —  — —  —  —  —  —  —  —  — — —  — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AGL RESOURCES INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR on Items 1-5 and for 1 YEAR on Item 6.			☐	☐	☐

Vote on Directors
1.	Election of Directors
Nominees:
	01) Sandra N. Bane 02) Thomas D. Bell, Jr. 03) Arthur E. Johnson 04) Dean R. O’Hare	05) James A. Rubright 06) John W. Somerhalder II 07) Bettina M. Whyte	For	Against	Abstain			For	Against	Abstain
Vote on Proposals
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.		☐	☐	☐	5. The approval of a non-binding resolution to approve the compensation of our named executive officers.		☐	☐	☐
3.	The adoption of an amendment and restatement of our 2007 Omnibus Performance Incentive Plan.		☐	☐	☐	The Board of Directors recommends you vote for 1 year on the following proposal:	1Year	2Years	3Years	Abstain
						6. The approval of a non-binding resolution to determine the frequency (annual, biennial or triennial) of the advisory vote on executive compensation.	☐	☐	☐	☐

4.

The adoption of an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan.

For address changes and/or comments, please check this box and write them on the back where indicated.

			☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.				☐		THIS PROXY,WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1-5 AND FOR 1 YEAR ON PROPOSAL 6.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)		Date

Please present this admission ticket and valid picture identification for admission to the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report/10-K Wrap are available at www.proxyvote.com.

Please detach here

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

M31658-P08507

AGL Resources Inc. ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 3, 2011 10:00 a.m. Eastern Time 10 Peachtree Place Atlanta, Georgia 30309

Revocable Proxy - Common Stock

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John W. Somerhalder II, Paul R. Shlanta and Andrew W. Evans, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that the undersigned is entitled to vote at the 2011 Annual Meeting of Shareholders of the Company, to be held on Tuesday, May 3, 2011, and at any and all adjournments thereof, as indicated on the reverse side of this card.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement and the 2010 Annual Report to Shareholders is hereby acknowledged.

When properly executed, this proxy card will be voted as directed. If no voting instructions are specified, this proxy card will be voted “FOR” proposals 1-5 and for a vote of “1 YEAR” on proposal 6.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Your telephone or Internet vote authorizes the proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) See reverse for voting instructions.